                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No: 333-70246

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2001
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 16, 2001)

                           $737,158,000 (APPROXIMATE)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                               JPMORGAN CHASE BANK
                                    CIBC INC.
                              MORTGAGE LOAN SELLERS
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CIBC3
                                ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2001-CIBC3 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 126 mortgage loans secured by first liens on 138 commercial and multifamily properties and are generally the sole source of payments on the certificates. The Series 2001-CIBC3 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                                ----------------

                                    INITIAL          PASS-           ASSUMED
                 INITIAL CLASS       PASS-          THROUGH           FINAL                              RATED FINAL
                  CERTIFICATE       THROUGH          RATE          DISTRIBUTION         RATINGS         DISTRIBUTION
                  BALANCE (1)         RATE        DESCRIPTION        DATE (6)       (S&P/FITCH) (8)         DATE
-----------------------------------------------------------------------------------------------------------------------
Class A-1 .....  $ 51,429,000               %       Fixed        June 15, 2006          AAA/AAA      November 15, 2035
Class A-2 .....  $175,139,000               %       Fixed      December 15, 2010        AAA/AAA      November 15, 2035
Class A-3 .....  $435,428,000               %       Fixed      December 15, 2011        AAA/AAA      November 15, 2035
Class A-3F.....  $ 25,000,000   LIBOR plus  %   Variable (2)   December 15, 2011        AAA/AAA      November 15, 2035
Class B .......  $ 37,076,000               %       Fixed      December 15, 2011         AA/AA       November 15, 2035
Class C .......  $ 13,086,000               %       Fixed      December 15, 2011        AA-/AA-      November 15, 2035

----------
(Footnotes to table on page S-6)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interest in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND SALOMON SMITH BARNEY INC., WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER AND AS CO-LEAD MANAGER WITH CIBC WORLD MARKETS CORP. FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND THE EUROCLEAR SYSTEM IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT DECEMBER 21, 2001. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS, EXCEPT WITH RESPECT TO THE CLASS A-3F CERTIFICATES, ACCRUED INTEREST FROM DECEMBER 1, 2001, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                                CIBC WORLD MARKETS CORP.
MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY

December   , 2001

                   J.P> MORGAN CHASE COMMERCIAL MORTGAGE CORP.
        Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

[GRAPHIC OMITTED - Map of Continental United States Indicating Mortgaged Properties by State]

                                                              Percentage
                                Number of        Aggregate       of
                                Mortgaged      Cut-Off Date    Initial
          State                 Properties        Balance    Pool Balance
          -----                 ----------        -------    ------------
          Ohio                4 properties     $143,769,948      16.5%
          New York           10 properties       74,236,628       8.5
          California         16 properties       73,514,721       8.4
          Illinois            4 properties       60,946,933       7.0
          Maryland           13 properties       60,077,642       6.9
          Texas              14 properties       53,475,382       6.1
          Arizona             4 properties       35,079,188       4.0
          Indiana             2 properties       34,804,425       4.0
          Florida             8 properties       32,418,796       3.7
          Massachusetts       2 properties       30,182,206       3.5
          Delaware            3 properties       28,878,130       3.3
          Virginia            6 properties       27,833,187       3.2
          North Carolina      3 properties       22,613,279       2.6
          Connecticut         3 properties       20,490,498       2.3
          Kentucky            5 properties       20,016,269       2.3
          Georgia             8 properties       16,581,095       1.9
          Utah                1 property         16,250,000       1.9
          Wisconsin           2 properties       15,987,518       1.8
          New Jersey          3 properties       15,403,828       1.8
          Pennsylvania        5 properties       14,360,030       1.6
          Minnesota           2 properties       13,613,254       1.6
          Tennessee           3 properties       11,565,703       1.3
          Louisiana           2 properties       10,601,037       1.2
          Michigan            3 properties        8,916,080       1.0
          Alabama             3 properties        6,970,490       0.8
          Missouri            1 property          6,575,534       0.8
          Washington          2 properties        6,535,335       0.7
          Mississippi         2 properties        6,689,203       0.4
          Iowa                1 property          3,461,332       0.4
          Oregon              1 property          2,200,000       0.2
          Nevada              2 properties        2,180,866       0.2
          South Carolina      1 property          1,898,547       0.2
          Colorado            1 property          1,840,121       0.2
          Oklahoma            1 property          1,298,458       0.1

[GRAPHIC OMITTED - two interior photographs of Franklin Park Mall, Toledo Ohio, exterior and interior photographs of Kings Plaza, Brooklyn, New York, and exterior photographs of Olentangy Commons, Columbus, Ohio, Washington Business Park, Lanham, Maryland, Marriott - Keystone, Indianapolis, Indiana, Desert Palms, Phoenix, Arizona, Affinity Group Portfolio (various locations), 640 N. LaSalle Street, Chicago, Illinois, Saddlebrook Farm, Round Lake Park, Illinois and Bulfinch Triangle, Boston, Massachusetts.]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2001-CIBC3 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2001-CIBC3 certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2001-CIBC3 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-25 of this prospectus supplement, which describe risks that apply to the Series 2001-CIBC3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-151 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 109 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
SUMMARY OF CERTIFICATES .........................   S-6
SUMMARY OF TERMS ................................   S-7
RISK FACTORS ....................................   S-25
      Geographic Concentration Entails
         Risks ..................................   S-25
      Risk to the Financial Markets
         Relating to Recent Terrorist
         Attacks. ...............................   S-25
      Risks to the Mortgaged Properties
         Relating to Recent Terrorist
         Attacks. ...............................   S-25
      Risks Relating to Loan
         Concentrations .........................   S-26
      Risks Relating to Enforceability of
         Cross-Collateralization ................   S-27
      Ability to Incur Other Borrowings
         Entails Risk ...........................   S-28
      Borrower May Be Unable to Repay
         Remaining Principal Balance on
         Maturity Date or Anticipated
         Repayment Date .........................   S-29
      Commercial and Multifamily
         Lending is Dependent upon Net
         Operating Income .......................   S-29
      Tenant Concentration Entails Risk .........   S-31
      Certain Additional Risks Relating to
         Tenants ................................   S-31
      Mortgaged Properties Leased to
         Multiple Tenants Also Have Risks .......   S-31
      Tenant Bankruptcy Entails Risks ...........   S-32
      Mortgage Loans Are Nonrecourse
         and Are Not Insured or
         Guaranteed .............................   S-32
      Retail Properties Have Special Risks ......   S-32
      Office Properties Have Special Risks.......   S-33
      Industrial Properties Have Special
         Risks ..................................   S-33
      Multifamily Properties Have Special
         Risks ..................................   S-34
      Hotel Properties Have Special Risks .......   S-34
      Risks Relating to Affiliation with a
         Franchise or Hotel Management
         Company ................................   S-35
      Lack of Skillful Property
         Management Entails Risks ...............   S-36
      Some Mortgaged Properties
         May Not Be Readily Convertible to
         Alternative Uses .......................   S-36
      Mortgage Loans Secured by
         Leasehold Interests May Expose
         Investors to Greater Risks of
         Default and Loss .......................   S-36
      Limitations of Appraisals .................   S-37

                                                    PAGE
                                                    ----
      Your Lack of Control Over the Trust
         Fund Can Create Risks ..................   S-37
      You Will Not Have Any Control Over
         the Servicing of the Kings Plaza
         Loan ...................................   S-37
      Potential Conflicts of Interest ...........   S-37
      Directing Certificateholder
         May Direct Special Servicer
         Actions ................................   S-38
      Bankruptcy Proceedings Entail
         Certain Risks ..........................   S-38
      Risks Relating to Prepayments and
         Repurchases ............................   S-39
      Risks Relating to Enforceability of
         Yield Maintenance Charges or
         Defeasance Provisions ..................   S-40
      Risks Relating to Borrower Default ........   S-41
      Risks Relating to Interest on
         Advances and Special Servicing
         Compensation ...........................   S-41
      Risks of Limited Liquidity and
         Market Value ...........................   S-42
      Different Timing of Mortgage Loan
         Amortization Poses Certain Risks .......   S-42
      Subordination of Subordinate
         Offered Certificates ...................   S-42
      Sensitivity to LIBOR Creates Special
         Considerations for Investors in the
         Class A-3F Certificates ................   S-42
      The Swap Contract .........................   S-42
      Environmental Risks Relating to the
         Mortgaged Properties ...................   S-43
      Tax Considerations Relating to
         Foreclosure ............................   S-44
      Risks Associated with One Action
         Rules ..................................   S-45
      Property Insurance ........................   S-45
      Zoning Compliance and Use
         Restrictions ...........................   S-45
      Risks Relating to Costs of
         Compliance with Applicable Laws
         and Regulations ........................   S-46
      No Reunderwriting of the Mortgage
         Loans ..................................   S-46
      Litigation ................................   S-46
      Book-Entry Registration ...................   S-46
      Risks of Inspections Relating to
         Properties .............................   S-47
      Other Risks ...............................   S-47
DESCRIPTION OF THE MORTGAGE
 POOL ...........................................   S-48
      General ...................................   S-48

                                               PAGE
                                               ----
      Significant Mortgage Loans ............. S-49
      The Franklin Park Mall Loan ............ S-50
      The Kings Plaza Loan ................... S-53
      The Olentangy Commons
         Apartments Loan ..................... S-56
      The Washington Business Park Loan....... S-57
      The Marriott-Keystone at River
         Crossing Loan ....................... S-59
      The 640 North LaSalle Street Loan ...... S-60
      The Saddlebrook Farms Loan ............. S-61
      The Desert Palms Loan .................. S-62
      The Affinity Group Portfolio Loans ..... S-64
      The Bulfinch Triangle Loan ............. S-66
      ARD Loans .............................. S-67
      Certain Terms and Conditions of the
         Mortgage Loans ...................... S-68
      Additional Mortgage Loan
         Information ......................... S-72
      The Mortgage Loan Sellers .............. S-79
      JPMorgan Chase ......................... S-79
      CIBC ................................... S-80
      Underwriting Guidelines and
         Processes ........................... S-80
      Representations and Warranties;
         Repurchases and Substitutions ....... S-82
      Lock Box Accounts ...................... S-85
DESCRIPTION OF THE CERTIFICATES .............. S-87
      General ................................ S-87
      Book-Entry Registration and
         Definitive Certificates ............. S-88
      Distributions .......................... S-91
      Allocation of Yield Maintenance
         Charges ............................. S-101
      Assumed Final Distribution Date;
         Rated Final Distribution Date ....... S-102
      Subordination; Allocation of
         Collateral Support Deficit .......... S-103
      Advances ............................... S-105
      Appraisal Reductions ................... S-106
      Reports to Certificateholders;
         Certain Available Information ....... S-108
      Voting Rights .......................... S-112
      Termination; Retirement of
         Certificates ........................ S-112
      The Trustee, Certificate Registrar
         and Authenticating Agent ............ S-113

                                               PAGE
                                               ----
SERVICING OF THE MORTGAGE LOANS .............. S-115
      General ................................ S-115
      Directing Certificateholder ............ S-117
      Limitation on Liability of Directing
         Certificateholder ................... S-118
      The Master Servicer .................... S-119
      The Special Servicer ................... S-119
      Replacement of the Special Servicer..... S-119
      Servicing and Other Compensation
         and Payment of Expenses ............. S-119
      Servicing of the Kings Plaza Loan ...... S-122
      Maintenance of Insurance ............... S-123
      Modifications, Waiver and
         Amendments .......................... S-124
      Realization Upon Defaulted
         Mortgage Loans ...................... S-125
      Inspections; Collection of Operating
         Information ......................... S-127
      Certain Matters Regarding the
         Master Servicer, the Special
         Servicer and the Depositor .......... S-128
      Events of Default ...................... S-129
      Rights Upon Event of Default ........... S-130
      Amendment .............................. S-131
DESCRIPTION OF THE SWAP
 CONTRACT .................................... S-133
      General ................................ S-133
      Distributions from the Floating Rate
         Account ............................. S-133
      The Swap Contract ...................... S-134
      Termination Fees ....................... S-135
      The Swap Counterparty .................. S-135
YIELD AND MATURITY
 CONSIDERATIONS .............................. S-136
      Yield Considerations ................... S-136
      Weighted Average Life .................. S-138
      Yield Sensitivity of the Offered
         Certificates ........................ S-142
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES ................................ S-143
METHOD OF DISTRIBUTION ....................... S-146
LEGAL MATTERS ................................ S-147
RATINGS ...................................... S-147
LEGAL INVESTMENT ............................. S-147
ERISA CONSIDERATIONS ......................... S-148
INDEX OF PRINCIPAL DEFINITIONS ............... S-151

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES ANNEX B--KINGS PLAZA LOAN (LOAN NO. 2) AMORTIZATION SCHEDULE
ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX D--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                   INITIAL CLASS
                    CERTIFICATE
                    BALANCE OR      APPROXIMATE   PASS-THROUGH      ASSUMED FINAL
                     NOTIONAL          CREDIT         RATE           DISTRIBUTION
     CLASS          AMOUNT (1)      SUPPORT (5)    DESCRIPTION         DATE (6)
-----------------------------------------------------------------------------------
    Offered
  Certificates
       A-1         $51,429,000         21.250%       Fixed         June 15, 2006
       A-2         $175,139,000        21.250%       Fixed       December 15, 2010
       A-3         $435,428,000        21.250%       Fixed       December 15, 2011
      A-3F         $25,000,000         21.250%   Variable (2)    December 15, 2011
        B          $37,076,000         17.000%       Fixed       December 15, 2011
        C          $13,086,000         15.500%       Fixed       December 15, 2011

  Non-Offered
  Certificates
       X-1                 (3)          N/A      Variable (3)           N/A
       X-2                 (3)          N/A      Variable (3)           N/A
        D          $23,990,000         12.750%       Fixed              N/A
        E          $ 9,815,000         11.625%       Fixed              N/A
        F          $27,261,000          8.500%   Variable (4)           N/A
        G          $10,905,000          7.250%   Variable (4)           N/A
        H          $17,448,000          5.250%       Fixed              N/A
        J          $ 6,543,000          4.500%       Fixed              N/A
        K          $ 6,542,000          3.750%       Fixed              N/A
        L          $ 7,634,000          2.875%       Fixed              N/A
        M          $ 4,362,000          2.375%       Fixed              N/A
        N          $ 4,361,000          1.875%       Fixed              N/A
       NR          $16,357,458          N/A          Fixed              N/A

                     INITIAL       WEIGHTED
                   PASS-THROUGH     AVERAGE        EXPECTED         PRINCIPAL OR
                       RATE          LIFE          RATINGS       NOTIONAL PRINCIPAL
     CLASS          (APPROX.)     (YRS.) (7)   (S&P/FITCH) (8)       WINDOW (7)
-----------------------------------------------------------------------------------
    Offered
  Certificates
       A-1                       2.50              AAA/AAA          1/02 - 6/06
       A-2                       6.50              AAA/AAA         6/06 - 12/10
       A-3                       9.65              AAA/AAA         12/10 - 12/11
      A-3F       LIBOR plus  %   9.65              AAA/AAA         12/10 - 12/11
        B                        9.98               AA/AA          12/11 - 12/11
        C                        9.98              AA-/AA-         12/11 - 12/11

  Non-Offered
  Certificates
       X-1             %             N/A           AAA/AAA              N/A
       X-2             %             N/A           AAA/AAA              N/A
        D              %             N/A             A/A                N/A
        E              %             N/A            A-/A-               N/A
        F              %             N/A           BBB/BBB              N/A
        G              %             N/A          BBB-/BBB-             N/A
        H              %             N/A           BB+/BB+              N/A
        J              %             N/A            BB/BB               N/A
        K              %             N/A           BB-/BB-              N/A
        L              %             N/A            B+/B+               N/A
        M              %             N/A             B/B                N/A
        N              %             N/A            B-/B-               N/A
       NR              %             N/A            NR/NR               N/A


----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The initial LIBOR rate will be determined 2 London banking days before the closing date. The initial LIBOR rate will be the linear interpolation of both the one-month and two-month LIBOR rates, based upon an initial interest accrual period of 26 days. Under certain circumstances described in this prospectus supplement, the interest rate may convert from a
      LIBOR-based rate to a fixed rate of   % for the entire amount of the
      Class A-3F certificates. See "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.

(3) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all the other class of certificates. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components,
      initially,   % and   %, respectively. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(4) The pass-through rate applicable to the Class F certificates on each distribution date will in each case be equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus   % per annum. The pass-through rate applicable to
      the Class G Certificates on each distribution date will in each case be equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(5) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-3F certificates are represented in the aggregate.

(6) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is November 2035. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(7) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(8) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. The ratings of the Class A-3F Certificates only reflect the receipt of interest at a fixed
      rate not to exceed   % per annum.

     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation (successor by merger to The Chase
                               Manhattan Bank and Morgan Guaranty Trust Company
                               New York) which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.
                               The depositor's address is 270 Park Avenue, New
                               York, New York 10017, and its telephone number is
                               (212) 834-9280. See "The Depositor" in the prospectus.

Mortgage Loan Sellers.......   JPMorgan Chase Bank, a New York banking
                               corporation and CIBC Inc., a Delaware
                               corporation. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc., is an affiliate of CIBC World Markets Corp., one of the underwriters. See "Description of the Mortgage
                               Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                                AGGREGATE
                                 NUMBER OF      PRINCIPAL     % OF INITIAL
                                  MORTGAGE     BALANCE OF         POOL
             SELLER                LOANS     MORTGAGE LOANS     BALANCE
------------------------------- ----------- ---------------- -------------
  JPMorgan Chase Bank .........      76       $494,654,697        56.7%
  CIBC Inc. ...................      50        377,721,762        43.3
                                     --       ------------       -----
  Total .......................     126       $872,376,459       100.0%
                                    ===       ============       =====

Master Servicer.............   First Union National Bank, a national banking
                               association. The master servicer's principal address is 8739 Research Drive, URP4, Charlotte,
                               North Carolina 28262. See "Servicing of the
                               Mortgage Loans--The Master Servicer" in this prospectus supplement.

Special Servicer............   First Union National Bank, a national banking
                               association. The special servicer's address is 8739 Research Drive, URP4, Charlotte, North
                               Carolina 28262. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See
                               "Servicing of the Mortgage Loans--The Special
                               Servicer" in this prospectus supplement.

Trustee.....................   Wells Fargo Bank Minnesota, N.A., a national
                               banking association with its principal offices located in

                               Minneapolis, Minnesota. The corporate trust office of the trustee is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Wells Fargo Bank Minnesota, N.A. will also act as the certificate registrar and authenticating agent. See "Description of the Certificates--The Trustee, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date................   December 10, 2001.

Closing Date................   On or about December 21, 2001.

Distribution Date...........   The 15th day of each month or, if such 15th day
                               is not a business day, on the next succeeding business day, beginning in January 2002.

Interest Accrual Period.....   Interest will accrue on the offered
                               certificates (except for the Class A-3F
                               certificates) during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days. Interest will accrue on the Class A-3F certificates during the period from (and including) the 16th day of each month
                               (or the closing date, in the case of the first such period) and ending on and including the 15th day of the next succeeding month and will be calculated on the basis of the actual number of days elapsed during such period and a 360-day year.

Due Period..................   For any mortgage loan and any distribution
                               date, the period commencing on the day
                               immediately following the due date for such mortgage loan in the month preceding the month in which the related distribution date occurs and ending on the due date for such mortgage loan in the month in which the related distribution date occurs.

Determination Date..........   For any distribution date, the fourth business
                               day prior to the related distribution date.

                               OFFERED SECURITIES

General.....................   We are offering the following six classes of
                               commercial mortgage pass-through certificates as part of Series 2001-CIBC3:

                               o   Class A-1

                               o   Class A-2

                               o   Class A-3

                               o   Class A-3F

                               o   Class B

                               o   Class C

                               Series 2001-CIBC3 will consist of a total of 21 classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class X-1, Class X-2, Class R and Class LR.

                               On the closing date, the Class A-3F regular interest will also be issued by the trust fund as an uncertificated regular interest in the upper-tier REMIC. The Class A-3F regular interest is not offered hereby. The depositor will transfer the Class A-3F regular interest and the swap contract to the trustee in exchange for the Class A-3F certificates. The Class A-3F certificates will represent all of the beneficial ownership interest in the portion of the trust fund that consists of the Class A-3F regular interest, the floating rate account and the swap contract.

                               The Series 2001-CIBC3 certificates will
                               collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 126 mortgage loans secured by first liens on 138 commercial and multifamily properties.

Certificate Balances........   Your certificates will have the approximate
                               aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                               10%:

                               Class A-1 ..........   $ 51,429,000
                               Class A-2 ..........   $175,139,000
                               Class A-3 ..........   $435,428,000
                               Class A-3F .........   $ 25,000,000
                               Class B ............   $ 37,076,000
                               Class C ............   $ 13,086,000

                               The certificate balance of the Class A-3F certificates corresponds to the certificate balance of the Class A-3F regular interest.

PASS-THROUGH RATES

A. Offered Certificates
   (Other Than Class
   A-3F Certificates) ......   Your certificates will accrue interest at an
                               annual rate called a pass-through rate which is set forth below for each class other than the Class A-3F certificates:

                               Class A-1 .........     %
                               Class A-2 .........     %
                               Class A-3 .........     %
                               Class B ...........     %
                               Class C ...........     %

B.  Class
    A-3F Certificates ......   The Class A-3F certificates will accrue interest
                               at an annual pass-through rate equal to LIBOR
                               plus      %. The initial LIBOR rate will be
                               determined 2 London banking days before the closing date. The initial LIBOR rate will be the linear interpolation of both the one-month and two-month LIBOR rates, based upon an initial interest accrual period of 26 days. Under certain circumstances described in this prospectus supplement, the interest rate may convert from a LIBOR-based rate to a fixed rate. See
                               "Description of the Swap Contract--The Swap
                               Contract" in this prospectus supplement.

                               With respect to the Class A-3F certificates, in the case of a default of the swap counterparty under the swap contract, and until such default is cured or the swap counterparty is replaced, the Class A-3F certificates will accrue interest at the fixed pass-through rate of the Class A-3F
                               regular interest, which is      % per annum, to
                               the extent of available funds. In the case that there are insufficient funds in the floating rate account to pay the swap counterparty and the related class of certificates, the amount of interest payable on the Class A-3F certificates will be reduced in proportion to the amount of the interest shortfall on the Class A-3F regular interest. The ratings by the rating agencies of the Class A-3F certificates only reflects the receipt of interest up to the fixed interest rate on the related Class A-3F regular interest. See "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.


C.  Interest Rate
    Calculation Convention     Interest on your certificates (except for the
                               Class A-3F certificates) and the Class A-3F regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. Interest for the Class A-3F certificates will be calculated on the basis of the actual number of days elapsed during the related accrual period and a 360-day year, or an "actual/360" basis. For purposes of calculating the pass-through rates on the Class X and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. 125 of the mortgage loans, representing approximately
                               99.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest based on an actual/360 basis, and 1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest on a 30/360-basis. The interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions
                               --Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates
                               --Distributions--Pass-Through Rates" and
                               "Description of the Certificates--Distributions
                               --Interest Distribution Amount" in this
                               prospectus supplement.


Swap Contract...............   The trust fund will have the benefit of an
                               interest rate swap agreement relating to the Class A-3F certificates, from JPMorgan Chase
                               Bank, the swap counterparty. The swap contract will have an initial notional amount equal to the initial certificate balance of the Class A-3F certificates, which will be $25,000,000. JPMorgan
                               Chase Bank has a long-term unsecured debt rating of "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
                               "AA" by Fitch, Inc. JPMorgan Chase Bank, a mortgage loan seller, is an affiliate of the depositor and one of the underwriters.

                               The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3F certificates. The swap contract will have a termination date of December 15, 2014 (the date occurring 3 years following the assumed final distribution date of the Class A-3F certificates as described in this prospectus supplement). Under the swap contract, the swap counterparty will generally be required to pay to the trust fund on the business day prior to each distribution date the product of (i) the notional amount of the swap contract and (ii)
                               LIBOR plus      % (based on the actual number of
                               days elapsed over 360). See "Description of the Swap Contract" and "Risk Factors--The Swap Contract" in this prospectus supplement.

DISTRIBUTIONS

A.  Amount and Order
    of Distributions .......   On each distribution date, funds available for
                               distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 certificates and Class A-3F regular interest: To interest on Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 certificates and Class A-3F regular interest, pro rata, in accordance with their interest entitlements.

                               Second/Class A-1, Class A-2 and Class A-3 certificates and Class A-3F regular interest: To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in that order and then to the Class A-3 certificates and Class A-3F regular interest, pro rata, until reduced to zero. If the certificate balance of each class of certificates other than Class A-1, Class A-2 and Class A-3 certificates and Class A-3F regular interest has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest, pro rata, rather than sequentially.

                               Third/Class A-1, Class A-2 and Class A-3 certificates and Class A-3F regular interest:
                               After the certificate balance of each class of certificates other than Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest has been reduced to zero, to reimburse Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                               Fourth/Class B certificates: To Class B
                               certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                               Fifth/Class C certificates: To Class C
                               certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                               Sixth/Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

                               On each distribution date, the available funds relating to the Class A-3F regular interest will be applied to make distributions to the holders of the Class A-3F certificates in the manner described under "Description of the Swap Contract" in this prospectus supplement. Any distributions in reduction of the principal balance of the Class A-3F certificates will be made in an amount equal to the amount of principal allocated to the Class A-3F regular interest. See "Description of the Certificates-- Distributions" in this prospectus supplement.

B.  Interest and Principal
    Entitlements............   A description of each class's interest
                               entitlement can be found in "Description of the Certificates--Distributions--
                               Interest Distribution Amount" in this prospectus supplement.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                               Certificates--Distributions--Principal
                               Distribution Amount" in this prospectus
                               supplement.


C.  Yield Maintenance
    Charges ................   Yield maintenance charges with respect to the
                               mortgage loans will be allocated to the
                               certificates as described in "Description of the Certificates--Allocation of Yield Maintenance
                               Charges" in this prospectus supplement.

                               For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Prepayment Provisions" in this prospectus supplement.


D. General..................   The chart below describes the manner in which
                               the payment rights of certain classes (or in the case of the Class A-3F certificates, the Class
                               A-3F regular interest) will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest
                               (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-1 and
                               Class X-2 certificates and Class A-3F regular interest). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2001-CIBC3 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                               X-2 certificates and, therefore, the amount of interest they accrue.

                               -------------------------------------------
                               Class A-1, Class A-2, Class A-3, Class A-3F
                                            regular interest,
                                        Class X-1* and Class X-2*
                               -------------------------------------------
                                                    |
                               -------------------------------------------
                                                 Class B
                               -------------------------------------------
                                                    |
                               -------------------------------------------
                                                 Class C
                               -------------------------------------------
                                                    |
                               -------------------------------------------
                                                private
                                             certificates**
                               -------------------------------------------

                               * The Class X-1 and Class X-2 certificates are interest-only certificates.

                               ** Other than the Class X-1, Class X-2, Class R and Class LR certificates.

                               No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                               Any allocation of a loss to a class of
                               certificates will reduce the certificate balance of that class.

                               See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in
   Available Funds...........  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation, which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; shortfalls resulting from involuntary prepayments; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, shortfalls in the available funds with respect to the Class A-3F regular interest will result in shortfalls being experienced by the Class A-3F certificates. See "Description of the Certificates--Distributions--
                               Priority" in this prospectus supplement.

ADVANCES

A.  P&I Advances............   The master servicer is required to advance
                               delinquent periodic mortgage loan payments if it determines that the advance will be recoverable.
                               The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The master servicer also is not required to advance amounts deemed non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make such advance.
                               See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

                               Advances for one mortgage loan, known as the Kings Plaza Loan, will be made primarily by either the servicer or the trustee under a separate securitization transaction relating to the companion notes for the Kings Plaza Loan. Advances on the Kings Plaza Loan will be made by the master servicer only upon the failure of either the servicer or the trustee under the separate securitization to make such advances. See "Servicing of the Mortgage Loans-- Servicing of the Kings Plaza Loan" in this prospectus supplement.

B. Property Protection
   Advances..................  The master servicer or the special servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer, the special servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.....   The master servicer, the special servicer and
                               the trustee, as applicable, will be entitled to interest on these advances (including any advances made as a result of the failure of the servicer and trustee of the Kings Plaza Loan to make necessary advances on the Kings Plaza Loan), at the "Prime Rate" as published in The Wall
                               Street Journal as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer, the special servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--Advances" and "--Subordination;
                               Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies" and "Description of the Pooling
                               Agreements--Certificate Account" in the
                               prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool...........   The trust's primary assets will be 126 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 138 commercial and multifamily properties.

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in December 2001 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

   Aggregate principal balance (1) ................................... $872,376,459
   Number of mortgage loans .......................................... 126
   Number of mortgaged properties .................................... 138
   Range of mortgage loan principal balances ......................... $385,000 to $89,727,681
   Average mortgage loan principal balance ........................... $ 6,923,623

   Range of mortgage rates ........................................... 6.7000% to 8.4600%
   Weighted average mortgage rate .................................... 7.3403%

   Range of original terms to maturity (2) ........................... 59 months to 240 months
   Weighted average original term to maturity (2) .................... 117 months
   Range of remaining terms to maturity (2) .......................... 53 months to 239 months
   Weighted average remaining term to maturity (2) ................... 114 months

   Range of original amortization terms .............................. 180 months to 360 months
   Weighted average original amortization term ....................... 339 months
   Range of remaining amortization terms ............................. 170 months to 360 months
   Weighted average remaining amortization term ...................... 336 months

   Range of loan-to-value ratios ..................................... 36.2% to 80.0%
   Weighted average loan-to-value ratio .............................. 68.3%
   Range of loan-to-value ratios as of the maturity date (2) ......... 0.0% to 75.4%
   Weighted average loan-to-value ratio as of the maturity date (2) ...57.6%

   Range of debt service coverage ratios ............................. 1.20x to 2.19x
   Weighted average debt service coverage ratio ...................... 1.42x

   Percentage of initial pool balance consisting of:
    Anticipated repayment dates mortgage loans ....................... 48.9%
    Balloon mortgage loans (3) ....................................... 40.7%
    Partial Interest-only mortgage loans ............................. 7.0%
    Fully amortizing mortgage loans .................................. 3.4%

   ------------
    (1)   Subject to a permitted variance of plus or minus 10%.

    (2) In the case of 36 mortgage loans, as of the anticipated repayment date.

    (3) Excludes the mortgage loans with an anticipated repayment date and the mortgage loans which pay interest-only for a portion of their term.

                               The mortgage loans accrue interest based on the following conventions:

                            INTEREST ACCRUAL BASIS

                                             AGGREGATE
                            NUMBER OF        PRINCIPAL
                             MORTGAGE       BALANCE OF       % OF INITIAL
 INTEREST ACCRUAL BASIS       LOANS       MORTGAGE LOANS     POOL BALANCE
 ----------------------       -----       --------------     ------------
  Actual/360 ...........       125         $867,666,103          99.5%
  30/360 ...............         1            4,710,356           0.5
                               ---         ------------         -----
  Total ................       126         $872,376,459         100.0%
                               ===         ============         =====

                          See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                          36 mortgage loans, representing approximately 53.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization term of these mortgage loans is not prepaid on their anticipated repayment dates.

                          See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                               AGGREGATE
                                NUMBER OF      PRINCIPAL
                                 MORTGAGE     BALANCE OF     % OF INITIAL
     PREPAYMENT PROTECTION        LOANS     MORTGAGE LOANS   POOL BALANCE
     ---------------------        -----     --------------   ------------
  Lockout with defeasance.....     125       $864,382,965        99.1%
  Lockout period followed
  by yield maintenance .......       1          7,993,494         0.9
                                   ---       ------------       -----
  Total ......................     126       $872,376,459       100.0%
                                   ===       ============       =====

                               Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                               All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity date or anticipated repayment date. For 118 of the mortgage loans, representing approximately 96.0% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months or less prior to the stated maturity date or anticipated repayment date. For 1 of the mortgage loans, representing approximately 0.2% of the pool of mortgage loans as of the cut-off date, this period is approximately 12 months prior to the stated maturity date. For 2 of the mortgage loans, representing approximately 0.3% of the pool of mortgage loans as of the cut-off date, this period is approximately 24 months prior to the stated maturity date. For 3 of the mortgage loans, representing in the aggregate approximately 1.2% of the pool of mortgage loans as of the cut-off date, this period is approximately 36 months prior to the stated maturity date.

                               See "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information,"
                               "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
                               Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                   CURRENT USES OF THE MORTGAGED PROPERTIES

                                                  AGGREGATE
                                   NUMBER OF      PRINCIPAL
                                   MORTGAGED     BALANCE OF     % OF INITIAL
           CURRENT USE            PROPERTIES   MORTGAGE LOANS   POOL BALANCE
           -----------            ----------   --------------   ------------
  Retail .......................       28       $289,468,050        33.2%
  Office .......................       32        207,596,274        23.8
  Multifamily ..................       36        168,510,008        19.3
  Industrial ...................       25        114,510,044        13.1
  Manufactured Housing .........        8         37,338,464         4.3
  Hotel ........................        1         31,611,722         3.6
  Storage ......................        4          9,242,651         1.1
  Mixed Use ....................        3          9,144,537         1.0
  Nursing Home .................        1          4,954,709         0.6
                                       --       ------------       -----
  Total ........................      138       $872,376,459       100.0%
                                      ===       ============       =====

                               The mortgaged properties are located in 32 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

                          GEOGRAPHIC DISTRIBUTION (1)

                                              AGGREGATE
                             NUMBER OF        PRINCIPAL
                             MORTGAGED       BALANCE OF       % OF INITIAL
          STATE             PROPERTIES     MORTGAGE LOANS     POOL BALANCE
          -----             ----------     --------------     ------------
  Ohio .................          4         $143,769,948          16.5%
  New York .............         10           74,236,628           8.5
  California ...........         16           73,514,721           8.4
  Illinois .............          4           60,946,933           7.0
  Maryland .............         13           60,077,642           6.9
  Texas ................         14           53,475,382           6.1
  Other States .........         77          406,355,206          46.6
                                 --         ------------         -----
  Total ................        138         $872,376,459         100.0%
                                ===         ============         =====

                               ------------
                               (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

                       ADDITIONAL ASPECTS OF CERTIFICATES


Denominations...............   The offered certificates will be offered in
                               minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
Settlement..................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                               You may hold your offered certificates through:
                               (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "--Description of the
                               Certificates--Book-Entry Registration and
                               Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
Certificateholders..........   On each distribution date, the trustee will
                               prepare and make available to each
                               certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                               Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

Deal Information/Analytics...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                                o  Bloomberg, L.P.

                                o  the trustee's website at
                                   www.ctslink.com/cmbs

                               In addition, certain information may be
                               available via the master servicer's website at www.firstunion.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination........   On any distribution date on which the aggregate
                               principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                               See "--Description of the Certificates--
                               Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status..................   An election will be made to treat a portion of
                               the trust (exclusive of interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest and exclusive of the Class
                               A-3F regular interest, the swap contract and the floating rate account) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. The portion of the trust representing Class A-3F regular interest, the swap contract and the floating rate account will also be treated as a grantor trust for tax purposes. In the opinion of counsel, the portions of the trust referred to in the prior two sentences will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                               o Each class of offered certificates (except the Class A-3F certificates), the Class A-3F regular interest and the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class X-1 and Class X-2 certificates will represent "regular interests" in the upper-tier REMIC.

                               o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                               o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                               o One or more classes of offered certificates may be issued with original issue discount.

                               o The Class A-3F certificates will represent interests in a grantor trust with respect to the Class A-3F regular interest, the swap contract and the floating rate account.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations........   Subject to important considerations described
                               under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In addition, fiduciaries of plans contemplating purchase of the Class A-3F certificates should review the additional requirements for purchase of the Class A-3F certificates.

Legal Investment............   The offered certificates will not constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                               See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Standard & Poor's Ratings
                               Services, a division of The McGraw-Hill
                               Companies, Inc. and Fitch, Inc.:

                           S&P     FITCH
                          -----   ------
  Class A-1 ...........   AAA     AAA
  Class A-2 ...........   AAA     AAA
  Class A-3 ...........   AAA     AAA
  Class A-3F ..........   AAA     AAA
  Class B .............   AA      AA
  Class C .............   AA-     AA-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings assigned to the Class A-3F certificates do not represent any assessment as to whether the floating rate on such certificates will convert to a fixed rate and only reflects the receipt of interest up to the interest rate on the related Class A-3F regular interest (which is a fixed rate of interest). In addition, the ratings assigned to the Class A-3F certificates do not address the likelihood of the timely receipt of a fixed rate of interest after the occurrence of a swap default if DTC is not given sufficient advance notice of such change in the payment terms. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basics upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Ohio, New York, California, Illinois, Maryland, and Texas represent approximately 16.5%, 8.5%, 8.4%, 7.0%, 6.9%, and 6.1%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISK TO THE FINANCIAL MARKETS RELATING TO RECENT TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, Washington, D.C. and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on the financial markets is not yet known but could include, among other things, increased volatility in the prices of securities, including the certificates. According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth. These disruptions and uncertainties could materially adversely affect the ability of investors to resell their certificates.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties, such as the Franklin Park Mall securing the Franklin Park Mall Loan, representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, or the Kings Plaza Mall securing Note A2 of the Kings Plaza Loan representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, or other mortgage loans secured by tall buildings, and such higher premiums could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States, and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas such as Las Vegas, Nevada and Orlando, Florida which could reduce the ability of such mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

     o The 3 largest mortgage loans represent, in the aggregate, approximately 20.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans or groups of cross-collateralized and cross-defaulted mortgage loans represent, in the aggregate, approximately 41.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents less than 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                                   AGGREGATE
                          NUMBER OF MORTGAGE     CUT-OFF DATE     % OF INITIAL
     PROPERTY TYPE            PROPERTIES            BALANCE       POOL BALANCE
----------------------   --------------------   --------------   -------------
 Retail ..............            28            $289,468,050          33.2%
 Office ..............            32            $207,596,274          23.8%
 Multifamily .........            36            $168,510,008          19.3%
 Industrial ..........            25            $114,510,044          13.1%

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     See "Description of the Mortgage Pool--Affiliated Borrower Concentrations" in this prospectus supplement.

     o 6 groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represent more than 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 11 mortgage loans that are cross-collateralized and cross-defaulted represent, in the aggregate, approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o 3 mortgage loans, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. The borrowers with respect to 32 of the mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A to this prospectus supplement, 3 groups comprised of 11 mortgage loans representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by the borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain permitted existing or future debt, which may in some instances be secured by the mortgaged property. Generally this secured debt would be subject to a subordination and standstill agreement with the applicable mortgage loan seller, the trust and the third party lender. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing a specific percentage or control limitation. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to the mortgage loans.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    The prevailing general and regional economic conditions.

     118 of the mortgage loans, representing approximately 96.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 3 mortgage loans, representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only for the first 12 or 24 months of their terms. 79 of these mortgage loans, representing approximately 35.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and 36 mortgage loans, representing approximately 53.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have a substantial balance outstanding at their anticipated repayment dates. 92 of the mortgage loans, representing approximately 73.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2011.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 19 mortgage loans, representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     One of the tenants at the Kings Plaza Mall, Loews Cineplex Entertainment Corporation, representing approximately 4.3% of the retail space of the Kings Plaza Mall, is currently in bankruptcy. Loews has not yet affirmed or rejected its lease.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 28 of the mortgage loans representing approximately 33.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 21 of the mortgage loans, representing approximately 30.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" and 7 of the mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the mortgaged properties securing the Franklin Park Mall loan and Kings Plaza Mall loan (representing approximately 10.3% and 5.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. The theater tenant in the Kings Plaza Mall, Loews Cineplex Entertainment Corporation, is presently in bankruptcy and has not yet affirmed or rejected its lease. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 31 of the mortgage loans representing approximately 28.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 19 of the mortgage loans representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 34 of the mortgage loans representing approximately 19.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 1 mortgage loan representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel and tourism patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, consumer preferences, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tend to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, the recent terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. In particular, tourism and discretionary travel may be particularly sensitive to such changes and hotels that depend primarily on such customers may be especially affected. See "--Risks to the Mortgaged Properties Relating to Recent Terrorist Attacks" in this prospectus supplement.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from one another. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the mortgaged properties are held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     The hotel property securing 1 mortgage loan, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     1 of the mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a lien on the related borrower's leasehold interest in all or a portion of the related real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

     2 of the mortgage loans, representing approximately 16.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by a mortgage encumbering both a borrower's leasehold interest in the related mortgaged property subject to a ground lease and the fee interest of the owner of all or a part of the mortgaged property. Each such loan is treated as having a fee mortgage in this prospectus supplement. The execution of a mortgage encumbering its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. If a court concluded that the granting of such a mortgage was an avoidable fraudulent conveyance, the court may take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage encumbering the fee interest of the owner/landlord.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE KINGS PLAZA LOAN

     The mortgage loan secured by Kings Plaza Mall consists of three notes secured by that property. One of the notes for the Kings Plaza Loan will be an asset of the trust and the other two notes are owned by another entity. The note to be included in this trust will be serviced by a servicer controlled by that other entity. As a result, you will have less control over the servicing of this note than you would if this note were being serviced by the master servicer and the special server under the pooling and servicing agreement for these certificates. See "Servicing of the Mortgage Loans--Servicing of the Kings Plaza Loan" in this prospectus supplement.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2001- CIBC3 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds Series 2001- CIBC3 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2001- CIBC3 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     In addition, the swap counterparty is a mortgage loan seller.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be, except with respect to 6 mortgage loans representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 12 months to 36 months prior to the stated maturity date or after the anticipated repayment date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances (including any advances made as a result of the failure of the servicer and trustee under the separate securitization that includes Note A1 and Note B of the Kings Plaza Loan to make required advances on the Kings Plaza Loan) at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-3F certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

SENSITIVITY TO LIBOR CREATES SPECIAL CONSIDERATIONS FOR INVESTORS IN THE CLASS A-3F CERTIFICATES

     The yield to investors in the Class A-3F certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3F certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3F certificates.

THE SWAP CONTRACT

     The trust fund will have the benefit of a swap contract related to the Class A-3F certificates from the swap counterparty, whose long-term unsecured debt ratings are currently rated "AA" by Fitch, Inc., and "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Because interest accrues on the mortgage loans at a fixed rate of interest, the ability of the holders of the Class A-3F certificates to obtain the payment of interest at its respective pass-through rate will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contract--The Swap Counterparty" in this prospectus supplement. There can be no assurance, however, that the swap counterparty will maintain such rating or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract. None of the swap counterparty, the trustee or any other party will be required to replace the swap or the swap counterparty in the event the ratings of the swap counterparty are downgraded or qualified. Any such qualification or downgrade could adversely affect the value of the Class A-3F certificates.

     Following a payment default under or a termination of the swap contract, the interest distribution amount for the Class A-3F certificates will be equal to the fixed interest distribution for the Class A-3F regular interest, and the Class A-3F certificates will accrue interest on the same basis and in the same manner as the Class A-3F regular interest. Any such conversion to a fixed rate might result in a temporary delay of the holders of the Class A-3F certificates in receiving payment of the fixed interest distribution if DTC is not provided with sufficient notice of the resulting change in payment terms to the Class A-3F certificates. In addition, if the funds allocated to payment of the fixed interest distribution of the Class A-3F regular interest are insufficient to make any required payments to the swap counterparty and to make full distributions of the related interest distribution amount to the Class A-3F certificates, the trustee will be required to make required payments to the swap counterparty prior to making distributions on the Class A-3F certificates and holders of the Class A-3F certificates will experience a shortfall. Also, the swap counterparty will have the right to terminate the swap contract if the trust fund does not make a required payment to such swap counterparty or if the pooling and servicing agreement is amended in a manner that would have a negative effect on such swap counterparty without the consent of such swap counterparty.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) have the protection of a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In this respect, in connection with one mortgage loan, the Kings Plaza Loan (Loan No. 2), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related originator received a Phase I environmental site assessment report dated May 4, 2000 for the related mortgaged property, prepared by a licensed environmental engineer of IVI Environmental, Inc.

     The report identified environmental impairment located on three of the related mortgaged properties. Specifically, chemicals were found in the soil and groundwater, including volatile organic compounds and semi-volatile organic compounds, more specifically, petroleum hydrocarbons and phthalates.

     The accessible soil impact has been remediated to the satisfaction of the New York State Department of Environmental Conservation by the removal of in excess of 700 tons of soil. A plan has been proposed and approved by New York State Department of Environmental Conservation for the remediation of the residual impact to groundwater, and is being implemented by IVI Environmental, Inc. The time frame for completion is approximately two years at a total cost of approximately $1,034,641. On the origination date, the related mortgagors deposited $3,500,000 into a fund to cover the costs of remediation of the related mortgaged property. The related mortgagors also purchased a clean-up cost-cap insurance policy from an affiliate of American International Group, Inc. in the amount of $2,000,000 to protect against any unforeseen remediation cost overruns. The related mortgagors have also purchased a pollution and legal liability select insurance policy from an affiliate of American International Group, Inc. to cover unknown contamination on the mortgaged property with a coverage amount of $10,000,000 and a $500,000 deductible. To cover the deductible, the related mortgagors also deposited $500,000 into a reserve fund on the origination date.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 8.4%, 6.1%, 3.7% and 1.2% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas, Florida and Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the recent terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In order to offset this risk, casualty insurance associations have proposed a terrorism reinsurance pool that would be backed by the federal government. According to such proposal, insurers would establish a fund to cover losses from acts of terrorism and the federal government would provide additional money if amounts in the fund were insufficient. However, these proposals have been met with skepticism by legislators and others and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered. In the event that such casualty losses are not covered by standard casualty insurance policies, the mortgage loan documents may not specifically require borrowers to obtain this form of coverage.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. For purposes of calculating Cut-off Date LTV, Balloon LTV and UW DSCR in this Prospectus Supplement, the loan amount that is used for the Kings Plaza Mall loan is the aggregate of the principal balances of Note A2 (which is included in this trust) and Note A1 (which is included in the 2001-KP Securitization). The trust will consist primarily of 126 mortgage loans secured by 138 commercial and multifamily mortgaged properties with an aggregate principal balance of approximately $872,376,459 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial and multifamily mortgaged properties;

          (2) with respect to 2 mortgage loans (as identified on Annex A to this Prospectus Supplement), representing approximately 16.0% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a portion of the commercial property; or

          (3) with respect to 1 mortgage loan (as identified on Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 21, 2001 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase") and CIBC Inc. ("CIBC") (collectively, the "Mortgage Loan Sellers") pursuant to two mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. Notwithstanding the foregoing, with respect to the Kings Plaza Loan (as defined herein), the trustee for the 2001-KP Securitization (as defined herein) will hold the original documents related to the Kings Plaza Loan for the benefit of the trust and the trust fund for the 2001-KP Securitization, other than the related note that is an asset of the trust, which will be held by the Trustee. The trustee for the 2001-KP Securitization will be responsible for reviewing the Kings Plaza mortgage loan documents and will provide a copy of such report to the Master Servicer, the Trustee and the Depositor. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between September 1999 and December 2001.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     2 mortgage loans (identified as Loan Nos. 26 and 28 on Annex A to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance, are subsidized under certain federal housing assistance payment programs, including Section 8 of the United States Housing Act of 1937, as amended ("Section 8"). Under certain of these programs, a property must satisfy certain requirements to qualify for inclusion. The related borrower has contracted to set aside a specific number of units for low income tenants, who must meet certain income requirements. The borrower under each of those mortgage loans may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, mortgage loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as Loan No. 72 on Annex A to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance, the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine debt. This mezzanine debt has an outstanding principal amount of approximately $150,000. The holder of the mezzanine debt has the right to a portion of the net proceeds of and/or appreciation by the related mortgaged property. Upon a default under this mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the borrower. This transfer of ownership would not violate the "due on sale" clause under the mortgage loan pursuant to a recognition agreement between the mezzanine lender and the mortgagee.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

SIGNIFICANT MORTGAGE LOANS

     The following tables and summaries describe the significant mortgage loans by Cut-off Date Principal Balance.

                                          CUT-OFF DATE   % OF POOL      UW
             PROPERTY NAME                  BALANCE       BALANCE      DSCR          LTV            PROPERTY TYPE
--------------------------------------- --------------- ----------- ----------   ----------   -------------------------
Franklin Park Mall .................... $ 89,727,681        10.3%       1.63x        57.1%    Regional Mall
King's Plaza ..........................   49,921,364         5.7        2.16         41.8     Regional Mall
Olentangy Commons Apartments ..........   42,400,000         4.9        1.32         79.1     Multifamily
Washington Business Park Portfolio.....   40,000,000         4.6        1.26         74.3     Office/Industrial Flex
Marriott-Keystone at River
 Crossing .............................   31,611,722         3.6        1.35         65.9     Full Service Hotel
640 North LaSalle Street ..............   25,000,000         2.9        1.56         69.4     CBD Office
Saddlebrook Farm ......................   23,779,509         2.7        1.24         76.0     Manufactured Housing
Desert Palms ..........................   21,400,000         2.5        1.29         79.3     Anchored Retail
Affinity Group, Inc. Portfolio ........   21,360,000         2.4        1.32         67.1     Office/Industrial/Retail
                                        ------------       -----        ----         ----     -------------------------
Bulfinch Triangle .....................   17,182,206         2.0        1.29         71.6     Office
Significant Loans Total/Weighted
 Average .............................. $362,382,482        41.5%       1.52x        71.6%
                                        ------------       -----        ----         ----
Deal Total/Weighted Average ........... $872,376,459       100.0%       1.42x        68.3%

THE FRANKLIN PARK MALL LOAN

               LOAN INFORMATION                            PROPERTY INFORMATION
----------------------------------------------- -------------------------------------------
Cut-off Date Balance            $89,727,681     Property Type             Regional Mall
% of Initial Pool Balance             10.3%     Location                     Toledo, OH
Origination Date              July 12, 2001     Square Footage                  512,397
Maturity/ARD Date           August 10, 2011     Year Built/Renovated          1971/2001
Mortgage Rate                       6.8440%     Appraised Value            $157,100,000
Annual Debt Service              $7,072,475     Occupancy                         99.0%
UW DSCR                               1.63x     Occupancy Date         October 31, 2001
Cut-off Date LTV                      57.1%     UW NOI                      $12,013,241
Balloon LTV                           49.7%     UW NCF                      $11,504,235

     The Loan. The Franklin Park Mall Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering a regional shopping mall located in Toledo, Ohio (the "Franklin Park Mall Property"). The Franklin Park Mall Loan was made to Franklin Park Mall, L.P., a special purpose, bankruptcy remote limited partnership (the "Franklin Park Mall Borrower"). The Franklin Park Mall is jointly owned by The Rouse Company and Rodamco North America, N.V. The Rouse Company is one of the largest publicly held real estate companies in the U.S., owning and/or operating 47 regional malls and 14 community centers. Rodamco North America, N.V. is a large mall owner with interests in 35 regional malls across the United States.

     The Franklin Park Mall Loan has a remaining amortization term of 356 months and matures on April 10, 2014. The Franklin Park Mall Loan is an ARD loan with an Anticipated Repayment Date of August 10, 2011. The Franklin Park Mall Loan may not be prepaid prior to May 10, 2011, but it may be prepaid, in whole but not in part, without payment of a Yield Maintenance Charge until the ARD. After the ARD, it may be prepaid, in whole or in part, without payment of a Yield Maintenance Charge. The Franklin Park Mall Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Closing Date.

     The Property. The Franklin Park Mall Property is a one-story, enclosed regional shopping mall constructed in 1971 and renovated in 2001. Anchor stores include: Dillard's (192,182 square feet), Marshall Field's (186,621 square feet), Jacobson's (110,718 square feet), and JC Penney (265,378 square feet). Dillard's is the only anchor tenant occupying space in the Franklin Park Mall Property that is included in the collateral; the remaining anchor tenants own their respective land and improvements. The Franklin Park Mall Property's in-line space, with 320,979 square feet, contains approximately 130 stores including: The Gap (12,724 square feet) with reported sales per square foot of $500 for the trailing 12 months ended September, 2001; Abercrombie and Fitch (11,105 square feet) with reported sales per square foot of $612 for the trailing 12 months ended September, 2001; Express (8,983 square feet) with reported sales per square foot of $459 for the trailing 12 months ended September, 2001; Lerner New York (8,241 square feet) with reported sales per square foot of $352 for the trailing 12 months ended September, 2001; Eddie Bauer (7,160 square feet) with reported sales per square foot of $391 for the trailing 12 months ended September, 2001; Banana Republic (7,133 square feet) with reported sales per square foot of $435 for the trailing 12 months ended September, 2001; and J. Crew (6,825 square feet) with reported sales per square foot of $292 for the trailing 12 months ended September, 2001. The average reported sales per square foot for the in-line space has consistently exceeded $420 since 1998. A portion of the parking lot is ground leased by the Franklin Park Mall Borrower. The average historical occupancy percentage for the in-line space was 100%, 97.0%, and 92.9% in 1998, 1999, and 2000, respectively. Occupancy as of October 31, 2001 was approximately 99.0%.

HISTORICAL OCCUPANCY AND SALES PER SQUARE FOOT

     The occupancy and sales history for in-line space at the Franklin Park Mall Property is as follows:

                               SALES PER
  YEAR      OCCUPANCY(1)     SQUARE FOOT(2)
--------   --------------   ---------------
  2001           99.0%          $  439(3)
  2000           92.9%          $  436
  1999           97.0%          $  418
  1998          100.0%          $  432
  1997           98.7%          $  401

----------
(1) Average occupancy as reported in the appraisal. 2001 occupancy is reported as of October, 2001.

(2)   Sales are for comparable tenants under 15,000 square feet.

(3) 2001 sales are trailing twelve months for the period ending September, 2001.

     Property Management. The Franklin Park Mall Property is managed by an affiliate of The Rouse Company, which, through its numerous affiliates, operates more than 250 properties encompassing office, retail, research and development and industrial space in 22 states.

 Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE%
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   ------------
2001 ....................        9,682            1.9%           9,682            1.9%
2002 ....................       22,145            4.3           31,827            6.2%
2003 ....................       50,430            9.8           82,257           16.1%
2004 ....................       24,675            4.8          106,932           20.9%
2005 ....................       13,032            2.5          119,964           23.4%
2006 ....................       49,151            9.6          169,115           33.0%
2007 ....................       26,747            5.2          195,862           38.2%
2008 ....................       30,803            6.0          226,665           44.2%
2009 ....................       10,742            2.1          237,407           46.3%
2010 ....................       55,220           10.8          292,627           57.1%
2011 ....................       15,434            3.0          308,061           60.1%
Thereafter ..............      199,007           38.8          507,068           99.0%
Current Vacancy .........        5,329            1.0          512,397          100.0%
                               -------          -----
Total ...................      512,397          100.0%
                               =======          =====

     Lockbox and Reserves. All rents payable by the tenants of the Franklin Park Mall Property are paid directly into a lockbox account. Following an Event of Default or if the DSCR falls below 1.15x (based on a loan constant of 9.0% and trailing 12 months of operations), funds in the lockbox account are allocated monthly to fund a tax and insurance account, monthly debt service and a recurring replacement reserve account. The Franklin Park Mall Borrower is required to make cash reserves deposits monthly for real estate taxes and annually for replacement reserves in the amount of $99,500 throughout the loan term.

THE KINGS PLAZA LOAN

                LOAN INFORMATION                               PROPERTY INFORMATION
------------------------------------------------   ---------------------------------------------
Cut-off Date Balance            $49,921,364        Property Type               Regional Mall
% of Initial Pool Balance              5.7%        Location                     Brooklyn, NY
Origination Date               May 31, 2001        Square Footage                    748,051
Maturity/ARD Date             June 10, 2011        Year Built/Renovated            1970/2000
Mortgage Rate                       7.4620%        Appraised Value              $335,000,000
Annual Debt Service             $19,219,288        Occupancy                           98.6%
UW DSCR                               2.16x        Occupancy Date           October 10, 2001
Cut-off Date LTV                      41.8%        UW NOI                        $27,141,884
Balloon LTV                           31.8%        UW NCF                        $26,203,607

     The Loan. The Kings Plaza Loan was originated by JPMorgan Chase Bank, a wholly-owned subsidiary of JPMorgan Chase and is secured by a first mortgage encumbering a regional shopping mall located in Brooklyn, New York (the "Kings Plaza Property"). The Kings Plaza Loan was made to Alexander's King Plaza, LLC, Kings Parking, LLC and Alexander's of Kings, LLC, each of which is a special purpose, bankruptcy remote limited liability company (collectively, the "Kings Plaza Borrower"). The Kings Plaza Borrower is owned by Alexander's, Inc.

     The mortgage loan secured by the Kings Plaza Mall consists of three notes:
Note A1, Note A2 and Note B. Note A2, with a principal amount as of the cut-off date of $49,921,364 will be an asset of the trust and is listed on Annex A as Loan No. 2 (the "Kings Plaza Pooled Note"). Note A1 and Note B (the "Other Kings Plaza Notes"), with an aggregate principal amount of $171,909,604 as of the Cut-off Date, will not be part of the trust. The Other Kings Plaza Notes and the Kings Plaza Pooled Note are collectively referred to as the (the "Kings Plaza Loan"). The Kings Plaza Loan is secured by a single mortgage on the Kings Plaza Property. So long as there is no event of default under the Kings Plaza Loan, payments of principal will be allocated to Note A1 and Note A2, pro rata, until the principal balance of such notes have been reduced to zero, and thereafter, to Note B. An intercreditor agreement between the holders of the Other Kings Plaza Notes and the holder of the Kings Plaza Pooled Note sets forth the rights of each note holder. The intercreditor agreement provides that the Kings Plaza Pooled Note will be primarily serviced or special serviced by the servicer retained in connection with the securitization of the Other Kings Plaza Notes (the "2001-KP Securitization"). The trust will not be permitted to terminate the servicer retained in connection with the 2001-KP Securitization, and generally will not be entitled to exercise any voting rights in connection therewith. Pursuant to the intercreditor agreement and the trust and servicing agreement for the 2001-KP Securitization, all rights of the lender under the Kings Plaza Loan will be exercised by the servicer under the 2001-KP Securitization, on behalf of the trust. The intercreditor agreement and the trust and servicing agreement for the 2001-KP Securitization provide that expenses, losses and shortfalls relating to the Kings Plaza Loan will be allocated first, to the holder of Note B, and thereafter, to the holders of Note A2 and Note A1, pro rata, based on their respective outstanding principal balances.

     The Kings Plaza Loan has a remaining amortization term of 318 months and matures on June 10, 2011. The Kings Plaza Loan may not be prepaid prior to March 10, 2011, but it may be prepaid, in whole but not in part, without payment of a Yield Maintenance Charge at any time thereafter. The Kings Plaza Loan is subject to Defeasance, in whole (or in part with respect to a release of the adjacent surface parking lot), at any time after the second anniversary of the Closing Date.

     The Property. The Kings Plaza Property is a two-story, enclosed regional shopping mall constructed in 1970 and renovated in 2000. A portion of the attached indoor parking garage and approximately 11,586 square feet of in-line tenant space is ground leased by the Kings Plaza Borrower. Anchor stores include: Macy's (300,000 square feet) and Sears (289,215 square feet). Sears is the only anchor store included in the collateral. Macy's owns its own land and its improvements. The in-line space, totaling 458,836 square feet, contains approximately 120 stores including: The Gap, Inc. (60,322 square feet as The Gap, Banana Republic and Old Navy stores) with reported sales per square foot of $555 for the trailing 12 months ended September 30, 2001; The Limited, Inc. (44,936 square feet as The Limited, Limited Too, Express, Lerner's, Victoria's Secret, Structure and Victoria's Secret Fragrance stores) with reported sales per square foot of $568 for the trailing 12 months ended September 30, 2001; and Loews Cineplex Entertainment (6 screens) with reported sales per screen of $517,038 for the trailing 12 months ended September 30, 2001. The average reported sales per square foot for the in-line space has consistently exceeded $500 since 1998. The historical occupancy percentage for the in-line space was 90.0%, 92.0%, and 92.0% at year-end 1998, 1999, and 2000, respectively. In-line occupancy as of October 31, 2001 was approximately 97.7% (based on all signed leases).

     One of the tenants, Lowes Cineplex Entertainment Corporation, is currently in bankruptcy. See "Risk Factors--Tenant Bankruptcy Entails Risks" in this prospectus supplement.

HISTORICAL OCCUPANCY AND SALES PER SQUARE FOOT

     The occupancy and sales history for in-line space at the Kings Plaza Property is as follows:

                               SALES PER
  YEAR      OCCUPANCY(1)     SQUARE FOOT(2)
--------   --------------   ---------------
  2001           97.7%          $  576(3)
  2000           92.0%          $  585
  1999           92.0%          $  546
  1998           90.0%          $  508
  1997           82.0%          $  467

----------
(1) Average occupancy as reported in appraisal. 2001 occupancy is reported as of September 30, 2001 based on signed leases.

(2)   Occupancy percentages and sales per square foot provided by Alexander's
      Inc.

(3) 2001 sales are trailing twelve months for the period ending September 30, 2001.

     Property Management. The Kings Plaza Property is managed by Vornado Management Company, an affiliate of Vornado Realty Trust, a fully integrated REIT that owns and manages more than 65 million square feet of real estate including 55 shopping centers located primarily in the northeast United States.

Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................       32,764            4.4%          32,764            4.4%
2003 ....................       14,450            1.9           47,214            6.3%
2004 ....................       23,006            3.1           70,220            9.4%
2005 ....................        2,079            0.3           72,299            9.7%
2006 ....................       84,906           11.4          157,205           21.0%
2007 ....................       48,260            6.5          205,465           27.5%
2008 ....................        5,341            0.7          210,806           28.2%
2009 ....................       79,056           10.6          289,862           38.7%
2010 ....................       26,469            3.5          316,331           42.3%
2011 ....................       37,905            5.1          354,236           47.4%
Thereafter ..............      383,285           51.2          737,521           98.6%
Current Vacancy .........       10,530            1.4          748,051          100.0%
                               -------          -----
Total ...................      748,051          100.0%
                               =======          =====

     Lockbox and Reserves. All rents payable by the tenants of the Kings Plaza Property are paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to fund a tax and insurance account, ground lease escrow account, debt service account, replacement reserve account and leasing reserve account.

     See Annex A for additional information regarding the Kings Plaza Loan and "Servicing the Mortgage Loans--Servicing of the Kings Plaza Loan" for additional information regarding the servicing of the Kings Plaza Pooled Note.

THE OLENTANGY COMMONS APARTMENTS LOAN

                 LOAN INFORMATION                                  PROPERTY INFORMATION
---------------------------------------------------   -----------------------------------------------
Cut-off Date Balance                $42,400,000       Property Type                   Multifamily
% of Initial Pool Balance                  4.9%       Location                       Columbus, OH
Origination Date                 August 9, 2001       Units                                   827
Maturity/ARD Date             September 1, 2011       Year Built/Renovated              1971/1990
Mortgage Rate                           7.1900%       Appraised Value                 $53,600,000
Annual Debt Service                  $3,450,231       Occupancy                             97.5%
UW DSCR                                   1.32x       Occupancy Date           September 30, 2001
Cut-off Date LTV                          79.1%       UW NOI                           $4,766,275
Balloon LTV                               70.7%       UW NCF                           $4,551,255

     The Loan. The Olentangy Commons Apartments Loan was originated by CIBC and is secured by a first mortgage encumbering an apartment community, located at 4765 Blairfield Drive in Columbus, Ohio (the "Olentangy Commons Apartments Property"). The Olentangy Commons Apartments Loan was made to Olentangy Commons Limited Partnership, a special purpose, bankruptcy remote limited partnership (the "Olentangy Commons Apartments Borrower"), led by John E. Haley.

     The Olentangy Commons Apartments Loan is an interest-only loan through August 31, 2002 and thereafter has a remaining amortization term of 360 months and matures on September 1, 2032. The Olentangy Commons Apartments Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2011. The Olentangy Commons Apartments Loan may not be prepaid prior to June 1, 2011, but it may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Olentangy Commons Apartments Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Olentangy Commons Apartments Property is an 827-unit garden apartment community consisting of 93 two-story buildings. The property was built in phases between 1971-1981 and is situated on 70 acres. The property offers residents a wide range of floor plans ranging from a 710 square foot one-bedroom garden apartment to a 1,735 square foot three-bedroom townhome, with an average unit size of 1,134 square feet. The 827 units total 1,093,928 square feet of gross living area which consists of: 129 one-bedroom units (16%), 475 two-bedroom units (57%), and 223 three-bedroom units (27%). As of September 30, 2001, the Olentangy Commons Apartments Property was approximately 97.5% occupied.

     Property Management. The Olentangy Commons Apartments Property is managed by Dial Equities. Dial Equities specializes in the management of multifamily properties in the Midwest and South Central regions of the United States.

     Lockbox and Reserves. Upon an event of default or at the ARD, all rents payable by the tenants of the Olentangy Commons Apartments Property shall paid directly into a lockbox account. Funds in the lockbox account will be allocated monthly to a tax and insurance account and a recurring replacement reserve account. An annual replacement reserve of $225 per unit, will be collected in monthly installments throughout the term of the Olentangy Commons Apartments Loan.

THE WASHINGTON BUSINESS PARK LOAN

                 LOAN INFORMATION                                   PROPERTY INFORMATION
---------------------------------------------------   ------------------------------------------------
Cut-off Date Balance                $40,000,000       Property Type       Office & Industrial Flex
% of Initial Pool Balance                  4.6%       Location                          Lanham, MD
Origination Date              November 26, 2001       Square Footage                       570,442
Maturity/ARD Date              December 1, 2011       Year Built                         1980-1987
Mortgage Rate                           7.6300%       Appraised Value                  $53,800,000
Annual Debt Service                  $3,399,061       Occupancy                              91.8%
UW DSCR                                   1.25x       Occupancy Date                August 1, 2001
Cut-off Date LTV                          74.3%       UW NOI                            $4,794,515
Balloon LTV                               64.8%       UW NCF                            $4,249,215

     The Loan. The Washington Business Park Loan was originated by CIBC and is secured by a first indemnity deed of trust encumbering nine office and industrial flex properties located in Lanham, Maryland (the "Washington Business Park Property"). The Washington Business Park Loan was made to nine separate special purpose, bankruptcy remote entities (collectively, the "Washington Business Park Borrower"), each led by Bresler & Reiner, Inc. and/or Ronald J. Cohen.

     The Washington Business Park Loan has a remaining amortization term of 360 months and matures on December 1, 2031. The Washington Business Park Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2011. The Washington Business Park Loan may not be prepaid prior to September 1, 2011, but it may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Washington Business Park Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Washington Business Park Property contains nine office and industrial flex properties containing 570,442 square feet of office and industrial flex space. 105,780 square feet is leased as office space, and 464,662 square feet is leased as industrial flex space. The Washington Business Park was built in the 1980's. Primary tenants include Integral Systems (70,924 square feet), Highland Technology (30,200 square feet) and RJO Enterprises, Inc. (20,700 square feet). As of August 1, 2001, the Washington Business Park Property was approximately 91.8% occupied.

     Property Management. The Washington Business Park Property is managed by Trammell Crow, who manages the properties under The Ronald Cohen Management Company.

Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2001 ....................       16,206            2.8%          16,206            2.8%
2002 ....................      102,639           18.0%         118,845           20.8%
2003 ....................       55,721            9.8%         174,566           30.6%
2004 ....................       71,605           12.6%         246,171           43.2%
2005 ....................      110,102           19.3%         356,273           62.5%
2006 ....................       56,099            9.8%         412,372           72.3%
2007 ....................        9,191            1.6%         421,563           73.9%
2008 ....................            0            0.0%         421,563           73.9%
2009 ....................       82,380           14.4%         503,943           88.3%
2010 ....................        7,600            1.3%         511,543           89.7%
2011 ....................        8,923            1.6%         520,466           91.2%
Thereafter ..............        2,831            0.5%         523,297           91.7%
Current Vacancy .........       47,145            8.3%         570,442          100.0%
                               -------          -----
Total ...................      570,442          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or at the ARD, all rents payable by the tenants of Washington Business Park Property shall paid directly into a lockbox account. Funds in the lockbox account will be allocated monthly to a tax and insurance account, a recurring replacement reserve account and a tenant improvement/leasing commission reserve account. An annual replacement reserve of $10,086 will be collected in monthly installments throughout the loan term. The Washington Business Park Borrower will be required to deposit $40,000 per month into the tenant improvement and leasing commission account (an initial deposit of $100,000 was made on the origination date of the Washington Business Park Loan), the account balance of which will not exceed $2,000,000 at any time.

THE MARRIOTT-KEYSTONE AT RIVER CROSSING LOAN

                 LOAN INFORMATION                               PROPERTY INFORMATION
--------------------------------------------------   ------------------------------------------
Cut-off Date Balance               $31,611,722       Property Type       Full Service Hotel
% of Initial Pool Balance                 3.6%       Location              Indianapolis, IN
Origination Date               October 3, 2000       Number of Rooms                    315
Maturity/ARD Date             November 1, 2010       Year Built                        1998
Mortgage Rate                          8.4100%       Appraised Value            $48,000,000
Annual Debt Service                 $3,068,817       Occupancy                        67.4%
UW DSCR                                  1.35x       Occupancy Date        October 31, 2001
Cut-off Date LTV                         65.9%       UW NOI                      $4,694,361
Balloon LTV                              55.6%       UW NCF                      $4,135,133

     The Loan. The Marriott-Keystone at River Crossing Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering a full service hotel located in Indianapolis, Indiana (the "Marriott-Keystone Property"). The Marriott-Keystone at River Crossing Loan was made to Columbia Properties Indianapolis, L.P., a special purpose, bankruptcy remote limited partnership (the "Marriott-Keystone Borrower"), the general partner interest of which is owned by Columbia Sussex Corporation. Currently Columbia Sussex owns and operates approximately 50 hotels comprising 15,000 hotel rooms, either directly or through a partnership interest.

     The Marriott-Keystone at River Crossing Loan has a remaining amortization term of 287 months and matures on November 1, 2025. The Marriott-Keystone at River Crossing Loan is an ARD loan with an Anticipated Repayment Date of November 1, 2010. The Marriott-Keystone at River Crossing Loan may not be prepaid prior to August 1, 2010, but it may be prepaid, in whole, without payment of a Prepayment Premium at any time thereafter. The Marriott-Keystone at River Crossing Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Marriott-Keystone Property is an eleven-story, full service hotel constructed in 1998, which contains 315 guestrooms, 13,200 square feet of meeting/banquet area, and one restaurant. The Marriott-Keystone Property's guestrooms include 7 studio rooms, 236 standard double rooms, 218 standard king rooms, and 12 suites. The Marriott-Keystone Property's amenities include an indoor pool and whirlpool, fitness center, lounge and patio overlooking a lake.

                                                                 10 MONTHS
                                                                   ENDED
                                                                OCTOBER 31,
                                        1999         2000          2001           UW
                                     ----------   ----------   ------------   ----------
Average Daily Rate (ADR) .........    $   110      $   125       $   127       $   113
Occupancy% .......................       61.5%        68.3%         59.5%         60.0%
RevPAR ...........................    $    68      $    85       $    76       $    68

                                       SEPT. 2000     SEPT. 2001     OCT. 2000     OCT. 2001
                                      ------------   ------------   -----------   ----------
Average Daily Rate (ADR) ..........     $   160        $   152        $   118      $   113
Occupancy% ........................        77.8%          59.0%          73.1%        67.4%
RevPAR ............................     $   125        $    90        $    86      $    76

     Property Management. The Marriott-Keystone Property is managed by Columbia Sussex Corporation.

     Lockbox and Reserves. Upon an event of default or at the ARD, all amounts payable to the Marriott-Keystone at River Crossing Borrower shall be paid directly into a lockbox account. The Marriott-Keystone at River Crossing loan documents provide for reserves for taxes and on-going furniture, fixtures and equipment expenses. An insurance reserve will be required if the Marriott-Keystone at River Crossing Borrower does not demonstrate that the Marriott-Keystone at River Crossing Property is covered under a blanket insurance policy by Columbia Sussex Corporation.

THE 640 NORTH LASALLE STREET LOAN

                 LOAN INFORMATION                                 PROPERTY INFORMATION
--------------------------------------------------   -----------------------------------------------
Cut-off Date Balance               $25,000,000       Property Type                    CBD Office
% of Initial Pool Balance                 2.9%       Location                        Chicago, IL
Origination Date              December 5, 2001       Square Footage                      291,831
Maturity/ARD Date              January 1, 2012       Year Built/Renovated              1969/1998
Mortgage Rate                          6.7000%       Appraised Value                 $36,000,000
Annual Debt Service                 $1,935,834       Occupancy                             91.8%
UW DSCR                                  1.56x       Occupancy Date           September 13, 2001
Cut-off Date LTV                         69.4%       UW NOI                           $3,461,420
Balloon LTV                              60.2%       UW NCF                           $3,022,641

     The Loan. The 640 North LaSalle Street Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering an office building located in Chicago, Illinois (the "640 North LaSalle Street Property"). The 640 North LaSalle Street Loan was made to 640 North LaSalle LLC, a special purpose, bankruptcy remote limited liability company (the "640 North LaSalle Street Borrower"), led by Michael Cahan.

     The 640 North LaSalle Street Loan has a remaining amortization term of 360 months and matures on January 1, 2012. The 640 North LaSalle Street Loan may not be prepaid prior to October 1, 2011, but it may be prepaid, in whole, without payment of a Prepayment Premium at any time thereafter. The 640 North LaSalle Street Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The 640 North LaSalle Street Property is a 6-story, Class B office building containing 291,831 square feet of leasable area of office space and ground floor retail and restaurant space. The 640 North LaSalle Street Property was built in 1969 and renovated in 1998. Primary tenants include Kevin Berg and Associates (52,936 square feet), ABT Associates (34,756 square feet), and Gino's East Restaurant (14,743 square feet). The balance of the space is leased primarily to local and regional companies that have their headquarters in the building. As of September 13, 2001, the property was approximately 91.8% occupied.

     Property Management. The 640 North LaSalle Street Property is managed by MAC Management Company, an entity controlled by Michael Cahan.

Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2001 ....................       13,039            4.5%          13,039            4.5%
2002 ....................       77,483           26.6           90,522           31.0%
2003 ....................       70,762           24.2          161,284           55.3%
2004 ....................       18,715            6.4          179,999           61.7%
2005 ....................          960            0.3          180,959           62.0%
2006 ....................       21,517            7.4          202,476           69.4%
2007 ....................        2,555            0.9          205,031           70.3%
2008 ....................       51,987           17.8          257,018           88.1%
2009 ....................            0            0.0          257,018           88.1%
2010 ....................        8,963            3.1          265,981           91.1%
2011 ....................            0            0.0          265,981           91.1%
Thereafter ..............        1,933            0.7          267,914           91.8%
Current Vacancy .........       23,917            8.2          291,831          100.0%
                                ------          -----
Total ...................      291,831          100.0%
                               =======          =====

     Lockbox and Reserves. The 640 North LaSalle Street loan documents do not require a lockbox account. The 640 North LaSalle loan documents require reserves for taxes, insurance and on-going expenses.

THE SADDLEBROOK FARMS LOAN

                LOAN INFORMATION                              PROPERTY INFORMATION
------------------------------------------------ -----------------------------------------------
Cut-off Date Balance             $23,779,509     Property Type          Manufactured Housing
% of Initial Pool Balance               2.7%     Location                Round Lake Park, IL
Origination Date            October 29, 2001     Number of Home Sites                    730
Maturity/ARD Date           November 1, 2006     Year Built/Renovated              1989/2000
Mortgage Rate                        6.7500%     Appraised Value                 $31,300,000
Annual Debt Service               $1,852,396     Occupancy                             95.3%
UW DSCR                                1.24x     Occupancy Date            September 1, 2001
Cut-off Date LTV                       76.0%     UW NOI                           $2,330,941
Balloon LTV                            71.8%     UW NCF                           $2,294,441

     The Loan. The Saddlebrook Farms Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering a manufactured housing community located at 23000 West Peterson Road, Round Lake Park, Illinois (the "Saddlebrook Farms Property"). The Saddlebrook Farm Loan was made to Saddlebrook Farms, LLC, a special purpose, bankruptcy remote limited liability corporation (the "Saddlebrook Farms Borrower"), led by Charles Fanaro, Jr.

     The Saddlebrook Farms Loan has a remaining amortization term of 359 months and matures on November 1, 2006. The Saddlebrook Farms Loan may not be prepaid prior to October 1, 2006, but it may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Saddlebrook Farms Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Saddlebrook Farms Property is a five-star manufactured housing community for active adults 55 years of age and over. The property was built in 1989 on 326 acres and is improved with 730 home sites. The Saddlebrook Farms Property is located approximately 35 miles north of Chicago Illinois. Typically homes in the community sell for between $150,000 to $350,000.

     Property Management. The Saddlebrook Farms Property is managed by DWG Corporation, an affiliate of the Saddlebrook Farms Borrower.

     Lockbox and Reserves. Saddlebrook Farms loan documents do not require a lockbox account. The Saddlebrook Farms loan documents require reserves for taxes, insurance, and on-going replacements.

THE DESERT PALMS LOAN



                 LOAN INFORMATION                                PROPERTY INFORMATION
---------------------------------------------------   ------------------------------------------
Cut-off Date Balance                $21,400,000       Property Type          Anchored Retail
% of Initial Pool Balance                  2.5%       Location                   Phoenix, AZ
Origination Date              November 29, 2001       Square Footage                 330,976
Maturity/ARD Date              December 1, 2011       Year Built                        2000
Mortgage Rate                           7.5500%       Appraised Value            $27,000,000
Annual Debt Service                  $1,804,383       Occupancy                        97.2%
UW DSCR                                   1.29x       Occupancy Date      September 29, 2001
Cut-off Date LTV                          79.3%       UW NOI                      $2,421,871
Balloon LTV                               70.1%       UW NCF                      $2,327,825

     The Loan. The Desert Palms Loan was originated by CIBC and is secured by a first mortgage encumbering an anchored retail center located in Phoenix, Arizona (the "Desert Palms Property"). The Desert Palms Loan was made to Cole Desert Palms Holdings, LLC, a special purpose, bankruptcy remote limited liability company (the "Desert Palms Borrower"), led by Scott Cole.

     The Desert Palms Loan has a remaining amortization term of 360 months and matures on December 1, 2031. The Desert Palms Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2011. The Desert Palms Loan may not be prepaid prior to September 1, 2011, but it may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The Desert Palms Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Desert Palms Property is an anchored retail center containing 330,976 square feet of leasable area and was built in 2000. Primary tenants include Wal-Mart (191,721 square feet), Staples (23,942 square feet) and PetsMart (19,235 square feet). Other tenants include Radio Shack, The Avenue, and Payless Shoes. As of September 29, 2001, the Desert Palms Property was approximately 97.2% occupied.

     Property Management. The Desert Palms Property is managed by an affiliated company led by Scott Cole.

Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................        2,615            0.8            2,615            0.8%
2004 ....................            0            0.0            2,615            0.8%
2005 ....................        9,078            2.7           11,693            3.5%
2006 ....................        6,624            2.0           18,317            5.5%
2007 ....................       10,336            3.1           28,653            8.7%
2008 ....................            0            0.0           28,653            8.7%
2009 ....................            0            0.0           28,653            8.7%
2010 ....................       20,218            6.1           48,871           14.8%
2011 ....................       33,379           10.1           82,250           24.9%
Thereafter ..............      239,612           72.4          321,862           97.2%
Current Vacancy .........        9,114            2.8          330,976          100.0%
                               -------          -----
Total ...................      330,976          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or at the ARD, all amounts payable to the Desert Palms Property shall be paid directly into a lockbox account. Funds in the lockbox account will be allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account. An annual replacement reserve of $20,892, capped at $60,000, will be collected in monthly installments throughout the term of the Desert Palms Loan. The Desert Palms Borrower will be required to deposit $5,833 per month into the tenant improvement and leasing commission account.

THE AFFINITY GROUP PORTFOLIO LOANS



                 LOAN INFORMATION                                    PROPERTY INFORMATION
--------------------------------------------------   -----------------------------------------------------
Cut-off Date Balance               $21,360,000       Property Type            Office/Industrial/Retail
% of Initial Pool Balance                 2.4%       Location                                See below
Origination Date              December 5, 2001       Square Footage                            359,602
Maturity/ARD Date              January 1, 2012       Year Built/Renovated               1973-1989/1995
Mortgage Rate                          8.4500%       Appraised Value                       $31,830,000
Annual Debt Service                 $2,034,526       Occupancy                                  100.0%
UW DSCR                                  1.32x       Occupancy Date                   November 1, 2001
Cut-off Date LTV                         67.1%       UW NOI                                 $2,598,200
Balloon LTV                              57.0%       UW NCF                                 $2,428,451

     The Loans. The Affinity Group Portfolio Loans consist of seven loans that were originated by CIBC and are each secured by a first mortgage encumbering one of the following types of properties: office building (2 loans), distribution center (1 loan), and retail facilities (4 loans), each located in various markets across the country (two are located in Bowling Green Kentucky, and one is located in each of Ventura, California, Bakersfield, California, La Mirada, California, Kissimmee, Florida, and Belleville, Michigan) (collectively, the "Affinity Group Portfolio Properties"). The Affinity Group Portfolio Loans were made to seven special purpose, bankruptcy remote limited liability companies, each owned by AGI Real Estate Holding Company, which is controlled by AGI Holding Company (collectively, the "Affinity Group Portfolio Borrower"). Steven Adams is a 96% owner of the AGI Holding Company. All of the loans are cross-collateralized and cross-defaulted.

     The two office building loans in the Affinity Group Portfolio have remaining amortization terms of 330 months and mature on July 1, 2029. The distribution center loan and the retail facility loans have remaining amortization terms of 300 months and mature on January 1, 2027. The Affinity Group Portfolio loans are ARD Loans, and each has an Anticipated Repayment Date of January 1, 2012. The Affinity Group Portfolio Loans may not be prepaid prior to October 1, 2011, but may be prepaid, in whole, without payment of a Prepayment Premium at any time thereafter. The Affinity Group Portfolio Loans are subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Properties. The Affinity Group Portfolio Properties consist of two office buildings (one located in Bowling Green, Kentucky built in 1989 containing 31,278 square feet of space and one located in Ventura, California built in 1983, renovated in 1995 and containing 74,176 square feet of space), one distribution center located in Bakersfield, California built in 1985, renovated in 1995 and containing 85,757 square feet of space, and four retail facilities (one located in Bowling Green, Kentucky built in 1973 containing 32,282 square feet of space, one located in Kissimmee, Florida built in 1979 containing 58,382 square feet of space, one located in La Mirada, California built in 1996 and containing 33,479 square feet of space and one located in Belleville, Michigan built in 1987 containing 44,248 square feet of space). All of the properties are 100.0% occupied by Affinity Group Incorporated. As of November 1, 2001 all of the Affinity Group Portfolio Properties were 100.0% occupied.

     Property Management. The Affinity Group Portfolio Properties are managed by Affinity Group Incorporated, and the tenant at each of the Affinity Group Portfolio Properties, is an affiliate of the Affinity Group Portfolio Borrower.

Lease Rollover Schedule

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2001 ....................            0            0.0%               0            0.0%
2002 ....................            0            0.0                0            0.0%
2003 ....................            0            0.0                0            0.0%
2004 ....................            0            0.0                0            0.0%
2005 ....................            0            0.0                0            0.0%
2006 ....................            0            0.0                0            0.0%
2007 ....................            0            0.0                0            0.0%
2008 ....................            0            0.0                0            0.0%
2009 ....................            0            0.0                0            0.0%
2010 ....................            0            0.0                0            0.0%
2011 ....................            0            0.0                0            0.0%
Thereafter ..............      359,602          100.0          359,602          100.0%
Current Vacancy .........            0              0          359,602          100.0%
                               -------          -----
Total ...................      359,602          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or at the ARD, all amounts payable to the Affinity Group Portfolio Properties shall paid directly into a lockbox account. Funds in the lockbox account will be allocated monthly to a tax and insurance account, a debt service account, and a recurring replacement reserve account. At closing, the lender received a first priority interest in the tenant's $900,000 security deposit in lieu of collecting a tenant improvement and leasing commission reserve.

BULFINCH TRIANGLE LOAN

                LOAN INFORMATION                               PROPERTY INFORMATION
------------------------------------------------   --------------------------------------------
Cut-off Date Balance             $17,182,206       Property Type                 CBD Office
% of Initial Pool Balance               2.0%       Location                      Boston, MA
Origination Date               July 16, 2001       Square Footage                   100,868
Maturity / ARD Date           August 1, 2011       Year Built/Renovated           1889/1985
Mortgage Rate                        7.6400%       Appraised Value              $24,000,000
Annual Debt Service               $1,465,143       Occupancy                         100.0%
UW DSCR                                1.29x       Occupancy Date           August 31, 2001
Cut-off Date LTV                       71.6%       UW NOI                        $2,094,213
Balloon LTV                            63.6%       UW NCF                        $1,883,066

     The Loan. The Bulfinch Triangle Loan was originated by CIBC and is secured by a first mortgage encumbering an office building located in Boston, Massachusetts (the "Bulfinch Triangle Property"). The Bulfinch Triangle Loan was made to 200 Portland Street, LLC, a special purpose, bankruptcy remote entity (the "Bulfinch Triangle Borrower") owned by Daejan Holdings (U.S.), Inc.

     The Bulfinch Triangle Loan has a remaining amortization term of 356 months and matures on August 1, 2031. The Bulfinch Triangle Loan is an ARD Loan with an Anticipated Repayment Date of August 1, 2011. The Bulfinch Triangle Loan may not be prepaid prior to May 1, 2011, but it may be prepaid, in whole, without payment of a Prepayment Premium at any time thereafter. The Bulfinch Triangle Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Bulfinch Triangle Property is a 6-story office building containing 100,868 square feet of office space and a first floor bank branch, first floor restaurant, and basement storage space. The Bulfinch Triangle Property was built in 1889 and renovated in 1985. The primary tenant is the State of Massachusetts Attorney General (the "Attorney General"). The Attorney General has been located at the property since 1995 and occupies 53.8% of the Bulfinch Triangle Property's leasable area under a five-year gross lease expiring on May 31, 2005. As of August 31, 2001, the property was 100.0% occupied by seven tenants.

     Property Management. The Bulfinch Triangle Property is managed by TFG Management Group, a subsidiary of the Finch Group.

Lease Rollover Schedule

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2001 ....................            0            0.0%               0            0.0%
2002 ....................            0            0.0                0            0.0%
2003 ....................        8,068            8.0            8,068            8.0%
2004 ....................            0            0.0            8,068            8.0%
2005 ....................      57,0630           56.6           65,131           64.6%
2006 ....................         7020            0.7           65,833           65.3%
2007 ....................            0            0.0           65,833           65.3%
2008 ....................            0            0.0           65,833           65.3%
2009 ....................            0            0.8           65,833           65.3%
2010 ....................            0            0.0           65,833           65.3%
2011 ....................       23,167           23.0           89,000           88.2%
Thereafter ..............       11,868           11.8          100,868          100.0%
Current Vacancy .........            0            0.0          100,868          100.0%
                               -------          -----
 Total ..................      100,868          100.0%
                               =======          =====

     Lockbox and Reserves. Upon an event of default or at the ARD, all rents payable by the tenants of the Bulfinch Triangle Property shall be paid directly into a lockbox account. Funds in the lockbox account will be allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a tenant improvement/leasing commission reserve account. An annual replacement reserve of $15,132 will be collected in monthly installments throughout the loan term. The Bulfinch Triangle Borrower will be required to deposit $16,667 per month into the tenant improvement/leasing commission reserve account, the account balance of which will not exceed $800,000 at any time. If the Attorney General does not renew its lease by May 1, 2005 or it renews its lease for a period of seven years or less, the tenant improvement/leasing commission reserve account cap will be increased to $1,200,000. If the Attorney General renews its lease for a seven year term or greater, the tenant improvement/leasing commission collection rate will be reduced to $8,333 per month and the tenant improvement/leasing commission reserve account cap will be reduced to $350,000. Between July 15 and July 25 of each calendar year, the Bulfinch Triangle Borrower may substitute an irrevocable evergreen letter of credit for all amounts on deposit in the tenant improvement/leasing commission reserve account. The letter of credit must be issued by a bank rated not less than `AA-' by S&P. Additional monthly deposits into the tenant improvement/leasing commission account will continue to be made in cash.

ARD LOANS

     36 mortgage loans (the "ARD Loans"), representing approximately 53.7% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is approximately 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% or the then current treasury rate plus 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. 123 mortgage loans, representing approximately 82.8% of the Initial Pool Balance, have due dates that occur on the 1st day of each month. 3 of the mortgage loans, representing approximately 17.2% of the Initial Pool Balance, have due dates that occur on the 10th day of each month. 3 mortgage loans, representing approximately 17.2% of the Initial Pool Balance, provide for a grace period of 0 days. 3 mortgage loans, representing approximately 6.7% of the Initial Pool Balance, provide for a grace period of 5 days. 115 mortgage loans, representing approximately 74.0% of the Initial Pool Balance, provide for a grace period of 7 days. 4 mortgage loans, representing approximately 1.6% of the Initial Pool Balance, provide for a grace period of 10 days. 1 mortgage loan, representing approximately 0.5% of the Initial Pool Balance, provides for a grace period of 15 days. 125 mortgage loans, representing approximately 99.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 1 mortgage loan, representing approximately 0.5% of the Initial Pool Balance, accrues interest on the basis of twelve 30-day months, assuming a 360-day year.

     82 mortgage loans (including the 3 partial interest-only loans described below in this paragraph), representing approximately 42.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. 3 of these mortgage loans, representing approximately 7.0% of the Initial Pool Balance, initially provided for monthly payments of interest-only for the first 12 or 24 months of the term of the related mortgage loan followed by payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term based on a 30-year amortization schedule. These mortgage loans will have balloon payments due at their stated maturity dates. In addition, the 36 ARD Loans, representing approximately 53.7% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (including defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments in one of the following ways:

          (1) 125 of the mortgage loans, representing approximately 99.1% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

          (2) 1 of the mortgage loans, representing approximately 0.9% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     1 of the mortgage loans, representing approximately 0.9% of the Initial Pool Balance, permits voluntary prepayment without the payment of a yield maintenance charge on or after the date occurring approximately 6 months prior to the stated maturity date or Anticipated Repayment Date.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 125 of the mortgage loans, representing approximately 99.1% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase or direct non-callable obligations of the United States of America providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan prepays on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) that certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer or, with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer, will be required to exercise (or waive its right to exercise, provided that it has (i) with respect to all Specially Serviced Mortgage Loans and non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, obtained the consent of the Directing Certificateholder, (ii) a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates has been obtained from S&P and Fitch with respect to certain mortgage loans and (iii) if the related mortgage loan, together with any other mortgage loans cross-collateralized therewith, or together with all other mortgage loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding mortgage loans, by Stated Principal Balance, then the Master Servicer or the Special Servicer, as applicable, shall obtain written confirmation from Fitch stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be downgraded or withdrawn by Fitch, as a result of such waiver) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on those mortgage loans, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will with respect to all Specially Serviced Mortgage Loans and the Master Servicer with respect to those non-Specially Serviced Mortgage Loans be required to exercise (or waive its right to exercise, provided that it has (i) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, obtained the consent of the Directing Certificateholder, (ii) a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates has been obtained from S&P and Fitch, provided, however, that no such confirmation will be required for any mortgage loan which (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) which is less than 2% of the Stated Principal Balance of the mortgage loans and (2) has a LTV Ratio less than 85% (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) and (iii) if the related mortgage loan, together with any other mortgage loans cross-collateralized therewith, or together with all other mortgage loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding mortgage loans, by Stated Principal Balance, then the Master Servicer or the Special Servicer, as applicable, shall obtain written confirmation from Fitch stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be downgraded or withdrawn by Fitch, as a result of such waiver) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards. Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that only expenses in excess thereof shall be a reimbursable Advance. The Master Servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause relating to a non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000 without the consent of the Special Servicer, which consent shall not be unreasonably withheld, and the Directing Certificateholder. The Special Servicer will have 10 business days after receipt of notice from the Master Servicer of a proposed waiver or consent under any due-on-sale or due-on-encumbrance clause in which to grant or withhold its consent; the failure of the Special Servicer to respond will be deemed to constitute its consent to any such proposed waiver or consent.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or was issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 21 of the Mortgaged Properties, securing 11.3% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. Other than one Mortgaged Property (identified as Loan No. 38 on Annex A to this Prospectus Supplement), representing approximately 0.7% of the Initial Pool Balance, which has a "probable maximum loss" ("PML") of approximately 25% (but which is covered by an earthquake insurance policy), no Mortgaged Property has a PML in excess of 20%.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made, and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to DSCRs and LTV Ratios assumes that the DSCR and LTV Ratio with respect to each Mortgaged Property is the DSCR or LTV Ratio of the mortgage loan in the aggregate.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates on or shortly after the Closing Date and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                         TYPE OF MORTGAGED PROPERTIES

                                                 AGGREGATE
                                 NUMBER OF        CUT-OFF            % OF
                                 MORTGAGED          DATE         INITIAL POOL      WTD. AVG.     WTD. AVG.       WTD. AVG.
        PROPERTY TYPE           PROPERTIES        BALANCE           BALANCE          DSCR           CLTV       OCCUPANCY (1)
----------------------------   ------------   ---------------   --------------   ------------   -----------   --------------
RETAIL:
 Regional Mall .............          2        $139,649,046           16.0%           1.82x         51.6%           98.8%
 Anchored ..................         19        $130,048,565           14.9%           1.31x         74.1%           97.3%
 Unanchored ................          7        $ 19,770,439            2.3%           1.41x         67.3%           97.9%
SUBTOTAL:                            28        $289,468,050           33.2%           1.56x         62.8%           98.1%
OFFICE:
 Suburban ..................         28        $156,784,732           18.0%           1.36x         67.9%           97.4%
 CBD .......................          4        $ 50,811,541            5.8%           1.42x         70.0%           95.6%
                                     --        ------------          -----            ----          ----           -----
SUBTOTAL:                            32        $207,596,274           23.8%           1.38x         68.4%           97.0%
MULTIFAMILY:
 Multifamily ...............         36        $168,510,008           19.3%           1.30x         76.4%           96.2%
INDUSTRIAL
 Flex ......................         16        $ 67,393,037            7.7%           1.36x         69.3%           95.2%
 Warehouse/
  Distribution .............          9        $ 47,117,007            5.4%           1.36x         69.8%           99.3%
                                     --        ------------          -----            ----          ----           -----
SUBTOTAL:                            25        $114,510,044           13.1%           1.36x         69.5%           96.9%
MANUFACTURED HOUSING
 Manufactured Housing                 8        $ 37,338,464            4.3%           1.26x        74.50%           94.1%
HOTEL
 Full Service ..............          1        $ 31,611,722            3.6%           1.35x        65.90%           67.4%
STORAGE
 Storage ...................          4        $  9,242,651            1.1%           1.45x        62.80%           93.7%
MIXED USE
 Office/Retail .............          2        $  4,650,441            0.5%           1.33x        70.00%          100.0%
 Industrial/Retail .........          1        $  4,494,096            0.5%           1.38x        73.70%           98.8%
                                     --        ------------          -----            ----         -----           -----
SUBTOTAL:                             3        $  9,144,537            1.0%           1.35x        71.80%           99.4%
NURSING HOME
 Nursing Home ..............          1        $  4,954,709            0.6%           2.19x        51.10%           93.5%
                                     --        ------------          -----            ----         -----           -----
TOTAL/WEIGHTED AVERAGE:             138        $872,376,459          100.0%         1.42X          68.30%           97.1%
                                    ===        ============          =====          ======         =====           =====

----------
(1) Excludes mortgage loans secured by hotel, self storage and nursing home properties.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                                                    STATED
                             NUMBER OF     AGGREGATE    % OF INITIAL               REMAINING               CUT-OFF
         RANGE OF             LOANS/     CUT-OFF DATE       POOL       MORTGAGE      TERM         UW         DATE     LTV RATIO AT
      MORTGAGE RATES        PROPERTIES      BALANCE        BALANCE       RATE     (MOS.) (1)     DSCR     LTV RATIO   MATURITY (1)
-------------------------- ------------ -------------- -------------- ---------- ------------ ---------- ----------- -------------
6.700% to 7.000% .........       17      $210,658,685        24.1%       6.827%  109              1.47x      67.1%        57.5%
7.001% to 7.250% .........       31       214,233,928        24.6        7.182%  118              1.34x      73.0%        61.5%
7.251% to 7.500% .........       25       205,235,018        23.5        7.410%  115              1.52x      64.5%        53.7%
7.501% to 8.000% .........       40       179,300,356        20.6        7.677%  115              1.37x      69.4%        58.5%
8.001% to 8.460% .........       13        62,948,472         7.2        8.413%  112              1.40x      65.3%        54.2%
TOTAL:                          126      $872,376,459       100.0%       7.340%  114              1.42x      68.3%        57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                       MORTGAGE PROPERTIES BY STATE (1)

                                                                                        WEIGHTED AVERAGES
                                                                -----------------------------------------------------------------
                                         AGGREGATE       % OF
                                          CUT-OFF      INITIAL                   STATED                   CUT-OFF
                           NUMBER OF        DATE         POOL    MORTGAGE      REMAINING         UW         DATE     LTV RATIO AT
          STATE           PROPERTIES      BALANCE      BALANCE     RATE     TERM (MOS.) (2)     DSCR     LTV RATIO   MATURITY (2)
------------------------ ------------ --------------- --------- ---------- ----------------- ---------- ----------- -------------
Ohio ...................        4      $143,769,948      16.5%     6.950%         113            1.51x      65.4%        57.6%
New York ...............       10        74,236,628       8.5      7.417          120          1.88X        51.8         38.1
California .............       16        73,514,721       8.4      7.587          113            1.39x      67.7         58.6
Illinois ...............        4        60,946,933       7.0      6.818          114            1.37x      72.6         55.8
Maryland ...............       13        60,077,642       6.9      7.403          110            1.31x      72.7         64.5
Texas ..................       14        53,475,382       6.1      7.163          120            1.28x      73.1         62.6
Arizona ................        4        35,079,188       4.0      7.523           97            1.31x      77.2         70.0
Indiana ................        2        34,804,425       4.0      8.281          103            1.34x      66.8         56.9
Florida ................        8        32,418,796       3.7      7.593          120            1.32x      73.9         61.8
Massachusetts ..........        2        30,182,206       3.5      7.580          118            1.31x      70.4         60.2
Delaware ...............        3        28,878,130       3.3      7.162          106            1.35x      71.3         63.1
Virginia ...............        6        27,833,187       3.2      7.384          124            1.40x      64.5         51.0
North Carolina .........        3        22,613,279       2.6      6.869          130            1.33x      73.3         55.3
Connecticut ............        3        20,490,498       2.3      7.139          134            1.30x      67.9         41.7
Kentucky ...............        5        20,016,269       2.3      7.530          117            1.40x      69.9         59.3
Georgia ................        8        16,581,095       1.9      7.535          118            1.33x      70.9         60.2
Utah ...................        1        16,250,000       1.9      7.330          120            1.27x      78.7         69.3
Wisconsin ..............        2        15,987,518       1.8      7.250          119            1.39x      72.7         63.8
New Jersey .............        3        15,403,828       1.8      7.441          115            1.29x      67.9         60.0
Pennsylvania ...........        5        14,360,030       1.6      8.105          108            1.68x      62.3         52.0
Minnesota ..............        2        13,613,254       1.6      7.684          116            1.60x      54.9         45.4
Tennessee ..............        3        11,565,703       1.3      7.523           88            1.35x      73.7         67.3
Louisiana ..............        2        10,601,037       1.2      7.390          118            1.26x      72.5         63.9
Michigan ...............        3         8,916,080       1.0      7.763          118            1.34x      71.6         62.5
Alabama ................        3         6,970,490       0.8      7.607          115            1.28x      77.5         68.8
Missouri ...............        1         6,575,534       0.8      7.620          115            1.20x      79.2         68.5
Washington .............        2         6,535,335       0.7      7.100           58            1.51x      61.7         56.8
Iowa ...................        1         3,461,332       0.4      7.960          109            1.35x      71.4         64.2
Nevada .................        2         2,180,866       0.2      7.697          117            1.27x      71.5         60.9
South Carolina .........        1         1,898,547       0.2      7.350          119            1.30x      71.6         63.1
Colorado ...............        1         1,840,121       0.2      7.360          117            1.27x      73.6         51.0
Oklahoma ...............        1         1,298,458       0.1      7.250          119            1.29x      57.1         46.0
Total/Weighted Average        138      $872,376,459     100.0%     7.340%         114            1.42x      68.3%        57.6%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

            RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS (1)

                                                                                     WEIGHTED AVERAGES
                                                                ------------------------------------------------------------
                                     AGGREGATE                                STATED
 RANGE OF REMAINING    NUMBER OF      CUT-OFF                                REMAINING               CUT-OFF
        TERMS           LOANS/         DATE       % OF INITIAL   MORTGAGE      TERM         UW         DATE     LTV RATIO AT
     (MOS.) (1)       PROPERTIES      BALANCE     POOL BALANCE     RATE     (MOS.) (1)     DSCR     LTV RATIO   MATURITY (1)
-------------------- ------------ -------------- -------------- ---------- ------------ ---------- ----------- -------------
53 to 100 ..........       13      $ 93,098,257        10.7%       7.213%        66         1.37x      71.8%        67.2%
101 to 110 .........        3        44,795,290         5.1        8.202        107         1.38x      66.0         56.7
111 to 120 .........      101       704,067,623        87.0        7.306        117         1.44x      68.1         58.7
151 to 200 .........        6        19,641,093         2.3        7.310        174         1.27x      61.9          3.1
201 to 239 .........        3        10,774,196         1.2        7.135        239         1.23x      73.3          2.4
Total: .............      126      $872,376,459       100.0%       7.340%       114         1.42x      68.3%        57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                             YEARS OF MATURITY (1)

                                            AGGREGATE
                              NUMBER OF      CUT-OFF
                               LOANS/         DATE       % OF INITIAL
     YEARS OF MATURITY       PROPERTIES      BALANCE     POOL BALANCE
--------------------------- ------------ -------------- --------------
2006 ......................       10      $ 69,359,174        8.0%
2008 ......................        1         5,684,374        0.7
2009 ......................        2        18,054,709        2.1
2010 ......................        2        41,333,958        4.7
2011 ......................       92       640,168,955       73.4
2012 ......................       10        67,360,000        7.7
2016 ......................        6        19,641,093        2.3
2021 ......................        3        10,774,196        1.2
Total/Weighted Average.....      126      $872,376,459        100%

                                                 WEIGHTED AVERAGES
                            ------------------------------------------------------------
                                          STATED
                                         REMAINING               CUT-OFF
                             MORTGAGE      TERM         UW         DATE     LTV RATIO AT
     YEARS OF MATURITY         RATE     (MOS.) (1)     DSCR     LTV RATIO   MATURITY (1)
--------------------------- ---------- ------------ ---------- ----------- -------------
2006 ......................    7.133%        58         1.31x      73.9%        69.8%
2008 ......................    7.250         80         1.35x      68.5         63.5
2009 ......................    7.510         94         1.59x      64.9         58.3
2010 ......................    8.222        107         1.38x      65.5         56.0
2011 ......................    7.290        117         1.44x      68.0         58.8
2012 ......................    7.498        120         1.41x      69.0         58.2
2016 ......................    7.310        174         1.27x      61.9          3.1
2021 ......................    7.135        239         1.23x      73.3          2.4
Total/Weighted Average.....    7.340%       114         1.42x      68.3%        57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. "Underwritten Cash Flow" or "UW Cash Flow" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the NOI for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future cash flow of the properties, nor is the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW Cash Flows and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                          AGGREGATE                               STATED
                                           CUT-OFF     % OF INITIAL              REMAINING               CUT-OFF
   RANGE OF DEBT SERVICE    NUMBER OF       DATE           POOL      MORTGAGE      TERM         UW      DATE LTV   LTV RATIO AT
      COVERAGE RATIOS         LOANS        BALANCE       BALANCE       RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
-------------------------- ----------- -------------- ------------- ---------- ------------ ---------- ---------- -------------
1.20x to 1.25x ...........      18      $ 72,703,496        8.3%       7.212%      120          1.23x      73.5%       51.6%
1.26x to 1.30x ...........      35       226,427,165       26.0        7.345%      118          1.38x      73.1%       62.1%
1.31x to 1.40x ...........      51       315,117,776       36.1        7.477%      110          1.34x      72.6%       63.0%
1.41x to 1.50x ...........      12        60,211,475        6.9        7.511%      116          1.46x      64.5%       55.0%
1.51x to 1.60x ...........       4        32,484,242        3.7        6.802%      107          1.55x      67.9%       59.4%
1.61x to 1.70x ...........       3       104,474,625       12.0        6.951%      116          1.63x      56.6%       48.9%
1.91x to 2.00x ...........       1         6,081,607        0.7        7.630%      115          1.92x      71.3%       63.4%
2.01x to 2.19x ...........       2        54,876,074        6.3        7.552%      112          2.16x      42.6%       32.9%
Total/Weighted Average....     126      $872,376,459      100.0%       7.340%      114          1.42x      68.3%       57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                          % OF
                                           AGGREGATE    INITIAL
 RANGE OF LTV RATIOS AS OF   NUMBER OF   CUT-OFF DATE     POOL
      THE CUT-OFF DATE         LOANS        BALANCE     BALANCE
--------------------------- ----------- -------------- ---------
36.2% to 45.0% ............       3      $ 54,662,424      6.3%
50.1% to 55.0% ............       3        18,073,133      2.1
55.1% to 60.0% ............       7       113,138,612     13.0
60.1% to 65.0% ............      13        55,047,571      6.3
65.1% to 70.0% ............      30       178,391,559     20.4
70.1% to 75.0% ............      43       231,770,061     26.6
75.1% to 80.0% ............      27       221,293,099     25.4
Total/Weighted Average.....     126      $872,376,459    100.0%

                                                     WEIGHTED AVERAGES
                            --------------------------------------------------------------------
                                             STATED
 RANGE OF LTV RATIOS AS OF   MORTGAGE      REMAINING         UW      CUT-OFF DATE   LTV RATIO AT
      THE CUT-OFF DATE         RATE     TERM (MOS.) (1)     DSCR       LTV RATIO    MATURITY (1)
--------------------------- ---------- ----------------- ---------- -------------- -------------
36.2% to 45.0% ............    7.448%          114           2.08x        42.0%         31.0%
50.1% to 55.0% ............    7.913%          110           1.78x        52.4%         43.5%
55.1% to 60.0% ............    6.947%          119           1.59x        57.0%         46.6%
60.1% to 65.0% ............    7.404%          114           1.39x        62.8%         47.0%
65.1% to 70.0% ............    7.665%          115           1.36x        68.1%         57.1%
70.1% to 75.0% ............    7.377%          119           1.32x        72.9%         61.2%
75.1% to 80.0% ............    7.152%          106           1.30x        78.5%         70.1%
Total/Weighted Average.....    7.340%          114           1.42x        68.3%         57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

          RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES (1)

                                                                                        WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------------
                                                          % OF
 RANGE OF LTV RATIOS AS OF                 AGGREGATE    INITIAL                 STATED
   MORTGAGE LOAN MATURITY    NUMBER OF   CUT-OFF DATE     POOL    MORTGAGE    REMAINING       UW      CUT-OFF DATE    LTV RATIO
           DATES               LOANS        BALANCE     BALANCE     RATE     TERM (MOS.)     DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- -------------- --------- ---------- ------------- ---------- -------------- ------------
0.0% to 20.0% .............       8      $ 29,443,554      3.4%     7.246%       198          1.26x        65.8%         1.5%
20.1% to 40.0% ............       4        56,012,424      6.4      7.453%       114          2.07x        42.3%        31.2%
40.1% to 50.0% ............       8       120,236,854     13.8      7.077%       116          1.64x        56.7%        48.6%
50.1% to 60.0% ............      39       165,535,726     19.0      7.769%       113          1.37x        66.6%        56.0%
60.1% to 70.0% ............      56       360,412,176     41.3      7.292%       114          1.33x        73.3%        64.6%
70.1% to 75.4% ............      11       140,735,726     16.1      7.160%        97          1.31x        78.2%        71.2%
Total/Weighted Average.....     126      $872,376,459    100.0%     7.340%       114          1.42x        68.3%        57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                        RANGE OF CUT-OFF DATE BALANCES

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL
            RANGE OF              NUMBER OF        DATE         POOL
      CUT-OFF DATE BALANCES         LOANS        BALANCE       BALANCE
-------------------------------- ----------- --------------- ----------
$385,000,000-$1,000,000.........      11      $  8,796,139        1.0%
$1,000,001-$2,000,000...........      31        46,606,435        5.3
$2,000,001-$5,000,000...........      37       134,649,072       15.4
$5,000,001-$10,000,000..........      25       176,303,549       20.2
$10,000,001-$20,000,000.........      14       182,180,986       20.9
$20,000,001-$50,000,000.........       7       234,112,595       26.8
$50,000,001-$89,727,681.........       1        89,727,681       10.3
Total/Weighted Average .........     126      $872,376,459      100.0%

                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                               STATED                 CUT-OFF
                                              REMAINING                DATE
            RANGE OF              MORTGAGE      TERM         UW         LTV     LTV RATIO AT
      CUT-OFF DATE BALANCES         RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
-------------------------------- ---------- ------------ ---------- ---------- -------------
$385,000,000-$1,000,000.........    7.595%       146         1.35x      66.4%       43.8%
$1,000,001-$2,000,000...........    7.634%       117         1.30x      70.2%       57.9%
$2,000,001-$5,000,000...........    7.465%       113         1.36x      68.9%       55.0%
$5,000,001-$10,000,000..........    7.400%       119         1.37x      71.8%       57.8%
$10,000,001-$20,000,000.........    7.295%       112         1.34x      70.9%       62.6%
$20,000,001-$50,000,000.........    7.381%       110         1.51x      67.2%       58.4%
$50,000,001-$89,727,681.........    6.844%       116         1.63x      57.1%       49.7%
Total/Weighted Average .........    7.340%       114         1.42x      68.3%       57.6%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                 RANGE OF CURRENT OCCUPANCY RATES (1),(2),(3)

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF                 STATED                 CUT-OFF
                                                AGGREGATE    INITIAL              REMAINING                DATE
   RANGE OF CURRENT OCCUPANCY     NUMBER OF   CUT-OFF DATE    POOL    MORTGAGE      TERM         UW         LTV     LTV RATIO AT
              RATES                 LOANS        BALANCE     BALANCE    RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
-------------------------------- ----------- -------------- -------- ---------- ------------ ---------- ---------- -------------
66.80-75.00 ....................       1      $  2,000,000     0.2%     7.200%        53         1.22x      63.1%       60.6%
75.01-85.00 ....................       3        10,937,722     1.3      7.369%       119         1.32x      73.5%       64.1%
85.01-90.00 ....................       5        24,553,347     2.8      7.375%       122         1.30x      69.2%       56.9%
90.01-95.00 ....................      23       122,977,973    14.1      7.241%       113         1.37x      71.8%       62.1%
95.01-100.00 ...................     100       666,098,334    76.4      7.298%       115         1.44x      67.8%       57.0%
Total/Weighted Average .........     132      $826,567,376    94.8%     7.292%       115         1.42x      68.5%       57.8%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)   Excludes mortgage loans secured by hotel properties.

(4) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                    RANGE OF YEARS BUILT/RENOVATED (1),(2)

                                            AGGREGATE       % OF
                                             CUT-OFF      INITIAL
       RANGE OF YEARS         NUMBER OF        DATE         POOL
    BUILT/RENOVATED (1)      PROPERTIES      BALANCE      BALANCE
--------------------------- ------------ --------------- ---------
1925 to 1971 ..............        2      $  7,752,745       0.9%
1972 to 1981 ..............       16        49,838,656       5.7
1982 to 1986 ..............       19       108,284,624      12.4
1987 to 1991 ..............       24       145,822,380      16.7
1992 to 1996 ..............       13        56,818,578       6.5
1997 to 2001 ..............       64       503,859,476      57.8
                                  --      ------------     -----
Total/Weighted Average.....      138      $872,376,459     100.0%
                                 ===      ============     =====

                                                    WEIGHTED AVERAGES
                            -----------------------------------------------------------------
                                             STATED                   CUT-OFF
       RANGE OF YEARS        MORTGAGE      REMAINING         UW         DATE     LTV RATIO AT
    BUILT/RENOVATED (1)        RATE     TERM (MOS.) (3)     DSCR     LTV RATIO   MATURITY (3)
--------------------------- ---------- ----------------- ---------- ----------- -------------
1925 to 1971 ..............    6.851%           164          1.29x      63.3%         8.5%
1972 to 1981 ..............    7.398            142          1.29x      71.4         47.0
1982 to 1986 ..............    7.428            117          1.41x      68.3         59.7
1987 to 1991 ..............    7.408            108          1.33x      73.5         65.0
1992 to 1996 ..............    7.572            111          1.35x      71.9         62.6
1997 to 2001 ..............    7.277            112          1.47x      66.1         56.2
                               -----            ---          ----       ----         ----
Total/Weighted Average.....    7.340%           114          1.42x      68.3%        57.6%
                               =====            ===          ====       ====         ====

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                 PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                                                             WEIGHTED AVERAGES
                                                                                -------------------------------------------
                                                     AGGREGATE         % OF                        REMAINING       STATED
                                     NUMBER OF        CUT-OFF        INITIAL      REMAINING         LOCKOUT      REMAINING
                                      MORTGAGE          DATE           POOL        LOCKOUT          PLUS YM         TERM
       PREPAYMENT PROVISION            LOANS          BALANCE        BALANCE     TERM (MOS.)     PERIOD (MOS.)   (MOS.) (1)
---------------------------------   -----------   ---------------   ---------   -------------   --------------- -----------
Lockout with Defeasance .........       125       $864,382,965         99.1%         25                --            114
Lockout Period Followed by Yield
 Maintenance ....................         1          7,993,494          0.9%         58               111            118
                                        ---       ------------        -----                           ---            ---
Total ...........................       126       $872,376,459        100.0%
                                        ===       ============        =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loans.

                              AMORTIZATION TYPES

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL
                                 NUMBER OF          DATE         POOL
     AMORTIZATION TYPES       MORTGAGE LOANS      BALANCE       BALANCE
---------------------------- ---------------- --------------- ----------
ARD Loans (1) ..............         35        $426,219,128       48.9%
Balloon Loans (1) ..........         80         355,438,777       40.7
Partial Interest-only
 Loans (2) .................          3          61,275,000        7.0
Fully Amortizing Loans .....          8          29,443,554        3.4
                                     --        ------------      -----
Total/Weighted Average......        126        $872,376,459      100.0%
                                    ===        ============      =====
                                                     WEIGHTED AVERAGES
                             -----------------------------------------------------------------
                                              STATED                   CUT-OFF
                              MORTGAGE      REMAINING         UW         DATE     LTV RATIO AT
     AMORTIZATION TYPES         RATE     TERM (MOS.) (1)     DSCR     LTV RATIO   MATURITY (3)
---------------------------- ---------- ----------------- ---------- ----------- -------------
ARD Loans (1) ..............    7.443%          113           1.41x      68.4%        59.8%
Balloon Loans (1) ..........    7.274%          109           1.47x      66.6%        57.3%
Partial Interest-only
 Loans (2) .................    7.055%          115           1.32x      78.3%        70.3%
Fully Amortizing Loans .....    7.246%          198           1.26x      65.8%         1.5%
                                -----           ---           ----       ----         ----
Total/Weighted Average......    7.340%          114           1.42x      68.3%        57.6%
                                =====           ===           ====       ====         ====

----------
(1) Excludes the mortgage loans which pay interest-only for a portion of their term.

(2) These mortgage loans provide for monthly payments of interest-only for a period ranging from 12 months to 24 months at the beginning of the term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase and CIBC. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the underwriters and the Swap Counterparty. CIBC is an affiliate of one of the underwriters.

JPMORGAN CHASE

     JPMorgan Chase is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of September 30, 2001, on a pro forma basis reflecting the merger of the two banks, JPMorgan Chase had total assets of approximately $600 billion and total stockholder's equity of approximately $36 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31,2000 of J.P. Morgan Chase & Co.(formerly known as "The Chase Manhattan Corporation"), the 2000 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P.Morgan Chase & Co., as they become available, may be obtained without charge upon written request to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

CIBC

     CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the JPMorgan Chase loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller performs a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. At origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition.

     In the case of 37 mortgage loans representing approximately 6.3% of the Initial Pool Balance, environmental insurance was obtained from American International Group, Inc. and/or an affiliate and the underlying Mortgaged Properties were not subject to environmental site assessments.

     Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related Mortgage Loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Sellers as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent in payment of principal and interest and has not been more than 30 days past due in the twelve-month period prior to the Closing Date and there is no payment default and, to the Mortgage Loan Seller's knowledge, no other default under the mortgage loan which has a material adverse effect on the mortgage loan giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

          (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

          (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

          (r) to the Mortgage Loan Seller's knowledge, (a) in reliance on an engineering report (but only if such report is dated no more than 12 months prior to the cut-off date), the related Mortgaged Property is in good repair or escrows have been established and (b) no condemnation proceedings are pending;

          (s) the environmental site assessment, if any, reviewed in connection with the origination thereof (but only if such environmental site assessment is dated no more than 12 months prior to the cut-off date) reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of the mortgage loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes;

          (t) as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (u) all amounts required to be deposited by the borrower at origination have been deposited; and

          (v) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties or a material document defect and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice or its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan or REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to but not including the due date in the Due Period of purchase,
(3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and additional trust fund expenses in respect of the mortgage loan, if any, (4) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, Special Servicer, the Depositor and the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) any applicable Liquidation Fees or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding with that cure, and has delivered to S&P, Fitch, the Master Servicer, the Special Servicer and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. If a repurchase obligation arises for any mortgage loan, the Mortgage Loan Seller will also be required to repurchase any mortgage loan cross-collateralized with that mortgage loan; provided, that the Mortgage Loan Seller will not be required to repurchase the mortgage loan, or all of the cross-collateralized mortgage loans, if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related mortgage loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the mortgage loan for Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Directing Certificateholder, the credit of the remaining loans comprising the pool of cross-collateralized loans is acceptable.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original LTV Ratio not higher than that of the deleted mortgage loan and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an MAI appraisal; (g) materially comply with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have an original Debt Service Coverage Ratio not less than the original Debt Service Coverage Ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the either of S&P or Fitch to any class of Certificates then rated by S&P or Fitch, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) have been approved by the Directing Certificateholder; (n) prohibit defeasance within 2 years of the Closing Date; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See"Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 46 mortgage loans (the "Lock Box Loans"), representing approximately 66.7% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposits rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 mortgage loans, representing approximately 8.9% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly into and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 7 mortgage loans, representing approximately 17.4% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 32 mortgage loans, representing approximately 35.7% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the occurrence of an event of default under the related mortgage loan documents or the date which is 3 months prior Anticipated Repayment Date. With respect to 3 mortgage loans, representing approximately 4.8% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Floating Rate Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans; and (6) the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 (the "Certificates") will consist of the following 21 classes: the Class A-1, Class A-2, Class A-3 and Class A-3F Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates". The Class B, Class C and Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B and Class C Certificates are referred to collectively in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates".

     Only the Class A, Class B and Class C Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     On the Closing Date, the Class A-3F Regular Interest will also be issued by the trust fund as an uncertificated regular interest in the Upper-Tier REMIC. The Class A-3F Regular Interest is not offered hereby. The Depositor will transfer the Class A-3F Regular Interest and the Swap Contract to the Trustee in exchange for the Class A-3F Certificates. The Class A-3F Certificates will represent all of the beneficial ownership interest in the portion of the trust fund that consists of the Class A-3F Regular Interest, the Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any class of Certificates (other than the Class X-1, Class X-2 and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1, Class X-2 and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal. The initial Certificate Balance of the Class A-3F Regular Interest is equal to the initial Certificate Balance of the Class A-3F Certificates.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amounts of the classes of Class X Certificates in the aggregate will generally be equal to the aggregate of the Component Balances of the Class X Components outstanding from time to time. The initial aggregate Notional Amount for the Classes of Class X Certificates will be $872,376,458. Solely for the purposes of calculating the Notional Amounts of the Class X Certificates and the Pass-Through Rates applicable to the Class X Certificates for each Distribution Date, the aggregate Certificate Balance of each Class of Certificates (other than the Class A-3F, Class X-1, Class X-2, Class R and Class LR Certificates) and the Class A-3F Regular Interest will be deemed to consist of a single component (each a "Class X Component"). Each Class X Component will have a balance (the "Component Balance") that will be reduced by any distributions of principal made on the related Class of Certificates or Class A-3F Regular Interest or any allocations of realized losses or additional trust fund expenses to such Class. The aggregate Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any realized losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Regular Certificates that corresponds to the Class X Components. The initial Class X Component Balance of the Components will be as follows: Class A-1 ($51,429,000), Class A-2 ($175,139,000), Class A-3
($435,428,000), Class A-3F ($25,000,000), Class B ($37,076,000), Class C
($13,086,000), Class D ($23,990,000), Class E ($9,815,000), Class F
($27,261,000), Class G ($10,905,000), Class H ($17,448,000), Class J
($6,543,000), Class K ($6,542,000), Class L ($7,634,000), Class M ($4,362,000),
Class N ($4,361,000) and Class NR ($16,357,458).

     The Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will have an aggregated initial Certificate Principal Balance of approximately $135,218,458.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in January 2002 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account," both of which may be sub-accounts of a single account (the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than holders of the Class A-3F Certificates) and on the Class A-3F Regular Interest as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Class A-3F Certificates, the Trustee will cause to be established and maintained in the name of the Trustee, in trust for holders of the Class A-3F Certificates, an account (the "Floating Rate Account"), which may be a sub-account of the Distribution Account. Promptly upon receipt of any payment or other receipt with respect to the Class A-3F Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Trustee is required to establish and maintain an "Interest Reserve Account", which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account", which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the Certificateholders (other than the holders of the Offered Certificates). Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

     The Trustee is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of S&P and Fitch ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee (or, with respect to the Kings Plaza Loan, by the servicer or trustee for the 2001-KP Securitization), as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

     (z) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on the due date for such mortgage loan in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2, Class A-3 and Class X Certificates and the Class A-3F Regular Interest, pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     second, (1) to the Class A-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero, (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that Class is reduced to zero and (3) following reduction of the Certificate Balance of the Class A-1 and Class A-2 Certificates to zero, to the Class A-3 Certificates and the Class A-3F Regular Interest, pro rata (based upon their respective Certificate Balances) in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date) until the Certificate Balance of each of those classes is reduced to zero;

     third, to the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-3F Regular Interest to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates and the Class A-3F Regular Interest to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class B Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates and the Class A-3F Regular Interest to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D and the Class A-3F Regular Interest to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and the Class A-3F Regular Interest to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-3F Regular Interest to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3F Regular Interest to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3F Regular Interest to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3F Regular Interest, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-3F Regular Interest to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-3F Regular Interest to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-3F Regular Interest to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-3F Regular Interest to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     forty-second, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-third, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest without regard to the priorities set forth above.

     The amounts allocated to the Class A-3F Regular Interest on the Master Servicer Remittance Date will be deposited into the Floating Rate Account on such date and the portion of such interest, if any, which is equal to the net swap payment due to the Swap Counterparty (the "Net Swap Payment") will be applied to make payments under the Swap Contract as provided under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement. The amounts remaining in the Floating Rate Account, including any net payment received under the Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-3F Certificates on the related Distribution Date.

     Pass-Through Rates. The interest rate (the "Pass-through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-through Rate on the Class A-1 Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class A-2 Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class A-3 Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class A-3F Certificates is a per annum rate
equal to LIBOR plus   %; provided, however, that if the Swap Contract is
terminated or the Swap Counterparty defaults on its payment obligations under the Swap Contract, the Pass-through Rate on the Class A-3F Certificates will be
a fixed per annum rate equal to    %.

     The Pass-through Rate on the Class B Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class C Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class D Certificates is a per annum rate
   equal to   %.

     The Pass-through Rate on the Class E Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class F Certificates is a per annum rate
equal to the WAC Rate less   % per annum.

     The Pass-through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class H Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class J Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class K Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class L Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class M Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class N Certificates is a per annum rate
equal to   %.

     The Pass-through Rate on the Class NR Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately   % and
  % per annum, respectively. The aggregate Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the weighted average of the Class X Strip Rates for the Class X Components for such Distribution Date (weighted on the basis of the respective Class X Component Balances of such Class X Components outstanding immediately prior to such Distribution Date). The "Class X Strip Rate" in respect of any class of Class X Components for any Distribution Date will, in general, equal, in the case of the Class A-1, Class A-2, Class A-3, Class A-3F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Components, (x) the WAC Rate for such Distribution Date, minus (y) the Pass-Through Rate for such Class X Component. For purpose of calculating the Class X Strip Rates, the Pass-Through Rate of each Class X Component (other than the Class A-3F Component) will be the Pass-Through Rate of the corresponding class of Certificates. In the case of the Class A-3F Component, the Pass-Through Rate for the Class A-3F Component will be the Pass-Through Rate of the Class A-3F Regular Interest.

     The Pass-through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The term "LIBOR" means, with respect to each Interest Accrual Period (other than the first Interest Accrual Period), the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Banking Days prior to that Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR will be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its discretion (each a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two Banking Days prior to that Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR will be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rate quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m., New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. The initial LIBOR rate will be the linear interpolation of both the one-month and two-month LIBOR rates, based upon an Interest Accrual Period of 26 days.

     The "Interest Reset Date" is the first day of each Interest Accrual Period for the Class A-3F Certificates and, with respect to the first Interest Accrual Period, the Closing Date. A "Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     However, the Administrative Cost Rate for the Kings Plaza Loan includes the servicing fee payable to the servicer of the Kings Plaza Loan.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating the Pass-through Rate on the Certificates, the Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Class A-3F and Residual Certificates) and the Class A-3F Regular Interest during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class A-3F and Residual Certificates) and the Class A-3F Regular Interest for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than Class A-3F and the Residual Certificates) and the Class A-3F Regular Interest for each Distribution Date is equal to one month's interest at the Pass-through Rate applicable to that class of Certificates (or the Class A-3F Regular Interest) for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any voluntary principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class NR Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates (or the Class A-3F Regular Interest) for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date. Any Net Aggregate Prepayment Interest Shortfall allocated to the Class A-3F Regular Interest will reduce the amount paid to the Swap Counterparty and could reduce the payment made under the Swap Contract as described under "Description of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Master Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Due Period or any applicable grace period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the

Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates, the Class A-3F Regular Interest, and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan or, in the case of the Kings Plaza Loan, the Principal Distribution Amount in respect of the Kings Plaza Pooled Notes and any distributions of principal actually made with respect to the Kings Plaza Pooled Note. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to mortgage loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Trustee on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the classes of Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

  CLASS DESIGNATION         ASSUMED FINAL DISTRIBUTION DATE
  -----------------         -------------------------------
  Class A-1 ...............          June 15, 2006
  Class A-2 ...............        December 15, 2010
  Class A-3 ...............        December 15, 2011
  Class A-3F ..............        December 15, 2011
  Class B .................        December 15, 2011
  Class C .................        December 15, 2011


     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be November 2035, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates and the holders of the Class C Certificates, of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class B Certificates by the subordination of the Class C Certificates and the Non-Offered Subordinate Certificates, to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates and the Non-Offered Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation will be made to the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation will be made first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, then to the Class A-2 Certificates until their Certificate Balance has been reduced to zero and then to the Class A-3 Certificates and the Class A-3F Regular Interest, pro rata until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2 Certificates and the Class A-3F Regular Interest, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B and Class C Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding the related Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be; provided, however, that no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due Date has passed and any applicable grace period has expired. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Notwithstanding the preceding, Advances for the Kings Plaza Loan will be made by the servicer and trustee for the 2001-KP Securitization unless the servicer or trustee for the 2001-KP Securitization fails to make such advances, in which case the Master Servicer, or if the Master Servicer fails, the Trustee will be required to make such Advances. See "Servicing of the Mortgage Loans--Servicing of the Kings Plaza Loan" in this prospectus supplement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance (excluding any Advance made as a result of the failure of the servicer and trustee of the Kings Plaza Loan to make necessary advances on the Kings Plaza Loan) from the date made to but not including the date of reimbursement. The "Prime Rate" will be the rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates and the Class A-3F Regular Interest) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer on the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of the lesser of (x) $2,000,000 or (y) 2% of the Stated Principal Balance of the mortgage loans (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than the lesser of (x) $2,000,000 or (y) 2% of the Stated Principal Balance of the mortgage loans, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal. In the event that the Special Servicer has not received the MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the 4th business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-through Rate (i.e., for any month, one twelfth of the Pass-through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder and the Master Servicer who will be required to report to the Trustee the amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 Business Days to review and approve the Appraisal Reduction calculation. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

     Appraisal Reductions for the Kings Plaza Pooled Note will be determined in accordance with the procedures specified in the trust and servicing agreement for the 2001-KP Securitization and will reduce the obligation of the servicer for the 2001-KP Securitization to make advances for the Kings Plaza Pooled Note as and to the extent provided in the trust and servicing agreement for the 2001-KP Securitization.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, S&P, Fitch, certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Trustee) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date and details of P&I Advances as of the Master Servicer Remittance Date (i.e., in respect of payments received after the Determination Date);

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date, together with a detailed worksheet of the calculation of each Appraisal Reduction;

          (16) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each class as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred during the related Due Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate and loan-by-loan amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Due Period;

          (26) the aggregate and loan-by-loan amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Due Period;

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates; and

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates.

     The Trustee will make available the Statements to Certificateholders on the internet at www.ctslink.com/cmbs. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicer) as the "CMSA Investor Reporting Package" related to the mortgage loans available, to the extent the Trustee receives direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (18) and (22) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Trustee will be required to provide or make available to a financial market publisher, which is anticipated to initially be Bloomberg, L.P., monthly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, S&P, Fitch, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, provided the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available to Certificateholders set forth above, as well as certain other

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information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, provided that, except for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the

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trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO
Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer, the Depositor or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A., a national banking association with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, ATTN:
Corporate Trust Services (CMBS) attention: J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC3. As of the Closing Date, Wells Fargo Bank Minnesota, N.A. was rated "AA-" by S&P and "AA" by Fitch. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to a portion of the amount that accrues at a rate (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) equal to 0.0025% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will also initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible, except that the Kings Plaza Loan will be serviced by the servicer pursuant to the trust and servicing agreement for the 2001-KP Securitization. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third party subservicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;
(B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's or Special Servicer's obligation to make Advances; (D) the adequacy of the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer; (F) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and (G) any debt that the Master Servicer or the Special Servicer, as the case may be, has extended to any borrower (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the King's Plaza Loan, which will be serviced by the servicer for the 2001-KP Securitization). With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment (i) more than 90 days delinquent provided that the related borrower has continued to make its Assumed Scheduled Payment and has provided the Master Servicer with a bona fide written commitment for refinancing, such 90-day period to be extended for an additional 60 days at the request of the Directing Certificateholder; provided that the related borrower has delivered to the Master Servicer a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer and the Directing Certificateholder or (ii) more than 60 days past due and the related borrower has not continued to make its Assumed Scheduled Payment, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days, or (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified for events of default which are capable of cure, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans". The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Mortgage Loan Sellers, the Trustee, S&P and Fitch. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise (1) the Special Servicer with respect to Specially Serviced Mortgage Loans, (2) the Master Servicer with respect to non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000 that require Special Servicer consent and (3) with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement, the Special Servicer or the Master Servicer with respect to any mortgage loan (other than the Kings Plaza Loan), and except as otherwise described below, neither the Special Servicer nor the Master Servicer will be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days of having been notified thereof (provided that if such written notice has not been delivered to the Special Servicer within the 10 day period, the Directing Certificateholder will be deemed to have approved such action):

     (i) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii)   any modification of a monetary term of a mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan;

     (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

     (viii) releases of any escrows, reserves or letters of credit held as performance escrows or reserves; and

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

provided that, in the event that the Special Servicer or Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Specially Serviced Mortgage Loan and the Master Servicer with respect to a non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000, as the Directing Certificateholder may deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

THE MASTER SERVICER

     First Union National Bank, a national banking association, will act as servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the mortgage loans. The principal offices of the Master Servicer are located at 8739 Research Drive-URP4, Charlotte, North Carolina 28262-1075. Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. First Union National Bank is a wholly-owned subsidiary of Wachovia Corporation.

     As of September 30, 2001, First Union National Bank and its affiliates were responsible for master or primary servicing approximately 6,728 commercial and multifamily loans, totaling approximately $45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

THE SPECIAL SERVICER

     First Union National Bank, a national banking association (the "Special Servicer"), will initially be appointed as special servicer of the mortgage loans. The Special Servicer is a wholly owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional and capital markets business through its various bank (including First Union National Bank), broker-dealer and nonbank subsidiaries under the trade name of Wachovia Securities. Any references to Wachovia Securities, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc. First Union National Bank's principal servicing offices are located at 8739 Research Drive-URP4, Charlotte, North Carolina 28262.

     As of September 30, 2001, First Union National Bank served as the special servicer on 17 mortgage-backed securitization transactions encompassing approximately 1,220 commercial and multifamily loans, totaling approximately $9.4 billion in aggregate outstanding principal balance. First Union National Bank will make no representations as to the validity or sufficiency of either the Pooling and Servicing Agreement, the Certificates, or the mortgage loans. The Special Servicer will, among other things, oversee the resolution of non-performing mortgage loans and act as disposition manager of REO Properties.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of S&P and Fitch confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.575% to 0.1200%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0730% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of all application fees with respect to assumptions, extensions and modifications and 100% of defeasance fees with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, (2) with respect to certain modifications permitted to be performed by the Master Servicer under the Pooling and Servicing Agreement with respect to non-Specially Serviced Mortgage Loans, 100% of all assumption and modification fees paid by the borrowers on those mortgage loans and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the mortgage loans since the Closing Date on a related loan basis. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Master Servicer will not receive a Servicing Fee for the Kings Plaza Loan. The administrative cost rate set forth for the Kings Plaza Loan on Annex A will include the applicable servicing fee rate payable under the 2001-KP Securitization.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "administrative cost rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment

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to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, insurance proceeds or condemnation proceeds, Liquidation Proceeds received in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases, the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer, or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees and all assumption, extension and modification fees received on or with respect to the Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. However, the Special Servicer will not receive a Special Servicing Fee, Workout Fee, or Liquidation Fee for the Kings Plaza Loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest)

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on such prepayment will constitute a "Prepayment Interest Shortfall."
Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the mortgage loans during the most recently ended Due Period, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Due Period that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, net of investment earnings received by the Master Servicer during the most recently ended Due Period. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Due Period, the amount in clause
(ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments; net of investment earnings received by the Master Servicer during such Due Period, and in no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

SERVICING OF THE KINGS PLAZA LOAN

     The Other Kings Plaza Notes were securitized in a separate single asset securitization that closed in November 2001. Midland Loan Services, Inc. is the servicer for the 2001-KP Securitization.

     The servicer for the 2001-KP Securitization is required to make advances for delinquent payments of principal and interest on both the Kings Plaza Pooled Note and the Other Kings Plaza Notes and servicing advances with respect to the related Mortgaged Property. However, if in any month the servicer for the 2001-KP Securitization is not required to remit funds for the Kings Plaza Loan until after the date that the Master Servicer is required to deposit funds into the Distribution Account, the Master Servicer will be required to make a P&I Advance with respect to the Kings Plaza Pooled Note, unless the Master Servicer has determined that the P&I Advance if made would be a non-recoverable Advance. Any advances made by the Master Servicer pursuant to the preceding sentence will not accrue interest.

     Payments and advances for delinquent payments on the Kings Plaza Loan will be remitted to the Master Servicer by the servicer of the 2001-KP
Securitization.

     The trust and servicing agreement for the 2001-KP Securitization contains provisions relating to the servicing of the Kings Plaza Loan that are typical for similar types of transactions and requiring the servicer for those securitizations to provide the Master Servicer and Special Servicer with sufficient information to enable them to prepare the reports required to be delivered by the Master Servicer and the Special Servicer to the Trustee and the Certificateholders pursuant to the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer under the Pooling and Servicing Agreement will have no obligation or authority to supervise the servicer, the special servicer, the trustee or the custodian for the 2001-KP Securitization or to make advances with respect to the Kings Plaza

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Loan (except to the limited extent described above). Their obligation to provide information to the Trustee and the Certificateholders with respect to the Kings Plaza Loan is dependent on their receipt of the corresponding information from the servicer or special servicer of the 2001-KP
Securitization.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable efforts to cause each borrower to maintain, and if the borrower does not maintain, will be required to itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) and to the extent the Trustee or the trust fund has an insurable interest therein, a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of the outstanding principal balance of the related mortgage loan and the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy if the borrower defaults on its obligation to do so will be advanced by the Master Servicer as a Servicing Advance (subject to a determination of non-recoverability) and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be

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paid out of a segregated custodial account created and maintained by the
Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance (subject to a determination of non-recoverability).

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer may agree to extend the maturity date of a mortgage loan that is not a Specially Serviced Mortgage Loan; except that any extension entered into by the Special Servicer will not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate; provided that, if the extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Master Servicer or the Special Servicer, as applicable, has provided the Trustee with an opinion of counsel that the waiver, modification or amendment will not constitute a "significant modification." The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

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          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining terms of the ground lease, 10 years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates), pro rata, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Swap Counterparty, the Directing Certificateholder, the Mortgage Loan Sellers, S&P, Fitch, and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within the later of 60 days after a delinquency with respect to a mortgage loan or 75 days after the Special Servicer's receipt of the Servicing File, the Special Servicer will be required to determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the mortgage loan in default, plus accrued and unpaid interest on such balance, all Yield Maintenance Charges then due, to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, except with respect to a Purchase Option exercised by the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.


     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under

                                     S-125
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the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of

                                     S-126
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the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more once every 12 months and (B) less than $2,000,000 once every 24 months; provided that the mortgage loan secured by a Credit Tenant Lease must only be inspected every 36 months, in each case commencing in calendar year 2002; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges and then from the Collection Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the

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inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use best efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Trustee will to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P and Fitch that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by S&P or Fitch to any class of certificates; and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within 1 business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 10:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

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

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee shall have received and forwarded to the Master Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Master Servicer or Special Servicer, as applicable in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch if the Master Servicer or Special Servicer, as applicable is not replaced, and the Trustee shall not have received subsequent notice from Fitch (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded);

          (g) Fitch confirms in writing that the Master Servicer or Special Servicer, as applicable, no longer has the minimum rating from Fitch required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions; or

          (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable within 60 days of such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, (other than certain rights in respect of indemnification and certain items of servicing compensation) under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch, as evidenced by a letter from each of S&P and Fitch;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and
     (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch;

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of S&P and Fitch, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch, amend the Servicing Standard.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

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                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will enter into and assign to the trust fund a swap agreement (the "Swap Contract"), relating to the Class A-3F Regular Interest, with JPMorgan Chase (in such capacity, the "Swap Counterparty"). In addition, the Depositor will transfer the Class A-3F Regular Interest to the trust fund in exchange for the Class A-3F Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-3F Regular Interest and the Swap Contract. The Swap Contract will have an initial notional balance equal to the initial Certificate Principal Balance of the Class A-3F Certificates. The Swap Contract will have a maturity date of December 15, 2014 (the date occurring approximately 3 years following the Assumed Final Distribution Date of the Class A-3F Certificates). Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the Trustee specifying LIBOR for the next Interest Accrual Period for the Class A-3F Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The Trustee will be entitled to conclusively rely on such report.

     The notional amount of the Swap Contract will decrease to the extent of any decrease in the Certificate Balance of the Class A-3F Certificates, and the notional amount of the Swap Contract and the Certificate Balance of the Class A-3F Regular Interest will decrease pro rata to the extent of any decrease in such Certificate Balance.

     With respect to the Class A-3F Certificates, the Trustee will cause to be established and maintained in the name of the Trustee, in trust for holders of the Class A-3F Certificates, an account (the "Floating Rate Account"), which may be a sub-account of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-3F Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account.

     The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3F Certificates the Class A-3F Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement; and (v) in the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace such Swap Contract, to apply any termination payments paid by such Swap Counterparty to offset the expense of entering into a substantially similar interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to holders of the Class A-3F Certificates.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

     On each Distribution Date the Trustee will distribute the Class A-3F Available Funds for such Distribution Date to the holders of the Class A-3F Certificates as of the related Record Date in the following amounts: (i) the Class A-3F Interest Distribution Amount on such Distribution Date; (ii) the Class A-3F Principal Distribution Amount on such Distribution Date; and (iii) any termination payments to holders of the Class A-3F Certificates not otherwise required to be used for a replacement swap contract, as described below under "--The Swap Contract."

     For purposes hereof, "Class A-3F Available Funds" means, for each Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Class A-3F Regular Interest received by the Trustee after the cut-off date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty in respect of the Class A-3F Regular Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of prepayment premiums; and (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-3F Certificates pursuant to the related Swap Contract.

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

     The "Class A-3F Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest received by the Trustee from the Swap Counterparty in respect of the Class A-3F Regular Interest pursuant to the terms of the Swap Contract and (ii) amounts in respect of interest received on the Class A-3F Regular Interest not required to be paid to such Swap Counterparty. If a Swap Counterparty defaults on its obligation to pay such interest to the Trustee, or if a Swap Default occurs with respect to the Swap Contract, the Class A-3F Interest Distribution Amount with respect to the Class A-3F Regular Interest, will equal the Fixed Interest Distribution.

     The "Class A-3F Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the aggregate amount of the principal payments allocated to the Class A-3F Regular Interest on such Distribution Date.

THE SWAP CONTRACT

     The Swap Contract will provide that, on the Master Servicer Remittance Date prior to each Distribution Date, commencing in January 2002, the Trustee will pay or cause to be paid interest to the Swap Counterparty at a fixed interest rate equal to the Pass-Through Rate of the Class A-3F Regular Interest (the "Fixed Interest Distribution"), on a notional amount equal to the Certificate Balance of the Class A-3F Regular Interest (the "Floating Rate Certificate Notional Amount"), and the Swap Counterparty will pay interest on such Floating Rate Certificate Notional Amount to the Trustee, for the benefit of the holders of the Class A-3F Certificates at a rate equal to the applicable Pass-Through Rate for the Class A-3F Certificates. The Pass-Through Rate for
the Class A-3F Certificates is LIBOR plus   %. Required payments under the Swap
Contract with respect to each Distribution Date will be made by the Swap Counterparty or the Trustee (or the Master Servicer on behalf of the Trustee) on a net basis.

     In the event that the Swap Counterparty defaults under the terms of the Swap Contract (a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace period) unless otherwise directed in writing by the holders of 25% of the Class A-3F Certificates to enforce the rights of the trust fund under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty to offset the costs of entering into replacement interest rate swap contracts on substantially identical terms. The costs and expenses incurred by the Trustee in connection with enforcing the rights of the trust fund under the Swap Contract will be reimbursable to the Trustee out of amounts otherwise payable to the Class A-3F Certificates, to the extent not reimbursed by the Swap Counterparty. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3F Certificates. Following the termination of the Swap Contract (and during the period when the Trustee is pursuing remedies under the Swap Contract), the Interest Distribution Amount for the Class A-3F Certificates will be equal to the Fixed Interest Distribution for the Class A-3F Regular Interest, and the Class A-3F Certificates will accrue interest on the same basis and in the same manner as the Class A-3F Regular Interest. Any such conversion of the Class A-3F Certificates to a fixed interest rate will become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3F Certificates. Any such Swap Default and the consequent change to a Fixed Interest Distribution will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to a fixed rate might result in a temporary delay of the holders of the Class A-3F Certificates to receive payment of the Fixed Interest Distribution if DTC is not given sufficient notice of the resulting change in payment terms to the Class A-3F Certificates.

     In addition, if the funds allocated to payment of the Fixed Interest Distribution of the Class A-3F Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-3F Interest Distribution Amount to the Class A-3F

Certificates, the Trustee will be required to make required payments to such Swap Counterparty prior to making distributions on the Class A-3F Certificates and holders of the Class A-3F Certificates will experience a shortfall.

     Also, the Swap Counterparty will have the right to terminate the Swap Contract if the trust fund does not make a required payment to such Swap Counterparty or if the Pooling and Servicing Agreement is amended in a manner that would have a negative effect on such Swap Counterparty without the consent of such Swap Counterparty.

     The Trustee will have no obligation on behalf of the trust fund to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment on the Class A-3F Regular Interest is actually received by the Trustee; provided, however, that the Trustee may receive funds from the Swap Counterparty representing the net amount payable to the Trustee pursuant to the Swap Contract.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust fund generally designed to compensate the trust fund for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase is the Swap Counterparty under the Swap Contract. The long-term unsecured debt ratings of JPMorgan Chase are rated "AA" by S&P and Fitch. For more information regarding JPMorgan Chase, see "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates. In addition, the yield to investors in the Class A-3F Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such class of Certificates.

     Pass-Through Rate. The Pass-through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest. Any losses allocated to the Certificate Principal Balance of the Class A-3F Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-3F Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period (except with respect to the Class A-3F Certificates), the effective yield to the holders of the Offered Certificates (other than the Class A-3F Certificates) will be lower than the yield that would otherwise be produced by the applicable Pass-through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates or the Class A-3F Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall in amounts allocated to interest on the Class A-3F Regular Interest will result in a shortfall in amounts paid by the Swap Counterparty with respect to the Class A-3F certificates. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. The weighted average life of the Class A-3F Certificates will be the same as the weighted average life of the Class A-3F Regular Interest.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of each month, beginning in January 2002;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to maturity or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until maturity or the Anticipated Repayment Date, as the case may be;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges are included in any allocations or calculations;

          (g) the Closing Date is December 21, 2001;

          (h) LIBOR for the Class A-3F Certificates for the Distribution Date is % per annum;

          (i) the ARD Loans prepay on their Anticipated Repayment Dates;

          (j) the Pass-through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

          (k) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                      0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------------------------------------------------------------------------
Initial Percent ...................         100           100           100           100           100
December 15, 2002 .................          82            82            82            82            82
December 15, 2003 .................          62            62            62            62            62
December 15, 2004 .................          40            40            40            40            40
December 15, 2005 .................          17            17            17            17            17
December 15, 2006 .................           0             0             0             0             0
December 15, 2007 .................           0             0             0             0             0
December 15, 2008 .................           0             0             0             0             0
December 15, 2009 .................           0             0             0             0             0
December 15, 2010 .................           0             0             0             0             0
December 15, 2011 .................           0             0             0             0             0
Weighted Average Life (Years) (1) .        2.50          2.50          2.50          2.50          2.50
Estimated Month of First Principal    1/15/2002     1/15/2002     1/15/2002     1/15/2002     1/15/2002
Estimated Month of Maturity .......   6/15/2006     6/15/2006     6/15/2006     6/15/2006     6/15/2006

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                                 0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
-------------------------------------------------------------------------------------------------------------------
Initial Percent .............................         100           100           100           100           100
December 15, 2002 ...........................         100           100           100           100           100
December 15, 2003 ...........................         100           100           100           100           100
December 15, 2004 ...........................         100           100           100           100           100
December 15, 2005 ...........................         100           100           100           100           100
December 15, 2006 ...........................          60            60            60            60            60
December 15, 2007 ...........................          53            52            52            52            52
December 15, 2008 ...........................          42            41            41            41            41
December 15, 2009 ...........................          24            23            23            23            22
December 15, 2010 ...........................           0             0             0             0             0
December 15, 2011 ...........................           0             0             0             0             0
Weighted Average Life (Years) (1) ...........        6.50          6.49          6.48          6.47          6.46
Estimated Month of First Principal ..........   6/15/2006     6/15/2006     6/15/2006     6/15/2006     6/15/2006
Estimated Month of Maturity .................  12/15/2010    11/15/2010    11/15/2010    11/15/2010    11/15/2010

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
      OF THE CLASS A-3 AND CLASS A-3F CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                                 0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------------------------------------------------------------------------------------------
Initial Percent .............................          100            100            100            100            100
December 15, 2002 ...........................          100            100            100            100            100
December 15, 2003 ...........................          100            100            100            100            100
December 15, 2004 ...........................          100            100            100            100            100
December 15, 2005 ...........................          100            100            100            100            100
December 15, 2006 ...........................          100            100            100            100            100
December 15, 2007 ...........................          100            100            100            100            100
December 15, 2008 ...........................          100            100            100            100            100
December 15, 2009 ...........................          100            100            100            100            100
December 15, 2010 ...........................           98             98             98             97             97
December 15, 2011 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.65           9.65           9.64           9.64           9.64
Estimated Month of First Principal ..........   12/15/2010     11/15/2010     11/15/2010     11/15/2010     11/15/2010
Estimated Month of Maturity .................   12/15/2011     12/15/2011     12/15/2011     12/15/2011     12/15/2011

----------
(1) The weighted average life of each of the Class A-3 and Class A-3F Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 or Class A-3F Certificates, as applicable, to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 or Class A-3F Certificates, as applicable.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                                 0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------------------------------------------------------------------------------------------
Initial Percent .............................          100            100            100            100            100
December 15, 2002 ...........................          100            100            100            100            100
December 15, 2003 ...........................          100            100            100            100            100
December 15, 2004 ...........................          100            100            100            100            100
December 15, 2005 ...........................          100            100            100            100            100
December 15, 2006 ...........................          100            100            100            100            100
December 15, 2007 ...........................          100            100            100            100            100
December 15, 2008 ...........................          100            100            100            100            100
December 15, 2009 ...........................          100            100            100            100            100
December 15, 2010 ...........................          100            100            100            100            100
December 15, 2011 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.98           9.98           9.98           9.98           9.98
Estimated Month of First Principal ..........   12/15/2011     12/15/2011     12/15/2011     12/15/2011     12/15/2011
Estimated Month of Maturity .................   12/15/2011     12/15/2011     12/15/2011     12/15/2011     12/15/2011

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                                 0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------------------------------------------------------------------------------------------
Initial Percent .............................          100            100            100            100            100
December 15, 2002 ...........................          100            100            100            100            100
December 15, 2003 ...........................          100            100            100            100            100
December 15, 2004 ...........................          100            100            100            100            100
December 15, 2005 ...........................          100            100            100            100            100
December 15, 2006 ...........................          100            100            100            100            100
December 15, 2007 ...........................          100            100            100            100            100
December 15, 2008 ...........................          100            100            100            100            100
December 15, 2009 ...........................          100            100            100            100            100
December 15, 2010 ...........................          100            100            100            100            100
December 15, 2011 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.98           9.98           9.98           9.98           9.98
Estimated Month of First Principal ..........   12/15/2011     12/15/2011     12/15/2011     12/15/2011     12/15/2011
Estimated Month of Maturity .................   12/15/2011     12/15/2011     12/15/2011     12/15/2011     12/15/2011

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

YIELD SENSITIVITY OF THE OFFERED CERTIFICATES

     The tables beginning on page     (the "Yield Tables") indicate the
sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-1, Class A-2, Class A-3, Class A-3F, Class B and Class C Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Yield Maintenance Charges. The Yield Tables have been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement, the assumptions described in clauses (a) through (k) on pages S-138 and S-139 and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100/04 means 1004/32%) as a percentage of the initial Certificate Balance of each class of Offered Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of Offered Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including December 1, 2001 to, but excluding December 21, 2001, and by converting the monthly rates to semi-annual corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in the classes of Offered Certificates when the reinvestment rates are considered. For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and/or interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the mortgage loans and extensions in respect of balloon payments that actually occur during the life of the Class A-1, Class A-2, Class A-3, Class A-3F, Class B and Class C Certificates and by the actual performance of the mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     The characteristics of the mortgage loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the mortgage loans permit voluntary partial prepayments. Thus neither the pool of mortgage loans nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with the designated scenario for the Yield Tables. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate, that the actual pre-tax yields on, or any other payment characteristics of, any class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest, the Excess Interest Distribution Account, the Class A-3F Regular Interest, the Swap Contract and the Floating Rate Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates and the Class A-3F Regular Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates (in the case of the Class A-3F Certificates, the portion thereof representing the Class A-3F Regular Interest) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the portion of the trust fund comprised of the Class A-3F Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under Subpart E, Part I of Subchapter J of the Code.

     The Lower-Tier REMIC will hold the mortgage loans, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest therein. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and proceeds thereof and will issue the Regular Certificates (other than the Class A-3F Certificates) and the Class A-3F Regular Interest as regular interests in Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the regular interests represented by the Class
Certificates will be issued with original issue discount ("OID") for federal income tax purposes in an amount equal to the excess of the initial Certificate
Balances of those Certificates [(plus     days of interest at the Pass-through
Rates thereon)] over their respective issue prices (including accrued
interest). It is also anticipated that the Class    , Class    , Class    ,
Class    , Class     and Class     Certificates will be issued at a premium for
federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A)of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v)of the Code to the extent the loans are secured by multifamily and manufactured housing properties. As of the cut-off date, 42 and 1 mortgage loans representing approximately 23.6% and 3.6%,respectively, of the Initial Pool Balance are secured by multifamily and manufactured housing properties and hotel properties, respectively. Moreover, the Offered Certificates, other than the Class A-3F Certificates, will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3)of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Any portion of the basis of the holder of a Class A-3F Certificate allocable to the Swap Contract will not qualify under Section 856(c)(4)(A) of the Code, and any interest on the Class A-3F Certificates in excess of the fixed rate payable on the Class A-3F Regular Interest will not qualify under Section 856(c)(3)(B)of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     Taxation of the Swap Contracts. Each Holder of a Class A-3F Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights and obligations of such Class under the Swap Contract.

     Holders of the Class A-3F Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3F Regular Interest and the related Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-3F Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3F Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-3F Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. It is anticipated that the Swap Premium, if any, will be negligible. A holder of a Class A-3F Certificate would be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium for some other reasonable rate). Prospective purchasers of Class A-3F Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not anticipated that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under such Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3F Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class A-3F Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class A-3F Certificate under Treasury Regulations. A holder of a Class A-3F Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-3F Certificates, representing a beneficial ownership in the Class A-3F Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the Holder of a Class A-3F Certificate incurred or continued to incur indebtedness or acquire or hold such Class A-3F Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI"), CIBC World Markets Corp. ("CIBCWMC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFSI") and Salomon Smith Barney Inc. ("SSBI") (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

CLASS                    JPMSI     CIBCWMC     MLPFSI     SSBI
-----                    -----     -------     ------     ----
Class A-1 ...........      $          $           $        $
Class A-2 ...........      $          $           $        $
Class A-3 ...........      $          $           $        $
Class A-3F ..........      $          $           $        $
Class B .............      $          $           $        $
Class C .............      $          $           $        $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to
be approximately $   , will be    % of the initial aggregate Certificate
Balance of the Offered Certificates, plus (except with respect to the Class A-3F Certificates), accrued interest on the Offered Certificates from December 1, 2001. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"):

  CLASS      S&P     FITCH
  -----      ---     -----
    A-1      AAA      AAA
    A-2      AAA      AAA
    A-3      AAA      AAA
   A-3F      AAA      AAA
     B       AA       AA
     C       AA-      AA-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. The ratings assigned to the Class A-3F Certificates do not represent any assessment as to whether the floating rate on such Certificates will convert to a fixed rate and only reflect the receipt of interest up to the interest on the related Class A-3F Regular Interest (which is a fixed rate of interest). In addition, the ratings assigned to the Class A-3F Certificates do not address the likelihood of the timely receipt of a fixed rate of interest after the occurrence of a swap default if DTC is not given sufficient advance notice of such change in the payment terms. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to a corporate predecessor of J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 90-33, 55 Fed. Reg. 23,151 (June 6, 1990) (the "Exemption") as subsequently amended. The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's Investors Service, Inc. ("Moody's") or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Swap Counterparty, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Because the Swap Agreement applies to the Class A-3F Certificates, Class A-3F Certificates may acquired by or on behalf of Plans only if the Swap Agreement constitutes an "eligible swap" with an "eligible swap counterparty" as those terms are defined in PTE 2000-58, which amended the Exemption to permit purchase of Certificates subject to swap contracts under certain conditions. While the Depositor believes that the Swap Agreement will constitute an eligible swap and that the Swap Counterparty is an eligible swap counterparty, fiduciaries of Plans contemplating the purchase of Class A-3F Certificates, either in the initial offering or in the secondary market, should confirm that all of the requirements for the Plan's purchase of the Class A-3F Certificates are satisfied. In addition, Plans acquiring the Class A-3F Certificates must be Qualified Plan Investors. A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase Class A-3F Certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the Swap Agreement and the effect of the Swap Agreement on the credit ratings of the Class A-3F Certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of the Class A-3F Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                    PAGE
                                                    ----
2001-KP Securitization ............................ S-53
640 North LaSalle Street Borrower ................. S-60
640 North LaSalle Street Property ................. S-60
Actual/360 Basis .................................. S-68
Administrative Cost Rate .......................... S-99
Advances .......................................... S-106
Affinity Group Portfolio Borrower ................. S-64
Affinity Group Portfolio Properties ............... S-64
Anticipated Repayment Date ........................ S-67
Appraisal Reduction ............................... S-107
Appraisal Reduction Amount ........................ S-108
Appraisal Reduction Event ......................... S-106
ARD Loans ......................................... S-67
Asset Status Report ............................... S-116
Assumed Final Distribution Date ................... S-102
Assumed Scheduled Payment ......................... S-100
Attorney General .................................. S-66
Authenticating Agent .............................. S-114
Available Distribution Amount ..................... S-92
Banking Day ....................................... S-99
Base Interest Fraction ............................ S-102
Bulfinch Triangle Borrower ........................ S-66
Bulfinch Triangle Property ........................ S-66
Certificate Account ............................... S-91
Certificate Balance ............................... S-87
Certificate Owner ................................. S-88
Certificate Registrar ............................. S-113
Certificateholders ................................ S-48
Certificates ...................................... S-87
CIBC .............................................. S-48
CIBCWMC ........................................... S-146
Class A Certificates .............................. S-87
Class A-3F Available Funds ........................ S-133
Class A-3F Interest Distribution Amount ........... S-134
Class A-3F Principal Distribution Amount .......... S-134
Class X Certificates .............................. S-87
Class X Component ................................. S-88
Class X Strip Rate ................................ S-98
Clearstream, Luxembourg ........................... S-88
Closing Date ...................................... S-48
Code .............................................. S-143
Collateral Support Deficit ........................ S-104
Compensating Interest Payment ..................... S-122
Component Balance ................................. S-88
Constant Prepayment Rate .......................... S-138
Controlling Class ................................. S-118
Controlling Class Certificateholder ............... S-118
Corrected Mortgage Loan ........................... S-116

                                                    PAGE
                                                    ----
CPR ............................................... S-138
Cross-Over Date ................................... S-97
Cut-off Date Balance .............................. S-48
Defeasance ........................................ S-69
Defeasance Lockout Period ......................... S-69
Depositor ......................................... S-48
Depositories ...................................... S-89
Desert Palms Borrower ............................. S-62
Desert Palms Property ............................. S-62
Determination Date ................................ S-91, S-107
Direct Participants ............................... S-89
Directing Certificateholder ....................... S-118
Discount Rate ..................................... S-68
Distributable Certificate Interest ................ S-99
Distribution Account .............................. S-91
Distribution Date ................................. S-91
DTC ............................................... S-88
Due Period ........................................ S-93
Effective Gross Income ............................ S-75
ERISA ............................................. S-148
ERISA Plan ........................................ S-148
ESA ............................................... S-81
Euroclear ......................................... S-88
Events of Default ................................. S-129
Excess Interest ................................... S-99
Excess Interest Distribution Account .............. S-92
Excluded Plan ..................................... S-149
Exemption ......................................... S-148
Fitch ............................................. S-147
Fixed Interest Distribution ....................... S-134
Floating Rate Account ............................. S-92, S-133
Floating Rate Certificate Notional Amount ......... S-134
Form 8-K .......................................... S-72
Franklin Park Mall Borrower ....................... S-50
Franklin Park Mall Property ....................... S-50
Gain on Sale Reserve Account ...................... S-92
Indirect Participants ............................. S-89
Initial Pool Balance .............................. S-48
Initial Rate ...................................... S-67
Initial Resolution Period ......................... S-84
Insurance and Condemnation Proceeds ............... S-91
Interest Distribution Amount ...................... S-99
Interest Reserve Account .......................... S-92
Interest Reset Date ............................... S-99
IRS ............................................... S-126
JPMorgan Chase .................................... S-48
JPMSI ............................................. S-146
Kings Plaza Borrower .............................. S-53
Kings Plaza Loan .................................. S-53
Kings Plaza Pooled Note ........................... S-53

                                                      PAGE
                                                      ----
Kings Plaza Property ................................ S-53
LIBOR ............................................... S-98
Liquidation Fee ..................................... S-120
Liquidation Fee Rate ................................ S-121
Liquidation Proceeds ................................ S-91
Lock Box Accounts ................................... S-85
Lock Box Loans ...................................... S-85
Lockout Period ...................................... S-68
Lower-Tier Distribution Account ..................... S-91
Lower-Tier REMIC .................................... S-143
Lower-Tier REMIC Regular Interests .................. S-143
LTV Ratio ........................................... S-76
MAI ................................................. S-107
Marriott-Keystone Borrower .......................... S-59
Marriott-Keystone Property .......................... S-59
Master Servicer ..................................... S-119
Master Servicer Remittance Date ..................... S-105
MLPFSI .............................................. S-146
Moody's ............................................. S-148
Mortgage ............................................ S-48
Mortgage Loan Sellers ............................... S-48
Mortgage Note ....................................... S-48
Mortgage Rate ....................................... S-99
Mortgaged Property .................................. S-48
Net Aggregate Prepayment Interest Shortfall ......... S-100
Net Mortgage Rate ................................... S-98
Net Operating Income ................................ S-75
Net Swap Payment .................................... S-97
NOI ................................................. S-75
Non-Offered Certificates ............................ S-87
Non-Offered Subordinate Certificates ................ S-104
Nonrecoverable Advance .............................. S-106
Notional Amount ..................................... S-88
Offered Certificates ................................ S-87
OID ................................................. S-144
Olentangy Commons Apartments Borrower ............... S-56
Olentangy Commons Apartments Property ............... S-56
Operating Statements ................................ S-76
Option Price ........................................ S-125
Other Kings Plaza Notes ............................. S-53
P&I Advance ......................................... S-105
PAR ................................................. S-81
Participants ........................................ S-88
Pass-through Rate ................................... S-97
Percentage Interest ................................. S-88
Periodic Payments ................................... S-93
Permitted Investments ............................... S-92
Plan ................................................ S-148
Pooling and Servicing Agreement ..................... S-87
Prepayment Assumption ............................... S-144

                                                  PAGE
                                                  ----
Prepayment Interest Excess ...................... S-121
Prepayment Interest Shortfall ................... S-122
Prime Rate ...................................... S-106
Principal Distribution Amount ................... S-100
Principal Shortfall ............................. S-100
Purchase Agreements ............................. S-48
Purchase Option ................................. S-125
Purchase Price .................................. S-84
Qualified Plan Investor ......................... S-150
Qualified Substitute Mortgage Loan .............. S-85
Rated Final Distribution Date ................... S-102
Record Date ..................................... S-91
Reference Bank .................................. S-98
Reimbursement Rate .............................. S-106
Related Proceeds ................................ S-106
Release Date .................................... S-69
REMIC ........................................... S-143
REMIC Provisions ................................ S-143
REO Account ..................................... S-124
REO Loan ........................................ S-101
REO Property .................................... S-116
Residual Certificates ........................... S-87
Restricted Group ................................ S-148
Revised Rate .................................... S-67
Rules ........................................... S-90
S&P ............................................. S-147
Saddlebrook Farms Borrower ...................... S-61
Saddlebrook Farms Property ...................... S-61
Scheduled Principal Distribution Amount ......... S-100
Section 8 ....................................... S-49
Senior Certificates ............................. S-87
Servicing Advances .............................. S-106
Servicing Fee ................................... S-119
Servicing Fee Rate .............................. S-119
Servicing Standards ............................. S-115
Similar Law ..................................... S-148
Special Servicer ................................ S-119
Special Servicing Fee ........................... S-120
Special Servicing Fee Rate ...................... S-120
Specially Serviced Mortgage Loans ............... S-116
SSBI ............................................ S-146
Stated Principal Balance ........................ S-101
Statement to Certificateholders ................. S-108
Subordinate Certificates ........................ S-87
Subordinate Offered Certificates ................ S-87
Swap Contract ................................... S-133
Swap Counterparty ............................... S-133
Swap Default .................................... S-134
Swap Premium .................................... S-145
Terms and Conditions ............................ S-90

                                                             PAGE
                                                             ----
The Chase Manhattan Corporation ............................ S-80
Treasury Rate .............................................. S-69
Trustee .................................................... S-48
Trustee Fee ................................................ S-113
Trustee Fee Rate ........................................... S-113
Underwriters ............................................... S-146
Underwriting Agreement ..................................... S-146
Underwritten Cash Flow ..................................... S-75
Underwritten Cash Flow Debt Service Coverage Ratio ......... S-75
Underwritten NOI ........................................... S-75
Unscheduled Principal Distribution Amount .................. S-100
Upper-Tier Distribution Account ............................ S-91
Upper-Tier REMIC ........................................... S-143
UW Cash Flow ............................................... S-75
UW DSCR .................................................... S-75
UW NOI ..................................................... S-75
Voting Rights .............................................. S-112
WAC Rate ................................................... S-98
Washington Business Park Borrower .......................... S-57
Washington Business Park Property .......................... S-57
Withheld Amounts ........................................... S-92
Withheld Loans ............................................. S-92
Workout Fee ................................................ S-120
Workout Fee Rate ........................................... S-120
Yield Maintenance Charge ................................... S-68
Yield Maintenance Period ................................... S-68
Yield Tables ............................................... S-142

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #      ORIGINATOR   PROPERTY NAME                                                  STREET ADDRESS
------      ----------   -------------                                                  --------------
1               JPM      Franklin Park Mall                                             5001 Monroe Street
2               JPM      Kings Plaza (10)                                               5100 Kings Plaza
3              CIBC      Olentangy Commons Apartments                                   4765 Blairfield Drive
4              CIBC      Washington Business Park                                       Various
4.1            CIBC      5000 Philadelphia Way                                          5000 Philadelphia Way
4.2            CIBC      4819-4881 Walden Lane                                          4819-4881 Walden Lane
4.3            CIBC      9701 Philadelphia Court                                        9701 Philadelphia Court
4.4            CIBC      4640 Forbes Boulevard                                          4640 Forbes Boulevard
4.5            CIBC      5200 Philadelphia Way                                          5200 Philadelphia Way
4.6            CIBC      9901 Philadelphia Court                                        9901 Business Park
4.7            CIBC      5001 Forbes Boulevard                                          5001 Forbes Boulevard
4.8            CIBC      4601 Forbes Boulevard                                          4601 Forbes Boulevard
4.9            CIBC      4850 Forbes Boulevard                                          4850 Forbes Boulevard
5               JPM      Marriott - Keystone @ River Crossing                           3645 River Crossing Parkway
6               JPM      640 North LaSalle Street                                       640 North LaSalle Street
7               JPM      Saddlebrook Farm                                               23000 West Peterson Road
8              CIBC      Desert Palms                                                   3721, 3833, 3851, 3853, 3855, 3903, 3909,
                                                                                          3911 and 3923 East Thomas Road
9              CIBC      Bulfinch Triangle                                              200 Portland Street
10              JPM      Keys Apartments                                                4129 Hearthside Drive
11             CIBC      Draper Crossing                                                212 East 12300 South
12              JPM      Cotton Center Office Buildings                                 50 Bellefontaine Street and 50 Alessandro
                                                                                          Place
13              JPM      4250 Lancaster Pike                                            4250 Lancaster Pike
14             CIBC      15 Independence Drive                                          15 Independence Drive
15             CIBC      The Celestica Building                                         3050 Superior Drive Northwest
16              JPM      Mill at White Clay Office                                      500 Creek View Road
17              JPM      Cascades West                                                  12005 Sunrise Valley Drive
18             CIBC      Waterford Plaza                                                121 Boston Post Road
19             CIBC      Northwest Corners Apartments                                   8520 Pitner Road
20             CIBC      Westgate Mall                                                  114-626 Westgate Mall
21             CIBC      Airpark Center                                                 15425, 15475 and 15455 North Greenway-Hayden
                                                                                          Loop
22              JPM      Plaza Nine                                                     900 Route 9 North
23              JPM      Lincoln Oaks Village                                           130-140 West Hillcrest Drive
24             CIBC      Rolling Ridge Plaza                                            2959 Chino Avenue
25              JPM      Bavarian Woods Apartments                                      154 Bavarian Drive
26              JPM      Park Shore East Elderly Apartments                             6250 South Park Shore East and 1500-1528
                                                                                          East 63rd Street
27             CIBC      300 Clubhouse Lane                                             300 Clubhouse Lane
28             CIBC      Philadelphia Portfolio                                         Various
28.1           CIBC      Grant Plaza                                                    2901 Grant Avenue
28.2           CIBC      511 North Broad Street                                         511-19 North Broad Street
28.3           CIBC      Spring Garden Center                                           1008 Spring Garden Street
29             CIBC      57-65 48th Street                                              57-65 48th Street
30              JPM      Bowling Green Specialty Center                                 1680 Campbell Lane
31              JPM      Circleport Technology Center                                   1260 Pacific Avenue
32              JPM      Barton Creek Office                                            3755 Capital of Texas Highway South
33             CIBC      American Industrial Center                                     830 County Road 427, 110 Pineda Street and
                                                                                          1250-1260 American Way
34             CIBC      Woods Corner Shopping Center                                   1920 Centerville Turnpike
35              JPM      Horizon Apartments                                             151 Andrew Avenue
36              JPM      Ridge Pointe Apartments                                        8900 Old Santa Fe Road
37             CIBC      Affinity Group, Inc. - Ventura                                 2575 Vista Del Mar Drive
38              JPM      1988 Tarob Court                                               1980-1988 Tarob Court
39             CIBC      Westgate Square Shopping Center                                2625 Hiawassee Road
40             CIBC      Westland Industries Portfolio                                  Various
40.1           CIBC      Coliseum Apartments                                            4609-4663 Coliseum Street
40.2           CIBC      Regina Apartments                                              420 South Westlake Avenue
40.3           CIBC      Carlin Apartments                                              3333 Carlin Avenue
41             CIBC      Ashleye Village                                                155 West Overly Drive
42              JPM      Ontario Business Center                                        601, 603 & 605 Milliken Avenue
43             CIBC      South Place Office Park                                        5880 Nolensville Pike
44             CIBC      Whitney Square                                                 674-696 South Whitney Way
45             CIBC      Winn Dixie - Metairie                                          5901 Airline Highway
46             CIBC      Winn Dixie - Meraux                                            4700 East Judge Perez Drive
47              JPM      Poplar Towers                                                  6263 Poplar Avenue
48              JPM      Banks Progressive                                              4461 Cox Road
49              JPM      Belvedere Nursing & Rehab                                      2507 Chestnut Street
50             CIBC      Pine Tree Apartments                                           101-133 Lock Road
51             CIBC      Summit Building                                                8555 16th Street
52             CIBC      Lexington Apartments                                           3073 Washinton Road
53             CIBC      39-34 43rd Street                                              39-34 43rd Street
54              JPM      Westwood Village Shopping Center - Wilson                      2326-2480 Forest Hills Road
55              JPM      Oak Run Apartments                                             4100 Vista Road
56             CIBC      Lamplighter Manufactured Housing                               4801 Goldfield Road
57             CIBC      6650 Highland Road                                             6650 Highland Road
58             CIBC      Affinity Group, Inc. - La Mirada                               14900 South Firestone Boulevard
59             CIBC      Runningbrook Apartments                                        1519 Running Brook Drive
60              JPM      Terrace View Apartments                                        417 West Tarrant Road
61              JPM      Portside Business Park                                         460-509 Seaport Court
62             CIBC      Feather Sound Place                                            2665 Ulmerton Road
63              JPM      McShea Gaither                                                 9121-9129 Gaither Road
64             CIBC      1780 Ocean Avenue                                              1780 Ocean Avenue
65             CIBC      Park Square Office Complex                                     4077-4089 Tamiami Trail North
66             CIBC      Affinity Group, Inc. - Kissimmee                               5175 West Irlo Bronson Parkway
67              JPM      West Seattle Stor-More                                         2850 Southwest Yancy Street
68              JPM      Ridge Road Industrial Park                                     950 Ridge Road
69             CIBC      Mountainside Plaza                                             1450 Route 22 West
70              JPM      Valley Fair Shopping Center                                    2720-2930 West Locust Street
71             CIBC      Eufaula Towne Center                                           1218 South Eufaula Avenue
72              JPM      Mill Creek Village                                             3290 Buford Drive
73              JPM      Cedar Ridge Apartments                                         2313 Grant Line Road
74              JPM      River Park Atrium                                              161 South Lincolnway
75             CIBC      Affinity Group, Inc. - Belleville                              43646 I-94 North Service Road
76              JPM      Burien Stor-More                                               1612 SW 114th Street
77              JPM      Collington Commerce Center                                     401 & 403 Prince George's Boulevard
78              JPM      Camelot Court Apartments - Buffalo                             31 Cordova Boulevard
79              JPM      Hilltop Apartments                                             9101-9125 Chillichothe Road
80              JPM      Trawood Professional Plaza                                     2260 Trawood Drive
81              JPM      Union Plaza                                                    65 Dwight Street
82             CIBC      Coventry Apartments                                            1505 Sparkman Drive, NW
83              JPM      Franklin Square                                                3724 Jefferson Street
84              JPM      Elysce Building                                                10135 Colvin Run Road
85              JPM      Desert Paradise                                                10537 South Avenue 9E
86             CIBC      Affinity Group, Inc. - Bowling Green (Office)                  650 Three Springs Road
87             CIBC      Colony Square Apartments                                       705 West River Road
88              JPM      Executive One Center at Westpark                               3790 Fernandina Road
89              JPM      Peachtree Corners Village                                      3384 Holcomb Bridge Road
90             CIBC      Affinity Group, Inc. - Bakersfield                             3830 Saco Road
91              JPM      503 Oak Place Office Building                                  503 Oak Place
92             CIBC      Townview Place Apartments                                      4015 Callaghan Road
93              JPM      Dukes West Manufactured Housing                                5460 Harlan Street
94              JPM      Grandview Apartments                                           220-225 Oxford Drive
95             CIBC      Friendly Village                                               172 Route 70 East
96              JPM      Town Fair @ Legacy Park                                        3900 Legacy Park Boulevard
97              JPM      Stonegate Manufactured Housing                                 101 Elms Road
98             CIBC      Hidden Lane Apartments                                         612 Garrison Road
99              JPM      Pan Am Mini Storage                                            2383 Mayport Road
100             JPM      Glenview Apartments                                            2500 Redstone Road
101             JPM      Ansonia Center Apartments                                      712 Main Street
102            CIBC      Casa Blanca Apartments                                         3729-3730 West Tyson Avenue and 3729 West
                                                                                          Wallace Avenue
103             JPM      7700 North Freeway - Houston                                   7700 North Freeway
104             JPM      18th Street                                                    526 East 17th Street
105             JPM      Chestnut Square Apartments                                     6000 Will Rogers Road
106             JPM      Ramona Manufactured Housing                                    11906 Ramona Avenue
107             JPM      Fairview Public Storage                                        5484 Flakes Mill Road
108             JPM      CVS, Mechanicsburg                                             30 East Simpson Street
109             JPM      400 Camino de Estrella                                         400 Camino de Estrella
110            CIBC      Park Place Apartments                                          8529 Park Villa Drive
111             JPM      914 Howell Mill Road                                           914 Howell Mill Road
112             JPM      Sunrise Village Apartments                                     7403-7443 Sunrise Boulevard
113             JPM      Pecos Professional Building                                    3777 South Pecos-McLeod
114             JPM      Bentar Building                                                5900 Emerald Avenue
115             JPM      Reynolds Place                                                 1911 and 1915 Spring Garden Street and 903
                                                                                          Reynolds Place
116             JPM      Mann Business Center                                           7907 Yarnwood Court
117             JPM      University Court - Buffalo                                     3442 Main Street
118             JPM      Playhouse Apartments                                           52-54 Main Street
119             JPM      Nation's Capital Archives                                      405 Fannon Street
120             JPM      New Yorker Town and Country Homes                              482-501 Pheasant Run
121             JPM      Pawling Plaza                                                  541 Pawling Avenue
122             JPM      Hamilton Park Drive                                            7610 Hamilton Park Drive
123             JPM      1716 Stone Avenue                                              1716 Stone Avenue
124             JPM      Camden Way II Apartments                                       145 North Gross Road
125             JPM      Socorro Manufactured Housing                                   9739 Ahumada Drive
126            CIBC      Affinity Group, Inc. - Bowling Green (Retail)                  134 Beech Bend Road

                                                                                               NUMBER OF              PROPERTY
LOAN #     CITY                     STATE         ZIP CODE      COUNTY                         PROPERTIES               TYPE
------     ----                     -----         --------      ------                         ----------               ----
1          Toledo                     OH           43623        Lucas                              1          Retail
2          Brooklyn                   NY           11234        Kings                              1          Retail
3          Columbus                   OH           43214        Franklin                           1          Multifamily
4          Lanham                     MD           20706        Prince Georges                     9          Various
4.1        Lanham                     MD           20706        Prince Georges                                Industrial
4.2        Lanham                     MD           20706        Prince Georges                                Industrial
4.3        Lanham                     MD           20706        Prince Georges                                Industrial
4.4        Lanham                     MD           20706        Prince Georges                                Office
4.5        Lanham                     MD           20706        Prince Georges                                Industrial
4.6        Lanham                     MD           20706        Prince Georges                                Industrial
4.7        Lanham                     MD           20706        Prince Georges                                Industrial
4.8        Lanham                     MD           20706        Prince Georges                                Office
4.9        Lanham                     MD           20706        Prince Georges                                Industrial
5          Indianapolis               IN           46240        Marion                             1          Hotel
6          Chicago                    IL           60610        Cook                               1          Office
7          Round Lake Park            IL           60030        Lake                               1          Manufactured Housing
8          Phoenix                    AZ           85018        Maricopa                           1          Retail
9          Boston                     MA           02114        Suffolk                            1          Office
10         Wilmington                 NC           28412        New Hanover                        1          Multifamily
11         Draper                     UT           84020        Salt Lake                          1          Retail
12         Pasadena                   CA           91105        Los Angeles                        1          Office
13         Wilmington                 DE           19805        New Castle                         1          Office
14         Devens                     MA           01432        Worcester                          1          Industrial
15         Rochester                  MN           55901        Olmsted                            1          Industrial
16         Newark                     DE           19711        New Castle                         1          Office
17         Reston                     VA           20191        Fairfax                            1          Office
18         Waterford                  CT           06385        New London                         1          Retail
19         Houston                    TX           77080        Harris                             1          Multifamily
20         Madison                    WI           53711        Dane                               1          Retail
21         Scottsdale                 AZ           85260        Maricopa                           1          Office
22         Woodbridge                 NJ           07095        Middlesex                          1          Office
23         Thousand Oaks              CA           91360        Ventura                            1          Retail
24         Chino Hills                CA           91709        San Bernardino                     1          Retail
25         Middletown                 OH           45044        Butler                             1          Multifamily
26         Chicago                    IL           60637        Cook                               1          Multifamily
27         Hunt Valley                MD           21031        Baltimore                          1          Industrial
28         Philadelphia               PA          Various       Philadelphia                       3          Various
28.1       Philadelphia               PA           19114        Philadelphia                                  Industrial
28.2       Philadelphia               PA           19123        Philadelphia                                  Office
28.3       Philadelphia               PA           19123        Philadelphia                                  Retail
29         Maspeth                    NY           11378        Queens                             1          Industrial
30         Bowling Green              KY           42104        Warren                             1          Retail
31         Erlanger                   KY           41018        Kenton                             1          Office
32         Austin                     TX           78704        Travis                             1          Office
33         Longwood                   FL           32750        Seminole                           1          Industrial
34         Virginia Beach             VA           23464        Virginia Beach City                1          Retail
35         Naugatuck                  CT           06770        New Haven                          1          Multifamily
36         Kansas City                MO           64138        Jackson                            1          Multifamily
37         Ventura                    CA           93001        Ventura                            1          Office
38         Milpitas                   CA           95035        Santa Clara                        1          Office
39         Orlando                    FL           32818        Orange                             1          Retail
40         Various                    CA          Various       Los Angeles                        3          Multifamily
40.1       Los Angeles                CA           90016        Los Angeles                                   Multifamily
40.2       Los Angeles                CA           90057        Los Angeles                                   Multifamily
40.3       Lynwood                    CA           90262        Los Angeles                                   Multifamily
41         Lake Dallas                TX           75065        Denton                             1          Multifamily
42         Ontario                    CA           91761        San Bernardino                     1          Industrial
43         Nashville                  TN           37211        Davidson                           1          Office
44         Madison                    WI           53711        Dane                               1          Retail
45         Metairie                   LA           70003        Jefferson Parish                   1          Retail
46         Meraux                     LA           70075        St. Bernard                        1          Retail
47         Memphis                    TN           38119        Shelby                             1          Office
48         Glen Allen                 VA           23060        Henrico                            1          Office
49         Chester                    PA           19013        Delaware                           1          Nursing Home
50         Deerfield Beach            FL           33442        Broward                            1          Multifamily
51         Silver Spring              MD           20910        Montgomery                         1          Office
52         East Point                 GA           30344        Fulton                             1          Multifamily
53         Long Island City           NY           11104        Queens                             1          Industrial
54         Wilson                     NC           27893        Wilson                             1          Retail
55         Pasadena                   TX           77504        Harris                             1          Multifamily
56         San Antonio                TX           78218        Bexar                              1          Manufactured Housing
57         Waterford                  MI           48327        Oakland                            1          Mixed Use
58         La Mirada                  CA           90638        Los Angeles                        1          Retail
59         Arlington                  TX           76010        Tarrant                            1          Multifamily
60         Grand Prairie              TX           75050        Dallas                             1          Multifamily
61         Redwood City               CA           94063        San Mateo                          1          Office
62         Clearwater                 FL           33762        Pinellas                           1          Mixed Use
63         Gaithersburg               MD           20877        Montgomery                         1          Industrial
64         Brooklyn                   NY           11230        Kings                              1          Office
65         Naples                     FL           34103        Collier                            1          Office
66         Kissimmee                  FL           34746        Osceola                            1          Retail
67         Seattle                    WA           98126        King                               1          Storage
68         Claymont                   DE           19703        New Castle                         1          Industrial
69         Mountainside               NJ           07092        Union                              1          Office
70         Davenport                  IA           52804        Scott                              1          Retail
71         Eufaula                    AL           36027        Barbour                            1          Retail
72         Buford                     GA           30519        Gwinnett                           1          Retail
73         New Albany                 IN           47150        Floyd                              1          Multifamily
74         North Aurora               IL           60542        Kane                               1          Office
75         Belleville                 MI           48111        Wayne                              1          Retail
76         Seattle                    WA           98146        King                               1          Storage
77         Upper Marlboro             MD           20772        Prince George's                    1          Industrial
78         Buffalo                    NY           14214        Erie                               1          Multifamily
79         Kirtland                   OH           44094        Lake                               1          Multifamily
80         El Paso                    TX           79935        El Paso                            1          Office
81         New Haven                  CT           06511        New Haven                          1          Multifamily
82         Huntsville                 AL           35816        Madison                            1          Multifamily
83         Austin                     TX           78731        Travis                             1          Office
84         Great Falls                VA           22066        Fairfax                            1          Office
85         Yuma                       AZ           85365        Yuma                               1          Manufactured Housing
86         Bowling Green              KY           42104        Warren                             1          Office
87         San Marcos                 TX           78666        Hays                               1          Multifamily
88         Columbia                   SC           29210        Lexington                          1          Office
89         Norcross                   GA           30092        Gwinnett                           1          Retail
90         Bakersfield                CA           93308        Kern                               1          Industrial
91         Atlanta                    GA           30349        Clayton                            1          Office
92         San Antonio                TX           78228        Bexar                              1          Multifamily
93         Arvada                     CO           80002        Jefferson                          1          Manufactured Housing
94         Winchester                 KY           40391        Clark                              1          Multifamily
95         Toms River                 NJ           08755        Ocean                              1          Manufactured Housing
96         Kennesaw                   GA           30144        Cobb                               1          Retail
97         Killeen                    TX           76542        Bell                               1          Manufactured Housing
98         Battle Creek               MI           49017        Calhoun                            1          Multifamily
99         Atlantic Beach             FL           32233        Duval                              1          Storage
100        Huntsville                 AL           35803        Madison                            1          Multifamily
101        Buffalo                    NY           14202        Erie                               1          Multifamily
102        Tampa                      FL           33611        Hillsborough                       1          Multifamily
103        Houston                    TX           77037        Harris                             1          Industrial
104        Tucson                     AZ           85701        Pima                               1          Industrial
105        Midwest City               OK           73110        Oklahoma                           1          Multifamily
106        Chino                      CA           91710        San Bernardino                     1          Manufactured Housing
107        Ellenwood                  GA           30294        Henry                              1          Storage
108        Mechanicsburg              PA           17055        Cumberland                         1          Retail
109        San Clemente               CA           92672        Orange                             1          Retail
110        Mountain Iron              MN           55768        St. Louis                          1          Multifamily
111        Altanta                    GA           30318        Fulton                             1          Office
112        Citrus Heights             CA           95610        Sacramento                         1          Multifamily
113        Las Vegas                  NV           89121        Clark                              1          Office
114        Las Vegas                  NV           89122        Clark                              1          Industrial
115        Greensboro                 NC           27403        Guilford                           1          Multifamily
116        Springfield                VA           22153        Fairfax                            1          Industrial
117        Buffalo                    NY           14207        Erie                               1          Multifamily
118        Brewster                   NY           10509        Putnam                             1          Multifamily
119        Alexandria                 VA           22301        Alexandria City                    1          Industrial
120        Canastota                  NY           13022        Madison                            1          Multifamily
121        Troy                       NY           12180        Rensselaer                         1          Retail
122        Chattanooga                TN           37421        Hamilton                           1          Mixed Use
123        San Jose                   CA           95125        Santa Clara                        1          Industrial
124        Kingsland                  GA           31548        Camden                             1          Multifamily
125        El Paso                    TX           79927        El Paso                            1          Manufactured Housing
126        Bowling Green              KY           42101        Warren                             1          Retail

                      PROPERTY                                   YEAR                                     UNIT OF
LOAN #                SUBTYPE               YEAR BUILT         RENOVATED             TOTAL SF/UNITS      MEASURE      OCCUPANCY (1)
------                -------               ----------         ---------             --------------      -------      -------------
1          Regional Mall                       1971              2001                       512,397         SF            99.0%
2          Regional Mall                       1970              2000                       748,051         SF            98.6%
3          Multifamily                         1971              1990                           827       Units           97.5%
4          Various                            Various           Various                     570,442         SF            91.8%
4.1        Flex                                1983                                          95,171         SF            88.9%
4.2        Flex                                1987                                          83,078         SF            93.2%
4.3        Flex                                1983                                          80,744         SF            100.0%
4.4        Suburban                            1984                                          60,512         SF            90.5%
4.5        Flex                                1981                                          52,786         SF            94.5%
4.6        Flex                                1987                                          62,242         SF            94.0%
4.7        Flex                                1980                                          86,215         SF            78.9%
4.8        Suburban                            1982                                          45,268         SF            100.0%
4.9        Flex                                1981                                           4,426         SF            100.0%
5          Full Service                        1998                                             315       Rooms           67.4%
6          CBD                                 1969              1998                       291,831         SF            91.8%
7          Manufactured Housing                1989              2000                           730        Pads           95.3%
8          Anchored                            2000                                         330,976         SF            97.2%
9          CBD                                 1889              1985                       100,868         SF            100.0%
10         Multifamily                         1994              1997                           332       Units           95.2%
11         Anchored                            1998                                         167,310         SF            99.2%
12         Suburban                            1975              1983                       109,621         SF            97.0%
13         Suburban                            2001                                          98,500         SF            100.0%
14         Warehouse/Distribution              2000                                         370,545         SF            100.0%
15         Flex                                2001                                         204,736         SF            100.0%
16         Suburban                            2001                                         107,822         SF            100.0%
17         Suburban                            1982                                         109,506         SF            100.0%
18         Anchored                            1970              1997                       136,210         SF            100.0%
19         Multifamily                         1972              2001                           466       Units           96.1%
20         Anchored                            1960              1996                       233,709         SF            95.4%
21         Suburban                            1989                                         113,878         SF            100.0%
22         Suburban                            1977              1997                       111,434         SF            100.0%
23         Unanchored                          1989                                          52,628         SF            96.3%
24         Anchored                            1991                                          85,585         SF            94.3%
25         Multifamily                         1973              2000                           259       Units           92.7%
26         Multifamily                         1980                                             204       Units           98.5%
27         Warehouse/Distribution              1969              2001                       349,261         SF            100.0%
28         Various                            Various           Various                     198,292         SF            93.2%
28.1       Flex                                1965              1994                       104,000         SF            92.5%
28.2       Suburban                            1911              1999                        67,000         SF            91.4%
28.3       Unanchored                          1930              2000                        27,292         SF            100.0%
29         Warehouse/Distribution              1963              2000                       124,500         SF            100.0%
30         Anchored                            1996                                          97,170         SF            100.0%
31         Suburban                            1999                                         116,530         SF            100.0%
32         Suburban                            1984                                          72,976         SF            87.4%
33         Flex                                2001                                         206,694         SF            95.1%
34         Anchored                            1988                                         150,079         SF            94.1%
35         Multifamily                         1970                                             310       Units           98.7%
36         Multifamily                         1972              1996                           301       Units           94.0%
37         Suburban                            1983              1995                        74,176         SF            100.0%
38         Suburban                            1984                                          46,050         SF            100.0%
39         Anchored                            1981                                         136,588         SF            91.8%
40         Multifamily                        Various           Various                         196       Units           99.0%
40.1       Multifamily                         1955              2000                            90       Units           100.0%
40.2       Multifamily                         1924              1989                            85       Units           98.8%
40.3       Multifamily                         1961              1999                            21       Units           95.2%
41         Multifamily                         1988                                             184       Units           92.9%
42         Warehouse/Distribution              1989                                         128,424         SF            97.1%
43         Suburban                            1990                                          82,000         SF            100.0%
44         Anchored                            1974              1984                       119,431         SF            93.6%
45         Anchored                            1997                                          63,289         SF            100.0%
46         Anchored                            1998                                          59,531         SF            100.0%
47         Suburban                            1974              2000                       100,901         SF            84.9%
48         Suburban                            1988                                          71,087         SF            91.1%
49         Nursing Home                        1948              1983                           169        Beds           90.0%
50         Multifamily                         1973                                             134       Units           96.3%
51         CBD                                 1963              2001                        80,563         SF            95.9%
52         Multifamily                         1964              2000                           211       Units           90.0%
53         Warehouse/Distribution              1962              1998                       100,827         SF            100.0%
54         Anchored                            1999                                         104,011         SF            100.0%
55         Multifamily                         1982                                             160       Units           96.3%
56         Manufactured Housing                1971              1987                           248        Pads           98.0%
57         Industrial/Retail                   1989                                          85,443         SF            98.8%
58         Anchored                            1996                                          33,479         SF            100.0%
59         Multifamily                         1983              1992                           248       Units           97.2%
60         Multifamily                         1968              2000                           192       Units           97.9%
61         Suburban                            1981                                          68,170         SF            95.0%
62         Office/Retail                       1986                                          63,852         SF            100.0%
63         Flex                                1964              1990                        57,219         SF            100.0%
64         CBD                                 2001                                          26,925         SF            100.0%
65         Suburban                            1978                                          32,174         SF            97.4%
66         Anchored                            1979                                          58,382         SF            100.0%
67         Storage                             1994                                             663       Units           96.5%
68         Warehouse/Distribution              1985              2000                       127,260         SF            96.0%
69         Suburban                            1984                                          41,531         SF            98.9%
70         Anchored                            1985              1999                       108,361         SF            87.9%
71         Anchored                            1990                                          89,959         SF            96.9%
72         Unanchored                          2000                                          19,043         SF            100.0%
73         Multifamily                         1971              1997                           112       Units           92.0%
74         Suburban                            1972              1988                        55,759         SF            100.0%
75         Anchored                            1987                                          44,248         SF            100.0%
76         Storage                             1996                                             610       Units           92.5%
77         Flex                                1990                                          81,284         SF            100.0%
78         Multifamily                         1972              2001                           144       Units           98.6%
79         Multifamily                         1975                                              76       Units           92.1%
80         Suburban                            1999                                          28,000         SF            100.0%
81         Multifamily                         1968              1986                            77       Units           97.4%
82         Multifamily                         1977                                             100       Units           98.0%
83         Suburban                            1974              1991                        36,976         SF            97.2%
84         Suburban                            2001                                          18,186         SF            86.4%
85         Manufactured Housing                1987              1999                           262        Pads           66.8%
86         Suburban                            1989                                          31,278         SF            100.0%
87         Multifamily                         1983              1996                            64       Units           93.8%
88         Suburban                            2000                                          24,867         SF            100.0%
89         Unanchored                          1985              2001                        11,310         SF            100.0%
90         Warehouse/Distribution              1985              1995                        85,757         SF            100.0%
91         Suburban                            1989                                          39,533         SF            100.0%
92         Multifamily                         1974              2000                           112       Units           95.5%
93         Manufactured Housing                1958              1999                            76        Pads           98.7%
94         Multifamily                         1978              1982                           104       Units           98.1%
95         Manufactured Housing                1969              2000                           180        Pads           100.0%
96         Unanchored                          1998                                          21,402         SF            97.0%
97         Manufactured Housing                1976              2000                           198        Pads           84.8%
98         Multifamily                         1967              1996                            77       Units           96.1%
99         Storage                             1988                                             567       Units           96.6%
100        Multifamily                         1984              2000                            90       Units           92.2%
101        Multifamily                         1920              1985                            57       Units           96.5%
102        Multifamily                         1972              2000                            48       Units           100.0%
103        Flex                                1972                                         102,000         SF            100.0%
104        Flex                                1973              1999                        55,440         SF            100.0%
105        Multifamily                         1972              1999                           104       Units           93.3%
106        Manufactured Housing                1980                                              48        Pads           100.0%
107        Storage                             1998              2000                           279       Units           84.9%
108        Anchored                            1961              2000                        11,726         SF            100.0%
109        Unanchored                          1971              1999                        12,586         SF            100.0%
110        Multifamily                         1998                                              29       Units           93.1%
111        Suburban                            1920              1999                        11,631         SF            100.0%
112        Multifamily                         1980              1997                            22       Units           95.5%
113        Suburban                            1995                                           9,454         SF            100.0%
114        Flex                                1999                                          14,000         SF            100.0%
115        Multifamily                         1956              1999                            18       Units           100.0%
116        Flex                                1979                                          22,500         SF            100.0%
117        Multifamily                         1925                                              44       Units           100.0%
118        Multifamily                         1870              2000                            18       Units           100.0%
119        Warehouse/Distribution              1952              1998                        17,000         SF            100.0%
120        Multifamily                         1975                                              20       Units           100.0%
121        Unanchored                          1941              1999                        18,557         SF            100.0%
122        Office/Retail                       1998                                          12,000         SF            100.0%
123        Warehouse/Distribution              1984                                          24,000         SF            100.0%
124        Multifamily                         1987                                              57       Units           98.2%
125        Manufactured Housing                1983                                              60        Pads           93.3%
126        Anchored                            1973                                          32,282         SF            100.0%


               OCCUPANCY         APPRAISED        APPRAISAL                             ORIGINAL         ORIGINAL         CURRENT
LOAN #            DATE           VALUE ($)           DATE          CURRENT LTV      BALANCE ($) (2)   LOAN/UNIT ($)     BALANCE ($)
------            ----           ---------           ----          -----------      ---------------   -------------     -----------
1               10/31/01           157,100,000     05/01/01           57.1%             90,000,000              176     89,727,681
2               10/10/01           335,000,000     09/30/01           41.8%             50,000,000               67     49,921,364
3               09/30/01            53,600,000     06/12/01           79.1%             42,400,000           51,270     42,400,000
4               08/01/01            53,800,000     08/09/01           74.3%             40,000,000               70     40,000,000
4.1             08/01/01             8,300,000     08/09/01                              6,580,000
4.2             08/01/01             7,400,000     08/09/01                              6,440,000
4.3             08/01/01             7,200,000     08/09/01                              5,650,000
4.4             08/01/01             6,900,000     08/09/01                              5,225,000
4.5             08/01/01             5,700,000     08/09/01                              4,500,000
4.6             08/01/01             6,600,000     08/09/01                              4,310,000
4.7             08/01/01             6,000,000     08/09/01                              4,050,000
4.8             08/01/01             5,200,000     08/09/01                              2,860,000
4.9             08/01/01               500,000     08/09/01                                385,000
5               10/31/01            48,000,000     08/03/00           65.9%             32,000,000          101,587     31,611,722
6               09/13/01            36,000,000     09/18/01           69.4%             25,000,000               86     25,000,000
7               09/01/01            31,300,000     07/31/01           76.0%             23,800,000           32,603     23,779,509
8               09/29/01            27,000,000     10/18/01           79.3%             21,400,000               65     21,400,000
9               08/31/01            24,000,000     05/23/01           71.6%             17,225,000              171     17,182,206
10              09/15/01            21,600,000     09/17/01           78.1%             16,875,000           50,828     16,875,000
11              08/17/01            20,635,000     08/16/01           78.7%             16,250,000               97     16,250,000
12              09/30/01            23,000,000     08/03/01           69.4%             16,000,000              146     15,965,568
13              09/11/01            18,700,000     10/01/01           70.1%             13,100,000              133     13,100,000
14              10/03/01            18,900,000     11/06/01           68.8%             13,000,000               35     13,000,000
15              05/21/01            23,500,000     05/21/01           53.0%             12,500,000               61     12,449,782
16              09/11/01            17,000,000     08/24/01           71.7%             12,200,000              113     12,190,292
17              09/05/01            20,700,000     11/01/00           56.7%             11,800,000              108     11,728,572
18              08/31/01            15,500,000     04/27/01           73.7%             11,450,000               84     11,419,382
19              10/26/01            13,800,000     10/29/01           79.7%             11,000,000           23,605     11,000,000
20              10/11/01            14,130,000     07/31/01           74.3%             10,500,000               45     10,491,809
21              10/09/01            13,555,000     05/25/01           76.5%             10,400,000               91     10,373,221
22              08/10/01            15,000,000     02/22/01           67.7%             10,200,000               92     10,155,154
23              06/30/01            15,100,000     09/15/00           64.4%              9,800,000              186      9,722,236
24              07/25/01            13,700,000     06/15/01           69.3%              9,500,000              111      9,488,305
25              09/04/01            11,600,000     09/19/01           79.7%              9,250,000           35,714      9,242,267
26              10/01/01            12,400,000     08/08/01           74.1%              9,200,000           45,098      9,182,446
27              11/01/01            11,900,000     09/01/01           71.4%              8,500,000               24      8,493,369
28              10/16/01            12,100,000     Various            67.4%              8,200,000               41      8,161,324
28.1            10/16/01             6,600,000     06/01/01                              4,180,000
28.2            10/16/01             3,750,000     03/16/01                              2,750,000
28.3            10/16/01             1,750,000     03/16/01                              1,270,000
29              10/01/01            10,900,000     09/14/01           73.4%              8,000,000               64      8,000,000
30              08/02/01            10,150,000     08/07/01           78.8%              8,000,000               82      7,993,494
31              10/09/01            13,000,000     05/22/01           60.5%              7,900,000               68      7,868,686
32              08/31/01            11,900,000     08/08/01           63.8%              7,600,000              104      7,589,647
33              11/05/01             9,450,000     10/02/01           79.2%              7,480,000               36      7,480,000
34              09/18/01             9,200,000     09/05/01           77.7%              7,150,000               48      7,150,000
35              07/11/01            11,000,000     11/07/00           61.6%              7,000,000           22,581      6,773,955
36              08/21/01             8,300,000     05/01/01           79.2%              6,600,000           21,927      6,575,534
37              11/01/01             8,600,000     08/01/01           67.1%              6,450,000               87      6,450,000
38              04/30/01             8,525,000     04/24/01           71.3%              6,100,000              132      6,081,607
39              10/23/01             8,100,000     01/01/01           73.7%              6,000,000               44      5,969,932
40              10/01/01             7,300,000     04/19/01           79.7%              5,840,000           29,796      5,820,426
40.1            10/01/01             4,800,000     04/19/01                              3,840,000
40.2            10/01/01             1,300,000     04/19/01                              1,040,000
40.3            10/01/01             1,200,000     04/19/01                                960,000
41              10/22/01             7,250,000     08/30/01           74.0%              5,700,000           30,978      5,700,000
42              10/02/01             8,300,000     06/11/01           68.5%              5,700,000               44      5,684,374
43              05/01/01             7,500,000     05/01/01           73.8%              5,550,000               68      5,536,353
44              10/11/01             7,910,000     07/31/01           69.5%              5,500,000               46      5,495,709
45              08/05/01             7,375,000     08/05/01           72.5%              5,340,000               84      5,332,976
46              08/05/01             7,250,000     08/05/01           72.5%              5,275,000               89      5,268,061
47              09/10/01             7,050,000     08/22/01           74.4%              5,250,000               52      5,242,848
48              06/30/01             7,750,000     04/09/01           64.3%              5,000,000               70      4,984,430
49                                   9,700,000     10/29/01           51.1%              5,080,000           30,059      4,954,709
50              07/06/01             6,200,000     07/13/01           79.7%              4,950,000           36,940      4,939,051
51              10/01/01             7,200,000     07/01/01           68.5%              4,935,000               61      4,929,336
52              10/29/01             6,650,000     10/17/01           73.6%              4,900,000           23,223      4,895,984
53              09/13/01             7,050,000     08/21/01           67.7%              4,775,000               47      4,775,000
54              09/30/01             8,300,000     04/02/01           56.8%              4,800,000               46      4,710,356
55              09/17/01             5,885,000     08/06/01           79.7%              4,700,000           29,375      4,693,192
56              10/31/01             5,800,000     09/05/01           77.6%              4,500,000           18,145      4,500,000
57              09/25/01             6,100,000     06/26/01           73.7%              4,500,000               53      4,494,096
58              11/01/01             6,700,000     07/23/01           67.1%              4,135,000              124      4,135,000
59              10/22/01             6,000,000     08/30/01           74.0%              4,100,000           16,532      4,100,000
60              09/30/01             5,650,000     07/12/01           70.6%              4,000,000           20,833      3,990,908
61              10/05/01             8,800,000     07/02/01           45.0%              4,000,000               59      3,963,540
62              10/10/01             5,500,000     03/14/01           70.3%              3,875,000               61      3,863,939
63              08/31/01             5,300,000     03/29/01           71.1%              3,795,000               66      3,770,451
64              10/01/01             5,350,000     10/01/01           69.2%              3,700,000              137      3,700,000
65              10/05/01             5,300,000     07/10/01           69.7%              3,700,000              115      3,692,211
66              11/01/01             5,790,000     07/30/01           67.1%              3,625,000               62      3,625,000
67              08/20/01             5,800,000     07/25/01           62.4%              3,625,000            5,468      3,616,884
68              08/01/01             4,800,000     07/23/01           74.7%              3,600,000               28      3,587,838
69              10/01/01             5,100,000     07/11/01           69.6%              3,550,000               85      3,550,000
70              10/04/01             4,850,000     10/31/00           71.4%              3,485,000               32      3,461,332
71              10/01/01             4,150,000     11/07/00           79.2%              3,300,000               37      3,288,211
72              07/18/01             4,425,000     08/15/01           72.7%              3,225,000              169      3,218,364
73              09/06/01             4,200,000     08/07/01           76.0%              3,200,000           28,571      3,192,702
74              08/07/01             4,400,000     04/02/01           67.8%              3,000,000               54      2,984,978
75              11/01/01             4,200,000     07/12/01           67.1%              2,940,000               66      2,940,000
76              08/20/01             4,800,000     07/25/01           60.8%              2,925,000            4,795      2,918,451
77              10/01/01             4,500,000     04/20/01           64.1%              2,900,000               36      2,884,486
78              10/01/01             3,530,000     07/24/01           79.4%              2,810,000           19,514      2,803,592
79              10/19/01             3,000,000     08/31/01           80.0%              2,400,000           31,579      2,400,000
80              07/01/01             3,200,000     06/15/01           72.9%              2,340,000               84      2,332,691
81              09/17/01             4,000,000     07/17/01           57.4%              2,300,000           29,870      2,297,161
82              10/23/01             3,000,000     06/04/01           74.8%              2,250,000           22,500      2,244,265
83              10/12/01             3,500,000     02/01/01           62.4%              2,200,000               59      2,184,530
84              10/01/01             3,500,000     10/01/01           57.9%              2,050,000              113      2,026,385
85              09/30/01             3,170,000     01/24/01           63.1%              2,000,000            7,634      2,000,000
86              11/01/01             3,090,000     07/23/01           67.1%              1,975,000               63      1,975,000
87              09/25/01             2,600,000     05/10/01           74.9%              1,950,000           30,469      1,946,442
88              09/28/01             2,650,000     08/05/01           71.6%              1,900,000               76      1,898,547
89              08/13/01             2,600,000     08/23/01           71.7%              1,865,000              165      1,865,000
90              11/01/01             2,900,000     07/30/01           67.1%              1,850,000               22      1,850,000
91              09/01/01             2,900,000     07/18/01           63.7%              1,850,000               47      1,847,891
92              09/25/01             2,420,000     05/09/01           76.3%              1,850,000           16,518      1,846,243
93              10/01/01             2,500,000     07/06/01           73.6%              1,850,000           24,342      1,840,121
94              07/01/01             2,400,000     05/24/01           74.8%              1,800,000           17,308      1,794,089
95              10/15/01             2,600,000     07/27/01           65.3%              1,700,000            9,444      1,698,674
96              08/01/01             2,400,000     04/26/01           70.6%              1,700,000               79      1,694,705
97              10/19/01             2,400,000     05/19/01           68.5%              1,650,000            8,333      1,644,874
98              07/20/01             2,000,000     05/30/01           74.1%              1,485,000           19,286      1,481,984
99              10/06/01             2,350,000     05/23/01           62.1%              1,475,000            2,601      1,458,662
100             10/16/01             1,850,000     08/01/01           77.7%              1,440,000           16,000      1,438,014
101             10/02/01             1,900,000     07/24/01           73.6%              1,400,000           24,561      1,398,852
102             09/30/01             1,800,000     10/31/01           77.2%              1,390,000           28,958      1,390,000
103             09/01/01             2,450,000     05/31/01           55.1%              1,350,000               13      1,350,000
104             07/11/01             1,850,000     06/05/01           70.6%              1,310,000               24      1,305,967
105             09/13/01             2,275,000     08/17/01           57.1%              1,300,000           12,500      1,298,458
106             09/01/01             1,600,000     08/24/01           79.9%              1,280,000           26,667      1,278,432
107             09/13/01             1,800,000     09/13/01           69.4%              1,250,000            4,480      1,248,653
108             05/18/01             1,700,000     04/24/01           73.2%              1,250,000              107      1,243,997
109             07/01/01             1,875,000     07/16/01           63.9%              1,200,000               95      1,197,713
110             09/01/01             1,550,000     05/16/01           75.1%              1,165,000           40,172      1,163,471
111             06/01/01             1,450,000     05/01/01           78.7%              1,145,000               98      1,141,857
112             07/25/01             1,550,000     08/28/01           71.0%              1,100,000           50,000      1,100,000
113             07/19/01             1,500,000     08/17/01           73.2%              1,100,000              116      1,098,695
114             05/03/01             1,550,000     04/05/01           69.8%              1,085,000               78      1,082,171
115             10/09/01             1,450,000     05/10/01           70.9%              1,030,000           57,222      1,027,923
116             07/11/01             1,420,000     08/01/01           70.1%              1,000,000               44        994,895
117             10/02/01             1,310,000     08/03/01           74.7%                980,000           22,273        978,790
118             08/01/01             1,390,000     07/14/01           69.9%                975,000           54,167        971,735
119             10/01/01             1,350,000     08/22/01           70.3%                950,000               56        948,907
120             08/01/01             1,100,000     08/06/01           79.9%                880,000           44,000        878,883
121             10/05/01             1,200,000     07/19/01           67.4%                810,000               44        808,411
122             05/01/01             1,150,000     05/11/01           68.4%                790,000               66        786,503
123             08/15/01             2,150,000     07/12/01           36.2%                780,000               33        777,520
124             08/31/01             1,300,000     05/10/01           51.4%                672,000           11,789        668,642
125             09/30/01               900,000     07/01/01           66.3%                600,000           10,000        596,855
126             11/01/01               550,000     07/23/01           67.1%                385,000               12        385,000

                                     CURRENT                                                                                  NET
               % OF INITIAL          BALANCE          CROSSED           RELATED          INTEREST                           MORTGAGE
LOAN #         POOL BALANCE       PER UNIT ($)       LOAN (3)        BORROWER (4)          RATE          ADMIN. FEE         RATE (5)
------         ------------       ------------       --------        ------------          ----          ----------         --------
1                 10.3%                       175                                         6.8440%          0.0721%          6.7719%
2                  5.7%                        67                                         7.4620%          0.0596%          7.4024%
3                  4.9%                    51,270                                         7.1900%          0.0721%          7.1179%
4                  4.6%                        70                                         7.3800%          0.0721%          7.3079%
4.1
4.2
4.3
4.4
4.5
4.6
4.7
4.8
4.9
5                  3.6%                   100,355                                         8.4100%          0.1221%          8.2879%
6                  2.9%                        86                                         6.7000%          0.0721%          6.6279%
7                  2.7%                    32,575                                         6.7500%          0.0921%          6.6579%
8                  2.5%                        65                                         7.5500%          0.0721%          7.4779%
9                  2.0%                       170                                         7.6400%          0.0721%          7.5679%
10                 1.9%                    50,828                                         6.7000%          0.0721%          6.6279%
11                 1.9%                        97                                         7.3300%          0.0721%          7.2579%
12                 1.8%                       146                                         7.2500%          0.0721%          7.1779%
13                 1.5%                       133                          1              7.1500%          0.0721%          7.0779%
14                 1.5%                        35                                         7.5000%          0.0721%          7.4279%
15                 1.4%                        61                                         7.7100%          0.0721%          7.6379%
16                 1.4%                       113                          1              7.1500%          0.0721%          7.0779%
17                 1.3%                       107                                         7.3200%          0.0721%          7.2479%
18                 1.3%                        84                                         7.3500%          0.0721%          7.2779%
19                 1.3%                    23,605                                         6.8500%          0.0721%          6.7779%
20                 1.2%                        45                          6              7.2500%          0.0721%          7.1779%
21                 1.2%                        91                                         7.5000%          0.0721%          7.4279%
22                 1.2%                        91                                         7.5400%          0.0721%          7.4679%
23                 1.1%                       185                                         7.6100%          0.0721%          7.5379%
24                 1.1%                       111                                         7.6500%          0.0721%          7.5779%
25                 1.1%                    35,684                                         6.9000%          0.0721%          6.8279%
26                 1.1%                    45,012                                         7.0500%          0.0721%          6.9779%
27                 1.0%                        24                                         7.2500%          0.0721%          7.1779%
28                 0.9%                        41                                         7.9300%          0.0721%          7.8579%
28.1
28.2
28.3
29                 0.9%                        64                                         7.4500%          0.0721%          7.3779%
30                 0.9%                        82                                         7.0400%          0.1221%          6.9179%
31                 0.9%                        68                                         7.7800%          0.0721%          7.7079%
32                 0.9%                       104                                         7.2500%          0.0721%          7.1779%
33                 0.9%                        36                                         7.2500%          0.0721%          7.1779%
34                 0.8%                        48                          7              7.2500%          0.0721%          7.1779%
35                 0.8%                    21,851                                         6.8300%          0.0721%          6.7579%
36                 0.8%                    21,846                                         7.6200%          0.0721%          7.5479%
37                 0.7%                        87        B                 8              8.4500%          0.0721%          8.3779%
38                 0.7%                       132                                         7.6300%          0.0721%          7.5579%
39                 0.7%                        44                          7              7.6600%          0.0721%          7.5879%
40                 0.7%                    29,696                                         7.2300%          0.0721%          7.1579%
40.1
40.2
40.3
41                 0.7%                    30,978        C                 9              7.0200%          0.0721%          6.9479%
42                 0.7%                        44                                         7.2500%          0.0721%          7.1779%
43                 0.6%                        68                                         7.6800%          0.0721%          7.6079%
44                 0.6%                        46                          6              7.2500%          0.0721%          7.1779%
45                 0.6%                        84        A                 5              7.3900%          0.0721%          7.3179%
46                 0.6%                        88        A                 5              7.3900%          0.0721%          7.3179%
47                 0.6%                        52                                         7.2500%          0.0721%          7.1779%
48                 0.6%                        70                                         7.5100%          0.0721%          7.4379%
49                 0.6%                    29,318                                         8.4600%          0.0721%          8.3879%
50                 0.6%                    36,859                                         7.1300%          0.0721%          7.0579%
51                 0.6%                        61                                         7.9500%          0.0721%          7.8779%
52                 0.6%                    23,204                                         7.0000%          0.0721%          6.9279%
53                 0.5%                        47                                         7.1300%          0.0721%          7.0579%
54                 0.5%                        45                                         7.3300%          0.1221%          7.2079%
55                 0.5%                    29,332                                         7.0000%          0.1221%          6.8779%
56                 0.5%                    18,145                                         7.0000%          0.0721%          6.9279%
57                 0.5%                        53                                         7.4000%          0.0721%          7.3279%
58                 0.5%                       124        B                 8              8.4500%          0.0721%          8.3779%
59                 0.5%                    16,532        C                 9              7.0200%          0.0721%          6.9479%
60                 0.5%                    20,786                                         7.0100%          0.0721%          6.9379%
61                 0.5%                        58                                         7.2500%          0.0721%          7.1779%
62                 0.4%                        61                                         7.8300%          0.0721%          7.7579%
63                 0.4%                        66                                         7.3700%          0.0721%          7.2979%
64                 0.4%                       137                                         7.6100%          0.0721%          7.5379%
65                 0.4%                       115                                         7.4300%          0.0721%          7.3579%
66                 0.4%                        62        B                 8              8.4500%          0.0721%          8.3779%
67                 0.4%                     5,455                          2              7.1000%          0.0721%          7.0279%
68                 0.4%                        28                                         7.2500%          0.0721%          7.1779%
69                 0.4%                        85                                         7.2500%          0.0721%          7.1779%
70                 0.4%                        32                                         7.9600%          0.0721%          7.8879%
71                 0.4%                        37                                         7.8300%          0.0721%          7.7579%
72                 0.4%                       169                          3              7.5500%          0.0721%          7.4779%
73                 0.4%                    28,506                                         7.0000%          0.0721%          6.9279%
74                 0.3%                        54                                         7.6300%          0.0921%          7.5379%
75                 0.3%                        66        B                 8              8.4500%          0.0721%          8.3779%
76                 0.3%                     4,784                          2              7.1000%          0.0721%          7.0279%
77                 0.3%                        35                                         7.2900%          0.0721%          7.2179%
78                 0.3%                    19,469                          4              7.0000%          0.0721%          6.9279%
79                 0.3%                    31,579                                         6.8700%          0.0721%          6.7979%
80                 0.3%                        83                                         7.6900%          0.0721%          7.6179%
81                 0.3%                    29,833                                         7.0000%          0.0721%          6.9279%
82                 0.3%                    22,443                                         7.5400%          0.0721%          7.4679%
83                 0.3%                        59                                         7.6800%          0.0721%          7.6079%
84                 0.2%                       111                                         7.7300%          0.0721%          7.6579%
85                 0.2%                     7,634                                         7.2000%          0.0921%          7.1079%
86                 0.2%                        63        B                 8              8.4500%          0.0721%          8.3779%
87                 0.2%                    30,413                                         7.9500%          0.0721%          7.8779%
88                 0.2%                        76                                         7.3500%          0.0721%          7.2779%
89                 0.2%                       165                          3              7.7000%          0.0721%          7.6279%
90                 0.2%                        22        B                 8              8.4500%          0.0721%          8.3779%
91                 0.2%                        47                                         7.5000%          0.0721%          7.4279%
92                 0.2%                    16,484                                         7.5000%          0.0721%          7.4279%
93                 0.2%                    24,212                                         7.3600%          0.0921%          7.2679%
94                 0.2%                    17,251                                         7.4100%          0.0721%          7.3379%
95                 0.2%                     9,437                                         7.2500%          0.0721%          7.1779%
96                 0.2%                        79                                         8.3400%          0.0721%          8.2679%
97                 0.2%                     8,307                                         7.7200%          0.0921%          7.6279%
98                 0.2%                    19,247                                         7.5000%          0.0721%          7.4279%
99                 0.2%                     2,573                                         8.1400%          0.0721%          8.0679%
100                0.2%                    15,978                                         7.2000%          0.0921%          7.1079%
101                0.2%                    24,541                          4              7.0000%          0.0721%          6.9279%
102                0.2%                    28,958                                         7.7500%          0.0721%          7.6779%
103                0.2%                        13                                         7.6500%          0.1221%          7.5279%
104                0.1%                        24                                         7.7700%          0.0721%          7.6979%
105                0.1%                    12,485                                         7.2500%          0.0721%          7.1779%
106                0.1%                    26,634                                         7.0500%          0.0921%          6.9579%
107                0.1%                     4,475                                         7.8500%          0.0721%          7.7779%
108                0.1%                       106                                         7.8400%          0.0721%          7.7679%
109                0.1%                        95                                         7.7700%          0.0721%          7.6979%
110                0.1%                    40,120                                         7.4000%          0.0721%          7.3279%
111                0.1%                        98                                         7.9700%          0.0721%          7.8979%
112                0.1%                    50,000                                         7.0000%          0.0721%          6.9279%
113                0.1%                       116                                         7.2500%          0.0721%          7.1779%
114                0.1%                        77                                         8.1500%          0.0721%          8.0779%
115                0.1%                    57,107                                         7.5300%          0.0721%          7.4579%
116                0.1%                        44                                         7.7000%          0.0721%          7.6279%
117                0.1%                    22,245                          4              7.0000%          0.0721%          6.9279%
118                0.1%                    53,985                                         7.3000%          0.0721%          7.2279%
119                0.1%                        56                                         7.4400%          0.0721%          7.3679%
120                0.1%                    43,944                                         7.5300%          0.0721%          7.4579%
121                0.1%                        44                                         7.8000%          0.0921%          7.7079%
122                0.1%                        66                                         8.2400%          0.0721%          8.1679%
123                0.1%                        32                                         7.5900%          0.1221%          7.4679%
124                0.1%                    11,731                                         7.6400%          0.0721%          7.5679%
125                0.1%                     9,948                                         7.5000%          0.0721%          7.4279%
126                0.0%                        12        B                 8              8.4500%          0.0721%          8.3779%

                                      MONTHLY DEBT         ANNUAL DEBT                            FIRST
LOAN #         ACCRUAL TYPE           SERVICE ($)        SERVICE ($) (6)     NOTE DATE         PAYMENT DATE         REM. TERM
------         ------------           -----------        ---------------     ---------         ------------         ---------
1               Actual/360              589,372.89             7,072,475     07/12/01            09/10/01              116
2               Actual/360            1,601,607.36            19,219,288     05/31/01            07/10/01              114
3               Actual/360              287,519.23             3,450,231     08/09/01            10/01/01              117
4               Actual/360              276,406.38             3,316,877     11/26/01            01/01/02              120
4.1
4.2
4.3
4.4
4.5
4.6
4.7
4.8
4.9
5               Actual/360              255,734.76             3,068,817     10/03/00            12/01/00              107
6               Actual/360              161,319.49             1,935,834     12/05/01            02/01/02              120
7               Actual/360              154,366.35             1,852,396     10/29/01            12/01/01              59
8               Actual/360              150,365.27             1,804,383     11/29/01            01/01/02              120
9               Actual/360              122,095.26             1,465,143     07/16/01            09/01/01              116
10              Actual/360              108,890.66             1,306,688     10/17/01            12/01/01              119
11              Actual/360              111,736.76             1,340,841     11/21/01            01/01/02              120
12              Actual/360              109,148.20             1,309,778     08/30/01            10/01/01              117
13              Actual/360               88,478.29             1,061,739     11/05/01            01/01/02              94
14              Actual/360               96,068.85             1,152,826     12/15/01            02/01/02              120
15              Actual/360               94,088.07             1,129,057     07/13/01            09/01/01              116
16              Actual/360               82,399.62               988,795     10/26/01            12/01/01              115
17              Actual/360               81,057.81               972,694     02/06/01            04/01/01              111
18              Actual/360               78,887.31               946,648     07/17/01            09/01/01              116
19              Actual/360               72,078.51               864,942     11/15/01            01/01/02              120
20              Actual/360               71,628.51               859,542     10/19/01            12/01/01              119
21              Actual/360               72,718.31               872,620     07/23/01            09/01/01              56
22              Actual/360               71,599.47               859,194     04/23/01            06/10/01              113
23              Actual/360               69,262.69               831,152     11/16/00            01/01/01              108
24              Actual/360               67,403.86               808,846     10/01/01            11/01/01              118
25              Actual/360               60,920.51               731,046     10/31/01            12/01/01              59
26              Actual/360               71,603.88               859,247     10/31/01            12/01/01              239
27              Actual/360               57,984.98               695,820     10/31/01            12/01/01              119
28              Actual/360               62,909.16               754,910     06/29/01            08/01/01              115
28.1
28.2
28.3
29              Actual/360               58,859.36               706,312     12/15/01            02/01/02              120
30              Actual/360               53,439.28               641,271     09/25/01            12/01/01              118
31              Actual/360               59,826.65               717,920     07/24/01            09/01/01              116
32              Actual/360               51,845.40               622,145     09/04/01            11/01/01              118
33              Actual/360               51,026.79               612,321     11/21/01            01/01/02              120
34              Actual/360               48,775.60               585,307     11/16/01            01/01/02              120
35              Actual/360               62,254.56               747,055     01/08/01            03/01/01              170
36              Actual/360               47,582.38               570,989     06/01/01            08/01/01              115
37              Actual/360               50,392.84               604,714     12/05/01            02/01/02              120
38              Actual/360               43,196.40               518,357     06/21/01            08/01/01              115
39              Actual/360               42,612.18               511,346     03/15/01            05/01/01              112
40              Actual/360               39,759.90               477,119     06/29/01            08/01/01              115
40.1
40.2
40.3
41              Actual/360               37,998.84               455,986     11/29/01            01/01/02              120
42              Actual/360               38,884.05               466,609     07/23/01            09/01/01              80
43              Actual/360               39,492.75               473,913     07/19/01            09/01/01              56
44              Actual/360               37,519.70               450,236     10/19/01            12/01/01              119
45              Actual/360               36,936.66               443,240     09/27/01            11/01/01              118
46              Actual/360               36,487.06               437,845     09/27/01            11/01/01              118
47              Actual/360               35,814.25               429,771     09/26/01            11/01/01              118
48              Actual/360               34,994.97               419,940     06/12/01            08/01/01              115
49              Actual/360               40,768.69               489,224     09/09/99            11/01/99              94
50              Actual/360               33,365.77               400,389     08/02/01            10/01/01              117
51              Actual/360               36,063.86               432,766     04/27/01            11/01/01              57
52              Actual/360               32,599.82               391,198     11/01/01            12/01/01              119
53              Actual/360               32,186.18               386,234     11/21/01            01/01/02              120
54                30/360                 44,034.16               528,410     05/21/01            07/01/01              174
55              Actual/360               31,269.22               375,231     09/28/01            11/01/01              118
56              Actual/360               29,938.61               359,263     11/08/01            01/01/02              120
57              Actual/360               31,157.09               373,885     09/25/01            11/01/01              118
58              Actual/360               33,156.93               397,883     12/05/01            02/01/02              120
59              Actual/360               27,332.50               327,990     11/29/01            01/01/02              120
60              Actual/360               26,638.97               319,668     08/24/01            10/01/01              117
61              Actual/360               36,514.52               438,174     08/28/01            10/01/01              117
62              Actual/360               27,975.50               335,706     06/06/01            08/01/01              115
63              Actual/360               27,724.60               332,695     05/18/01            07/01/01              54
64              Actual/360               34,531.15               414,374     11/16/01            01/01/02              180
65              Actual/360               27,174.43               326,093     09/06/01            11/01/01              118
66              Actual/360               29,067.44               348,809     12/05/01            02/01/02              120
67              Actual/360               25,852.46               310,230     09/19/01            11/01/01              58
68              Actual/360               26,021.05               312,253     08/31/01            10/01/01              117
69              Actual/360               24,217.26               290,607     11/15/01            01/01/02              120
70              Actual/360               25,474.58               305,695     12/13/00            02/01/01              109
71              Actual/360               23,824.30               285,892     05/17/01            07/01/01              114
72              Actual/360               23,937.45               287,249     09/26/01            11/01/01              118
73              Actual/360               22,616.93               271,403     09/26/01            11/01/01              58
74              Actual/360               22,424.03               269,088     06/29/01            08/01/01              115
75              Actual/360               23,574.70               282,896     12/05/01            02/01/02              120
76              Actual/360               20,860.26               250,323     09/19/01            11/01/01              58
77              Actual/360               21,036.19               252,434     06/05/01            08/01/01              115
78              Actual/360               19,860.50               238,326     09/28/01            11/01/01              118
79              Actual/360               18,420.36               221,044     11/21/01            01/01/02              120
80              Actual/360               17,582.62               210,991     08/27/01            10/01/01              117
81              Actual/360               16,255.92               195,071     10/04/01            12/01/01              119
82              Actual/360               15,794.00               189,528     07/11/01            09/01/01              116
83              Actual/360               16,516.26               198,195     04/19/01            06/01/01              113
84              Actual/360               19,272.68               231,272     07/20/01            09/01/01              176
85              Actual/360               13,575.76               162,909     04/23/01            06/01/01              53
86              Actual/360               15,430.37               185,164     12/05/01            02/01/02              120
87              Actual/360               14,240.50               170,886     08/15/01            10/01/01              117
88              Actual/360               13,090.47               157,086     10/18/01            12/01/01              119
89              Actual/360               14,025.72               168,309     11/20/01            01/01/02              120
90              Actual/360               14,834.42               178,013     12/05/01            02/01/02              120
91              Actual/360               13,671.34               164,056     10/12/01            12/01/01              119
92              Actual/360               12,935.47               155,226     08/15/01            10/01/01              117
93              Actual/360               14,745.51               176,946     08/07/01            10/01/01              117
94              Actual/360               13,196.65               158,360     08/16/01            10/01/01              117
95              Actual/360               11,597.00               139,164     10/05/01            12/01/01              119
96              Actual/360               12,879.25               154,551     05/31/01            07/01/01              114
97              Actual/360               12,430.44               149,165     08/13/01            10/01/01              117
98              Actual/360               10,383.34               124,600     08/16/01            10/01/01              117
99              Actual/360               14,215.34               170,584     07/17/01            09/01/01              176
100             Actual/360                9,774.55               117,295     09/27/01            11/01/01              118
101             Actual/360                9,314.23               111,771     10/05/01            12/01/01              119
102             Actual/360               10,499.07               125,989     11/28/01            01/01/02              120
103             Actual/360               10,999.66               131,996     11/15/01            01/01/02              120
104             Actual/360                9,912.01               118,944     08/16/01            10/01/01              117
105             Actual/360                9,396.49               112,758     10/09/01            12/01/01              119
106             Actual/360                9,087.64               109,052     10/26/01            12/01/01              119
107             Actual/360                9,523.82               114,286     10/19/01            12/01/01              119
108             Actual/360                9,515.59               114,187     06/08/01            08/01/01              115
109             Actual/360                8,613.54               103,362     08/06/01            10/01/01              117
110             Actual/360                8,066.22                96,795     09/05/01            11/01/01              118
111             Actual/360                8,377.67               100,532     06/29/01            08/01/01              115
112             Actual/360                7,565.96                90,792     11/16/01            01/01/02              120
113             Actual/360                7,950.88                95,411     10/30/01            12/01/01              119
114             Actual/360                8,075.09                96,901     06/04/01            08/01/01              115
115             Actual/360                7,223.08                86,677     08/06/01            10/01/01              117
116             Actual/360                8,178.67                98,144     08/16/01            10/01/01              237
117             Actual/360                6,926.44                83,117     10/04/01            12/01/01              119
118             Actual/360                7,078.81                84,946     08/31/01            10/01/01              177
119             Actual/360                6,983.38                83,801     10/23/01            12/01/01              119
120             Actual/360                6,171.18                74,054     09/06/01            11/01/01              118
121             Actual/360                6,144.78                73,737     09/18/01            11/01/01              118
122             Actual/360                6,223.48                74,682     06/29/01            08/01/01              115
123             Actual/360                5,809.87                69,718     08/31/01            10/01/01              117
124             Actual/360                5,027.38                60,329     06/28/01            08/01/01              115
125             Actual/360                4,833.56                58,003     08/15/01            10/01/01              237
126             Actual/360                3,087.16                37,046     12/05/01            02/01/02              120

                                                     PAYMENT         GRACE           MATURITY/            FINAL
LOAN #         REM. AMORT.         SEASONING        DUE DATE        PERIOD          ARD DATE (7)         MAT DATE
------         -----------         ---------        --------        ------          ------------         --------
1                  356                 4               10              0              08/10/11           04/10/14
2                  318                 6               10              0              06/10/11
3                  360                 3                1              7              09/01/11           09/01/32
4                  360                 0                1              7              12/01/11           12/01/31
4.1
4.2
4.3
4.4
4.5
4.6
4.7
4.8
4.9
5                  287                13                1              5              11/01/10           11/01/25
6                  360                 0                1              7              01/01/12
7                  359                 1                1              5              11/01/06
8                  360                 0                1              7              12/01/11           12/01/31
9                  356                 4                1              7              08/01/11           08/01/31
10                 360                 1                1              7              11/01/11
11                 360                 0                1              7              12/01/11           12/01/31
12                 357                 3                1              7              09/01/11
13                 360                 0                1              7              10/01/09           12/01/31
14                 300                 0                1              7              01/01/12           01/01/27
15                 296                 4                1              7              08/01/11           08/01/26
16                 359                 1                1              7              07/01/11           11/01/31
17                 351                 9                1              7              03/01/11
18                 356                 4                1              7              08/01/11           08/01/31
19                 360                 0                1              7              12/01/11           12/01/31
20                 359                 1                1              7              11/01/11           11/01/31
21                 356                 4                1              7              08/01/06           08/01/31
22                 353                 7               10              0              05/10/11
23                 348                12                1              7              12/01/10           12/01/30
24                 358                 2                1              7              10/01/11           10/01/31
25                 359                 1                1              7              11/01/06
26                 239                 1                1              7              11/01/21
27                 359                 1                1              7              11/01/11           11/01/31
28                 295                 5                1              7              07/01/11           07/01/26
28.1
28.2
28.3
29                 300                 0                1              7              01/01/12           01/01/27
30                 359                 1                1              7              10/01/11
31                 296                 4                1              7              08/01/11
32                 358                 2                1              7              10/01/11
33                 360                 0                1              7              12/01/11           12/01/31
34                 360                 0                1              7              12/01/11           12/01/31
35                 170                10                1              7              02/01/16
36                 331                 5                1              7              07/01/11
37                 330                 0                1              7              01/01/12           07/01/29
38                 355                 5                1              7              07/01/11
39                 352                 8                1              7              04/01/11           04/01/31
40                 355                 5                1              7              07/01/11           07/01/31
40.1
40.2
40.3
41                 360                 0                1              7              12/01/11
42                 356                 4                1              7              08/01/08
43                 356                 4                1              7              08/01/06           08/01/31
44                 359                 1                1              7              11/01/11           11/01/31
45                 358                 2                1              7              10/01/11
46                 358                 2                1              7              10/01/11
47                 358                 2                1              7              10/01/11
48                 355                 5                1              7              07/01/11
49                 274                26                1             10              10/01/09           10/01/24
50                 357                 3                1              7              09/01/11
51                 357                 2                1              7              09/01/06           09/01/31
52                 359                 1                1              7              11/01/11
53                 360                 0                1              7              12/01/11
54                 174                 6                1             15              06/01/16
55                 358                 2                1             10              10/01/11
56                 360                 0                1              7              12/01/11
57                 358                 2                1              7              10/01/11
58                 300                 0                1              7              01/01/12           01/01/27
59                 360                 0                1              7              12/01/11
60                 357                 3                1              7              09/01/11
61                 177                 3                1              7              09/01/11
62                 355                 5                1              7              07/01/11
63                 294                 6                1              7              06/01/06
64                 180                 0                1              7              12/01/16
65                 298                 2                1              7              10/01/11
66                 300                 0                1              7              01/01/12           01/01/27
67                 298                 2                1              7              10/01/06
68                 297                 3                1              7              09/01/11
69                 360                 0                1              7              12/01/11
70                 349                11                1              7              01/01/11           01/01/31
71                 354                 6                1              7              06/01/11
72                 298                 2                1              7              10/01/11
73                 298                 2                1             10              10/01/06
74                 295                 5                1              5              07/01/11
75                 300                 0                1              7              01/01/12           01/01/27
76                 298                 2                1              7              10/01/06
77                 295                 5                1              7              07/01/11
78                 298                 2                1              7              10/01/11
79                 240                 0                1              7              12/01/11
80                 297                 3                1              7              09/01/11
81                 299                 1                1              7              11/01/11
82                 356                 4                1              7              08/01/11
83                 293                 7                1              7              05/01/11
84                 176                 4                1              7              08/01/16
85                 360                 7                1              7              05/01/06
86                 330                 0                1              7              01/01/12           07/01/29
87                 357                 3                1              7              09/01/11
88                 359                 1                1              7              11/01/11
89                 300                 0                1              7              12/01/11
90                 300                 0                1              7              01/01/12           01/01/27
91                 299                 1                1              7              11/01/11
92                 357                 3                1              7              09/01/11
93                 237                 3                1              7              09/01/11
94                 297                 3                1              7              09/01/11
95                 359                 1                1              7              11/01/11
96                 354                 6                1              7              06/01/11
97                 297                 3                1              7              09/01/11
98                 357                 3                1              7              09/01/11
99                 176                 4                1              7              08/01/16
100                358                 2                1              7              10/01/11
101                359                 1                1             10              11/01/11
102                300                 0                1              7              12/01/11
103                240                 0                1              7              12/01/11
104                297                 3                1              7              09/01/11
105                299                 1                1              7              11/01/11
106                299                 1                1              7              11/01/11
107                299                 1                1              7              11/01/11
108                295                 5                1              7              07/01/11
109                357                 3                1              7              09/01/11
110                358                 2                1              7              10/01/11
111                355                 5                1              7              07/01/11
112                324                 0                1              7              12/01/11
113                299                 1                1              7              11/01/11
114                355                 5                1              7              07/01/11
115                357                 3                1              7              09/01/11
116                237                 3                1              7              09/01/21
117                299                 1                1              7              11/01/11
118                297                 3                1              7              09/01/16
119                299                 1                1              7              11/01/11
120                358                 2                1              7              10/01/11
121                298                 2                1              7              10/01/11
122                295                 5                1              7              07/01/11
123                297                 3                1              7              09/01/11
124                295                 5                1              7              07/01/11
125                237                 3                1              7              09/01/21
126                300                 0                1              7              01/01/12           01/01/27

                                                                   REMAINING
                   MATURITY/ARD                                    PREPAYMENT
LOAN #            BALANCE ($) (8)    MATURITY LTV             PROVISION (PAYMENTS)                 1999 NOI ($)        2000 NOI ($)
------            ---------------    ------------             --------------------                 ------------        ------------
1                  78,157,114.55        49.7%                 LO(24)/Def(88)/O(4)                   11,095,069          11,276,763
2                  37,947,436.67        31.8%                 LO(24)/Def(86)/O(4)                   22,932,748          22,208,991
3                  37,869,046.55        70.7%                 LO(24)/Def(89)/O(4)                    5,135,256           4,918,968
4                  35,224,686.45        65.5%                 LO(24)/Def(92)/O(4)                    3,908,117           4,433,553
4.1                                                                                                    631,788             830,742
4.2                                                                                                    372,418             613,871
4.3                                                                                                    614,447             552,003
4.4                                                                                                    588,518             572,657
4.5                                                                                                    294,205             471,948
4.6                                                                                                    519,474             489,529
4.7                                                                                                    493,848             346,272
4.8                                                                                                    331,966             499,402
4.9                                                                                                     61,453              57,129
5                  26,671,576.86        55.6%                 LO(24)/Def(79)/O(4)                    4,584,610           6,415,595
6                  21,680,099.99        60.2%                 LO(23)/Def(93)/O(4)                    3,454,726           3,542,902
7                  22,475,394.85        71.8%                 LO(24)/Def(33)/O(2)                    1,783,857           2,081,614
8                  18,926,107.76        70.1%                 LO(24)/Def(92)/O(4)                                        1,697,504
9                  15,269,127.75        63.6%                 LO(24)/Def(88)/O(4)                      878,344           1,283,839
10                 15,184,495.63        70.3%                 LO(24)/Def(91)/O(4)                    1,547,020           1,615,498
11                 14,291,800.69        69.3%                 LO(24)/Def(92)/O(4)                    1,651,207           1,641,166
12                 14,041,914.59        61.1%                 LO(24)/Def(89)/O(4)                    1,792,756           2,097,597
13                 11,928,343.31        63.8%                 LO(24)/Def(66)/O(4)
14                 10,555,122.23        55.8%                 LO(23)/Def(93)/O(4)
15                 10,215,566.87        43.5%                 LO(24)/Def(89)/O(3)
16                 10,746,559.42        63.2%                 LO(24)/Def(87)/O(4)
17                 10,378,555.52        50.1%                 LO(24)/Def(83)/O(4)                    1,846,790           1,779,396
18                 10,076,139.58        65.0%                 LO(24)/Def(85)/O(7)                    1,058,216           1,115,998
19                  9,553,439.89        69.2%                 LO(24)/Def(92)/O(4)                      932,573           1,006,518
20                  9,214,661.16        65.2%                 LO(24)/Def(91)/O(4)                      861,052           1,184,055
21                  9,907,030.77        73.1%                 LO(24)/Def(28)/O(4)                    1,223,370           1,150,936
22                  9,021,179.59        60.1%                 LO(24)/Def(85)/O(4)                      988,816           1,182,523
23                  8,679,519.49        57.5%                 LO(24)/Def(80)/O(4)                    1,315,024           1,378,413
24                  8,423,025.55        61.5%                 LO(24)/Def(90)/O(4)                      994,724           1,003,490
25                  8,750,873.95        75.4%                 LO(24)/Def(33)/O(2)                                          897,321
26                    297,182.28         2.4%                LO(24)/Def(178)/O(37)                   1,343,105           1,261,427
27                  7,459,488.33        62.7%                 LO(24)/Def(91)/O(4)                      607,857           1,083,941
28                  6,746,028.77        55.8%                 LO(24)/Def(87)/O(4)                      930,252           1,013,149
28.1                                                                                                   416,426             353,559
28.2                                                                                                   391,066             450,112
28.3                                                                                                   122,760             209,478
29                  6,446,633.62        59.1%                 LO(23)/Def(93)/O(4)
30                  6,993,455.26        68.9%              LO(58)/Grtr1%orYM(53)/O(7)                  942,845             945,276
31                  6,469,527.95        49.8%                 LO(24)/Def(88)/O(4)
32                  6,670,702.86        56.1%                 LO(24)/Def(90)/O(4)                      990,760           1,120,752
33                  6,565,128.64        69.5%                 LO(24)/Def(92)/O(4)
34                  6,275,492.13        68.2%                 LO(24)/Def(92)/O(4)                      758,495             780,380
35                    116,115.33         1.1%                 LO(74)/Def(92)/O(4)                      948,993           1,064,786
36                  5,688,189.63        68.5%                 LO(24)/Def(87)/O(4)                      671,612             728,631
37                  5,632,840.38        57.0%                 LO(23)/Def(93)/O(4)
38                  5,406,942.80        63.4%                 LO(24)/Def(87)/O(4)
39                  5,321,752.08        65.7%                 LO(24)/Def(84)/O(4)                      219,289             382,610
40                  5,124,244.13        70.2%                 LO(24)/Def(87)/O(4)                                          701,766
40.1                                                                                                                       378,785
40.2                                                                                                                       191,769
40.3                                                                                                                       131,212
41                  4,972,900.89        64.5%                 LO(24)/Def(92)/O(4)                      628,014             687,088
42                  5,268,552.30        63.5%                 LO(24)/Def(52)/O(4)                      568,812             600,896
43                  5,297,234.39        70.6%                 LO(24)/Def(28)/O(4)                      749,261             722,023
44                  4,826,726.54        61.0%                 LO(24)/Def(91)/O(4)                      529,306             664,896
45                  4,703,874.51        63.9%                 LO(24)/Def(90)/O(4)                                          669,372
46                  4,646,617.03        63.9%                 LO(24)/Def(90)/O(4)                                          660,000
47                  4,608,052.48        65.4%                 LO(24)/Def(90)/O(4)                      581,856             568,072
48                  4,418,652.29        57.0%                 LO(24)/Def(87)/O(4)                      546,258             709,755
49                  4,243,386.68        43.7%                 LO(24)/Def(66)/O(4)                    1,090,171           1,204,558
50                  4,330,725.10        69.9%                 LO(24)/Def(89)/O(4)                      518,466             540,853
51                  4,726,488.94        65.6%                 LO(24)/Def(29)/O(4)                      588,719             777,436
52                  4,272,215.87        64.2%                 LO(24)/Def(91)/O(4)                      543,068             643,848
53                  4,177,947.01        59.3%                 LO(24)/Def(92)/O(4)                      573,295             474,373
54                          0.00         0.0%                 LO(24)/Def(146)/O(4)                     793,243             821,924
55                  4,098,438.28        69.6%                 LO(24)/Def(90)/O(4)                      554,779             574,605
56                  3,923,899.62        67.7%                 LO(24)/Def(92)/O(4)                      426,043             415,236
57                  3,964,946.30        65.0%                 LO(24)/Def(90)/O(4)                      576,960             596,230
58                  3,450,385.00        57.0%                 LO(23)/Def(93)/O(4)
59                  3,576,998.74        64.5%                 LO(24)/Def(92)/O(4)                      521,928             516,718
60                  3,488,566.72        61.7%                 LO(24)/Def(89)/O(4)                                          354,406
61                  1,881,661.48        21.4%                 LO(24)/Def(89)/O(4)                      927,438           1,193,940
62                  3,451,656.73        62.8%                 LO(24)/Def(87)/O(4)                      503,887             584,256
63                  3,499,341.34        66.0%                 LO(24)/Def(26)/O(4)                      514,803             511,029
64                     78,502.50         1.5%                 LO(24)/Def(152)/O(4)
65                  2,998,558.41        56.6%                 LO(24)/Def(90)/O(4)                      426,718             456,620
66                  3,024,823.89        57.0%                 LO(23)/Def(93)/O(4)
67                  3,330,290.50        57.4%                 LO(24)/Def(32)/O(2)                      509,959             528,812
68                  2,901,236.61        60.4%                 LO(24)/Def(89)/O(4)                      482,409             492,329
69                  3,115,802.98        61.1%                 LO(24)/Def(92)/O(4)                      218,292             296,101
70                  3,112,365.81        64.2%                 LO(24)/Def(81)/O(4)                      529,311             444,667
71                  2,939,063.44        70.8%                 LO(24)/Def(86)/O(4)                      398,822             400,211
72                  2,623,023.53        59.3%                 LO(24)/Def(90)/O(4)
73                  2,935,790.78        69.9%                 LO(24)/Def(32)/O(2)                      374,293             369,333
74                  2,446,428.95        55.6%                 LO(24)/Def(87)/O(4)                      389,727             471,048
75                  2,453,235.76        57.0%                 LO(23)/Def(93)/O(4)
76                  2,687,199.98        56.0%                 LO(24)/Def(32)/O(2)                      427,558             435,152
77                  2,340,806.63        52.0%                 LO(24)/Def(87)/O(4)                      496,805             490,077
78                  2,247,488.94        63.7%                 LO(24)/Def(90)/O(4)                      355,225             361,181
79                  1,625,513.47        54.2%                 LO(24)/Def(92)/O(4)                      208,716             305,129
80                  1,910,842.23        59.7%                 LO(24)/Def(89)/O(4)                       84,856             323,923
81                  1,839,271.02        46.0%                 LO(24)/Def(91)/O(4)                      408,461             423,673
82                  1,989,558.08        66.3%                 LO(24)/Def(88)/O(4)                      247,072             236,009
83                  1,796,787.16        51.3%                 LO(24)/Def(85)/O(4)                      217,512             309,718
84                     45,188.47         1.3%                LO(24)/Def(139)/O(13)
85                  1,922,318.12        60.6%                 LO(24)/Def(27)/O(2)                      258,779             251,290
86                  1,724,783.68        57.0%                 LO(23)/Def(93)/O(4)
87                  1,741,354.55        67.0%                 LO(24)/Def(89)/O(4)                      182,586             192,230
88                  1,671,690.78        63.1%                 LO(24)/Def(91)/O(4)
89                  1,523,565.61        58.6%                 LO(24)/Def(92)/O(4)
90                  1,543,702.84        57.0%                 LO(23)/Def(93)/O(4)
91                  1,502,144.36        51.8%                 LO(24)/Def(91)/O(4)                      308,658             339,563
92                  1,633,946.12        67.5%                 LO(24)/Def(89)/O(4)                      169,609             246,146
93                  1,275,274.06        51.0%                 LO(24)/Def(89)/O(4)                                          228,190
94                  1,457,670.32        60.7%                 LO(24)/Def(89)/O(4)                      238,783             262,150
95                  1,491,896.96        57.4%                 LO(24)/Def(91)/O(4)                      228,596             237,913
96                  1,532,425.17        63.9%                 LO(24)/Def(86)/O(4)                      141,081             197,110
97                  1,348,579.49        56.2%                 LO(24)/Def(89)/O(4)                      181,786             188,977
98                  1,311,572.31        65.6%                 LO(24)/Def(89)/O(4)                      179,953             155,255
99                     35,983.78         1.5%                LO(24)/Def(127)/O(25)                     202,043             220,810
100                 1,262,289.73        68.2%                 LO(24)/Def(90)/O(4)                      198,925             201,807
101                 1,220,633.87        64.2%                 LO(24)/Def(91)/O(4)                      166,462             191,081
102                 1,137,196.79        63.2%                 LO(24)/Def(92)/O(4)                       74,049              94,869
103                   940,341.36        38.4%                 LO(24)/Def(92)/O(4)                      198,150             229,606
104                 1,072,261.55        58.0%                 LO(24)/Def(89)/O(4)                      119,235             191,733
105                 1,047,623.61        46.0%                 LO(24)/Def(91)/O(4)                      152,116             168,343
106                 1,025,184.72        64.1%                 LO(24)/Def(91)/O(4)                      160,665             175,357
107                 1,025,489.82        57.0%                 LO(24)/Def(91)/O(4)                                          115,778
108                 1,025,668.20        60.3%                 LO(24)/Def(87)/O(4)
109                 1,066,955.90        56.9%                 LO(24)/Def(89)/O(4)                                          172,125
110                 1,026,481.27        66.2%                 LO(24)/Def(90)/O(4)                       52,412             141,279
111                 1,023,360.78        70.6%                 LO(24)/Def(87)/O(4)
112                   916,074.00        59.1%                 LO(24)/Def(92)/O(4)                       71,795              85,748
113                   886,450.07        59.1%                 LO(24)/Def(91)/O(4)                      133,639             121,974
114                   973,886.68        62.8%                 LO(24)/Def(87)/O(4)                                          164,537
115                   910,394.37        62.8%                 LO(24)/Def(89)/O(4)
116                    39,288.41         2.8%                LO(24)/Def(176)/O(37)                     134,634             159,038
117                   783,688.60        59.8%                 LO(24)/Def(91)/O(4)                      109,503             124,179
118                   626,292.07        45.1%                LO(24)/Def(128)/O(25)                       5,379              99,539
119                   769,986.51        57.0%                 LO(24)/Def(91)/O(4)                      106,020             110,853
120                   777,911.53        70.7%                 LO(24)/Def(90)/O(4)                      124,458             132,495
121                   663,686.43        55.3%                 LO(24)/Def(90)/O(4)                       93,974             120,896
122                   655,719.46        57.0%                 LO(24)/Def(87)/O(4)                       78,749             120,513
123                   635,066.84        29.5%                 LO(24)/Def(89)/O(4)                      110,226             121,503
124                   548,162.03        42.2%                 LO(24)/Def(87)/O(4)                      144,402             137,140
125                    22,236.33         2.5%                LO(24)/Def(176)/O(37)                      98,732              98,543
126                   321,257.59        57.0%                 LO(23)/Def(93)/O(4)

                                                                                           UW
LOAN #              TTM NOI ($)    TTM DATE              UW NOI ($)         UW CF ($)   DSCR (9)           TITLETYPE           PML
------              -----------    --------              ----------         ---------   --------           ---------           ---
1                   11,150,917     08/31/01             12,013,241        11,504,235      1.63           Fee/Leasehold
2                   23,965,000     09/30/01             27,141,884        26,203,607      2.16           Fee/Leasehold
3                    5,171,628     07/31/01              4,766,275         4,551,255      1.32                Fee
4                    4,959,658     07/31/01              4,738,785         4,193,551      1.26                Fee
4.1                    785,186     07/31/01                768,306           686,958
4.2                    784,475     07/31/01                744,308           672,346
4.3                    636,015     07/31/01                656,804           589,565
4.4                    759,388     07/31/01                624,451           545,602
4.5                    461,334     07/31/01                523,546           471,659
4.6                    498,209     07/31/01                518,515           461,909
4.7                    413,872     07/31/01                486,587           426,046
4.8                    560,563     07/31/01                370,893           298,841
4.9                     60,616     07/31/01                 45,375            40,625
5                    6,667,023     08/31/01              4,694,361         4,135,133      1.35                Fee
6                                                        3,461,420         3,022,641      1.56                Fee
7                    2,263,871     07/30/01              2,330,941         2,294,441      1.24                Fee
8                    2,163,346     09/30/01              2,421,871         2,327,825      1.29                Fee
9                    2,076,317     08/31/01              2,094,213         1,883,066      1.29                Fee
10                   1,824,336     08/31/01              1,809,551         1,721,448      1.32                Fee
11                   1,759,898     07/31/01              1,789,567         1,700,784      1.27                Fee
12                   2,198,359     07/31/01              1,925,539         1,696,016      1.29                Fee             19.0%
13                                                       1,597,321         1,447,601      1.36                Fee
14                                                       1,636,766         1,534,681      1.33                Fee
15                                                       1,968,477         1,845,571      1.63                Fee
16                                                       1,461,992         1,311,041      1.33                Fee
17                   2,352,412     06/30/01              1,675,439         1,457,270      1.50                Fee
18                   1,134,637     08/31/01              1,225,664         1,179,189      1.25                Fee
19                   1,357,478     09/30/01              1,207,476         1,090,976      1.26                Fee
20                   1,295,662     08/31/01              1,367,068         1,174,957      1.37                Fee
21                   1,323,346     08/31/01              1,338,397         1,194,116      1.37                Fee
22                   1,338,241     06/30/01              1,239,780         1,079,632      1.26                Fee
23                   1,421,080     09/30/01              1,326,178         1,217,764      1.47                Fee             17.4%
24                   1,064,561     08/31/01              1,154,027         1,082,832      1.34                Fee             13.0%
25                     974,269     09/30/01              1,033,317           968,567      1.32                Fee
26                   1,240,142     06/30/01              1,114,743         1,049,963      1.22                Fee
27                   1,090,347     05/31/01              1,167,647         1,020,922      1.47                Fee
28                   1,175,903     08/31/01              1,268,595         1,087,264      1.44                Fee
28.1                   483,272     08/31/01                629,105           547,287
28.2                   468,847     08/31/01                446,950           373,401
28.3                   223,784     08/31/01                192,540           166,576
29                                                         976,290           919,503      1.30                Fee
30                                                         965,318           884,887      1.38                Fee
31                   1,275,386     09/30/01              1,206,805         1,048,906      1.46                Fee
32                   1,077,338     07/31/01                963,491           834,323      1.34                Fee
33                                                         890,827           808,465      1.32                Fee
34                     836,921     08/29/01                859,495           780,575      1.33                Fee
35                   1,120,406     08/31/01              1,037,924           954,447      1.28                Fee
36                     674,448     10/31/01                762,319           682,774      1.20                Fee
37                                                         843,377           790,261      1.32                Fee             19.0%
38                     708,947     07/31/01              1,054,594           995,189      1.92                Fee             25.0%
39                     666,058     09/30/01                763,724           688,030      1.35                Fee
40                     855,585     09/30/01                716,251           667,251      1.40                Fee
40.1                   531,887     09/30/01                461,827           439,327                                          19.0%
40.2                   197,677     09/30/01                151,153           129,903                                          17.0%
40.3                   126,021     09/30/01                103,272            98,022                                          19.0%
41                     680,459     09/30/01                636,994           581,794      1.27                Fee
42                     656,215     08/31/01                715,228           627,758      1.35                Fee             18.0%
43                     718,673     07/31/01                712,209           627,065      1.32                Fee
44                     743,358     08/31/01                734,745           646,244      1.44                Fee
45                                                         592,524           558,449      1.26                Fee
46                                                         583,310           550,321      1.26                Fee
47                     413,990     06/30/01                707,338           601,392      1.40                Fee             11.0%
48                     799,389     09/30/01                681,396           572,239      1.36                Fee
49                   1,147,928     09/30/01              1,132,500         1,072,500      2.19                Fee
50                     556,517     06/30/01                556,110           522,610      1.31                Fee
51                     725,393     08/31/01                722,775           584,278      1.35                Fee
52                     614,880     08/31/01                551,783           499,033      1.28                Fee
53                     399,067     08/31/01                546,170           500,316      1.30                Fee
54                     877,682     06/30/01                808,604           710,487      1.34                Fee
55                     611,149     07/31/01                527,115           479,595      1.28                Fee
56                     463,331     07/31/01                476,723           464,323      1.29                Fee
57                     558,191     08/31/01                613,102           517,590      1.38                Fee
58                                                         529,068           502,122      1.32                Fee             16.0%
59                     517,589     09/30/01                489,534           415,134      1.27                Fee
60                     470,273     07/31/01                457,991           409,740      1.28                Fee
61                   1,259,918     07/31/01                669,089           560,877      1.28             Leasehold          16.8%
62                     610,932     09/30/01                512,301           447,903      1.33                Fee
63                     567,050     08/31/01                484,069           426,612      1.28                Fee
64                                                         539,096           508,222      1.23                Fee
65                     492,453     05/31/01                468,924           430,541      1.32                Fee
66                                                         471,449           439,849      1.32                Fee
67                     553,234     06/30/01                476,239           468,632      1.51                Fee             16.0%
68                     558,989     08/31/01                497,946           420,810      1.35                Fee
69                     372,976     09/30/01                436,362           382,169      1.32                Fee
70                     645,770     09/30/01                519,483           413,350      1.35                Fee
71                     415,952     09/30/01                381,207           360,565      1.26                Fee
72                                                         407,276           386,477      1.35                Fee
73                     382,489     07/31/01                376,362           348,362      1.28                Fee
74                     533,699     07/31/01                422,044           349,926      1.30                Fee
75                                                         445,520           416,940      1.32                Fee
76                     431,911     06/30/01                389,655           381,325      1.52                Fee             14.0%
77                     489,513     09/30/01                426,843           365,880      1.45                Fee
78                     409,331     12/31/01                364,546           328,546      1.38                Fee
79                     308,052     07/31/01                324,550           305,550      1.38                Fee
80                     334,516     06/30/01                297,126           267,726      1.27                Fee
81                     398,369     07/31/01                347,450           326,172      1.67                Fee
82                     247,896     09/30/01                270,381           245,381      1.29                Fee
83                     274,978     09/30/01                311,758           252,677      1.27                Fee
84                     238,130     09/30/01                300,274           278,455      1.20                Fee
85                     245,765     02/28/01                211,837           198,737      1.22                Fee              6.0%
86                                                         286,710           264,176      1.32                Fee
87                     227,156     09/30/01                238,208           222,208      1.30                Fee
88                                                         231,766           204,277      1.30                Fee
89                                                         249,745           236,750      1.41                Fee
90                                                         242,558           223,981      1.32                Fee              8.0%
91                     360,820     08/31/01                246,707           214,538      1.31                Fee
92                     218,561     09/30/01                222,087           194,087      1.25                Fee
93                     251,721     09/30/01                227,946           224,146      1.27                Fee
94                     284,274     06/30/01                241,487           213,168      1.35                Fee
95                     224,867     07/31/01                226,543           201,343      1.45                Fee
96                     271,214     08/31/01                228,919           206,018      1.33                Fee
97                     248,347     09/30/01                190,070           180,170      1.21                Fee
98                     179,511     06/30/01                173,791           154,541      1.24                Fee
99                     225,702     09/30/01                214,690           205,600      1.21                Fee
100                    201,405     06/30/01                181,075           155,515      1.33                Fee
101                    194,717     09/30/01                169,634           149,588      1.34                Fee
102                    219,604     09/30/01                172,567           160,567      1.27                Fee
103                    237,210     08/31/01                216,221           178,358      1.35                Fee
104                    196,219     09/30/01                176,508           148,788      1.25                Fee
105                    171,410     08/31/01                170,981           144,981      1.29                Fee
106                    176,118     07/31/01                153,449           151,049      1.39                Fee             11.0%
107                    196,364     09/01/01                165,170           159,781      1.40                Fee
108                                                        149,476           142,876      1.25                Fee
109                    170,034     06/30/01                153,218           136,856      1.32                Fee             16.0%
110                    132,829     07/31/01                128,203           120,953      1.25                Fee
111                    150,054     05/31/01                144,463           130,505      1.30                Fee
112                    115,485     08/31/01                117,953           110,010      1.21                Fee              6.0%
113                    126,533     06/30/01                134,493           121,069      1.27                Fee
114                    212,633     03/31/01                136,865           122,763      1.27                Fee
115                    134,786     06/30/01                134,054           128,654      1.48                Fee
116                    186,231     09/30/01                133,880           118,580      1.21                Fee
117                    121,388     09/30/01                123,976           112,976      1.36                Fee
118                    138,440     07/31/01                110,482           105,982      1.25                Fee
119                    113,548     09/30/01                140,532           132,452      1.58                Fee
120                    146,982     08/31/01                103,827            97,827      1.32                Fee
121                    118,451     06/30/01                104,054            91,960      1.25                Fee
122                    134,590     09/30/01                104,995            96,907      1.30                Fee
123                    121,503     06/30/01                109,512            93,912      1.35                Fee             18.0%
124                    131,834     08/31/01                104,535            88,860      1.47                Fee
125                     98,747     12/31/01                 87,754            84,138      1.45                Fee
126                                                         66,228            55,298      1.32                Fee

                                                                UPFRONT ESCROW
            -------------------------------------------------------------------------------------------------------------------
            UPFRONT CAPEX       UPFRONT ENG.        UPFRONT ENVIR.        UPFRONT TI/LC        UPFRONT RE TAX      UPFRONT INS.
LOAN #       RESERVE ($)         RESERVE ($)          RESERVE ($)          RESERVE ($)          RESERVE ($)        RESERVE ($)
------       -----------         -----------          -----------          -----------          -----------        -----------
1                                                                                                    121,901
2                                   411,125              4,314,500            3,450,000            3,326,141          157,410
3                                   174,100                                                          195,162           40,687
4                  10,086           130,606                                     140,000               45,871          186,334
4.1
4.2
4.3
4.4
4.5
4.6
4.7
4.8
4.9
5                                                                                                     55,470           11,195
6                                       625
7                                                                                                    175,112           11,000
8                   1,741                                                         5,833              176,667           37,843
9                   1,261                                                        16,667               52,315           26,052
10                                                                                                   163,567           28,233
11                  2,091                                                         5,833               69,438            2,207
12                                  261,250                                     200,000              133,284           25,417
13                                                                                                    41,099            4,390
14                  6,176           813,814                                      18,333              241,379           13,571
15                                                                              500,000
16                                                                                                    13,307            4,017
17                                                                                                    89,510
18                  1,703            62,241                                       3,333               33,340           19,475
19                 19,417            12,875                                                           39,744           14,700
20                  7,782           160,521                                      26,667              140,000           42,126
21                  1,898                                                       166,337              110,250            3,970
22                                                                                                    39,260            5,099
23                                   44,730                                                           50,110            7,375
24                 11,482                                                        29,167               60,000           11,025
25                                   73,050                                                           32,372           11,017
26                                                                                                    80,105           11,232
27                  4,366                                                     1,100,000               28,333            7,375
28                  2,872            50,170                  1,250              142,500               61,184           12,500
28.1
28.2
28.3
29                  1,556             8,625                                     250,000
30                                                                                                    62,737            7,175
31                                                                                                    98,617
32                                                                                                   243,695           14,845
33                  2,584                                                         7,126               22,934
34                  1,876                                                         6,250                8,237            4,500
35                                                                                                    54,163           45,500
36                                  111,331
37                  1,174            19,375                                     270,000               22,879           16,071
38                                                           2,000                                    42,118           15,748
39                  2,390             6,000                  5,000              104,019               23,754            5,047
40                  4,084            16,188                                                           39,514            7,400
40.1
40.2
40.3
41                  4,600             3,106                                                            6,250           11,228
42                                                                               60,000               34,215           12,000
43                  1,913             4,050                                     575,000               91,220            1,250
44                  3,981            95,755                                      13,833              100,443           16,120
45                                                                                                                      4,053
46                                                                                                                      4,149
47                                                                                                    65,774            4,208
48                                                                                                    15,961
49                                                                                                    45,453
50                                                                                                    79,959           23,420
51                                   70,438
52                  4,396            23,200                  1,875                                    22,500           18,726
53                  1,260             8,125                                       2,917               40,136           12,347
54                                                                                                    39,340            6,013
55                                   94,031                                                          133,467           11,928
56                  1,033             1,625                                                            6,051            1,559
57                                                                               50,000               27,864
58                    418                                                       175,000               17,635           10,416
59                  6,200           337,794                                                           11,667           10,365
60                                   39,475                                                           55,255           38,374
61                                   19,825                                                           44,348
62                  1,596                                                         7,500               54,702           20,238
63                                                                               45,000               53,201              956
64                    337                                                                              5,121            6,074
65                    536                                                        75,000               30,960            2,983
66                    730                                                       150,000                3,296            8,928
67                                                                                                     5,430            1,738
68                                   66,750                 16,000              150,000                3,489            6,492
69                    900            11,188                                       3,667               15,649           13,187
70                                                                                                    65,023            2,529
71                  1,125                                                           772                5,891            1,583
72                                                                                                    18,136            2,668
73                                                                                                     4,262            4,052
74                                   18,563                                                           19,582            9,750
75                    553            14,375                                     125,000               31,067            7,440
76                                                                                                     6,306            2,127
77                                    3,000                                                           36,501            7,692
78                                   12,188                                                           37,000            5,781
79                                    2,750                                                           13,319            1,923
80                                                                                                    46,670              769
81                 20,000            83,738                                                           21,815            8,579
82                  2,083                                                                             31,305            4,193
83                                    1,250                                                           39,432              255
84                                                                                                     1,629            1,050
85                                                                                                     2,413            7,082
86                    860            29,775                                      85,000                3,124            5,059
87                  1,333                                                                             29,583            5,805
88                                                                                                     2,350            1,096
89
90                    715             1,525                                      80,000               18,540            4,762
91                                    3,056                                                            1,691              618
92                  2,333            10,688                                                           57,023            7,561
93                                    8,156                                                            4,460              750
94                                    8,525                                                           16,665            3,869
95                  2,100             4,375                                                           23,477            5,250
96                                    2,500                                                           17,358            4,988
97                                                                                                     9,021            3,224
98                  1,604             2,138                                                           15,833            3,590
99                  5,900                                                                             21,152            5,833
100                                  62,700                                                            1,520            1,625
101                                                                                                   34,218           13,933
102                 1,000             1,625                  1,000                                     6,787            6,024
103                13,813            13,813                                                           42,750           11,437
104                 5,000                                                                             18,904            1,988
105                                                                                                    9,788            9,933
106                                     625                                                            3,869            1,167
107                                                                                                   10,925            2,391
108                                   5,000
109                                   1,250                                                            8,939            1,113
110                   604                                                                             16,573            1,540
111                                                                                                      310            3,655
112                                 123,505                                                            6,274            1,554
113                                                                                                      727            1,258
114                                                                                                    3,671            3,000
115                                                                                                    3,003              728
116                                   2,125                                                            6,287              432
117                                  12,375                                                           13,076            4,987
118                                                                                                    8,630            2,240
119                                     625                                                            6,065            2,073
120                                   2,625                                                           24,127              947
121                                                                                                    5,230            6,488
122                                     625                                                           19,145            1,423
123                                                                                                    9,650
124                                   5,625                                                            4,141            4,410
125                                   6,250                                                           12,809              386
126                   646            20,188                                      15,000                  577              893

            UPFRONT ESCROW                                                   MONTHLY ESCROW
            --------------           ----------------------------------------------------------------------------------------------
            UPFRONT OTHER            MONTHLY CAPEX       MONTHLY ENVIR.       MONTHLY TI/LC        MONTHLY RE TAX      MONTHLY INS.
LOAN #       RESERVE ($)              RESERVE ($)         RESERVE ($)          RESERVE ($)          RESERVE ($)         RESERVE ($)
------       -----------              -----------         -----------          -----------          -----------         -----------
1                                         8,292                                                          50,271
2              4,014,231                 15,417                                   30,000                493,069            24,689
3                                        15,507                                                          48,576            13,562
4                                        10,086                                   40,000                 45,871            14,333
4.1
4.2
4.3
4.4
4.5
4.6
4.7
4.8
4.9
5                                        48,526                                                          33,653
6                                         2,650                                    8,333
7                                         3,042                                                          43,778
8                401,741                  1,741                                    5,833                 35,333             3,154
9                367,505                  1,261                                   16,667                 26,157             2,368
10                                        7,342                                                          14,870             2,823
11                                        2,091                                    5,833                 23,146             1,104
12                                        1,827                                   17,722                 16,661             5,083
13                                        1,642                                   11,111                 10,275             1,097
14               480,404                  3,088                                    9,167                 20,115             1,044
15
16                                        1,797                                    8,750                  3,327             1,339
17                                        1,328                                   28,817                 17,902
18               259,900                  1,703                                    3,333                 11,114             2,164
19                10,685                  9,708                                                          19,872             2,100
20                                        3,891                                   13,333                 20,000             3,240
21                86,000                  1,898                                   12,337                 15,750             1,323
22                                          982                                    5,000                 19,630             1,275
23                                          970                                                          11,766
24                90,000                  1,640                                    4,167                 15,000               919
25                                        5,396                                                           8,093             5,508
26                                        5,125                                                          20,026             5,616
27             1,750,000                  4,366                                                           7,083             1,475
28                                        2,872                                   12,500                 10,197             4,167
28.1
28.2
28.3
29                                        1,556                                    4,167
30                                          810                                                           5,228
31               300,000                  1,942                                                          10,110
32               600,000                  1,399                                    9,365                 22,154             1,060
33                                        2,584                                    7,126                  7,645             1,667
34                                        1,876                                    6,250                  8,048             1,500
35                                        6,458                                                          18,054             3,500
36                                        6,629                                                           6,271             2,583
37                                        1,174                                                           4,576             3,214
38                                          870                                    1,000                  9,756             3,070
39                                        2,390                                    4,019                  7,918             1,682
40                                        4,084                                                           6,187             2,467
40.1
40.2
40.3
41                23,170                  4,600                                                           6,250             1,871
42                                        2,140                                    4,900                  6,843             1,000
43                                        1,913                                                          10,557               417
44                                        1,991                                    6,917                 14,349             1,240
45                                                                                                                          2,027
46                                                                                                                          2,075
47                 7,006                    833                                    3,333                 21,925             1,403
48               316,000                  1,185                                                           5,320
49
50                                        2,233                                                          11,423             2,602
51                                        1,343                                    8,333                  4,148               461
52                                        4,396                                                           7,500             3,121
53                                        1,260                                    2,917                  5,755             3,087
54                                        1,300                                                           5,620               501
55                                        3,960                                                          12,133             2,982
56                   568                  1,033                                                           6,051               390
57               100,000                  1,068                                    6,250                  6,550             1,125
58                                          418                                                           3,527             2,083
59                30,724                  6,200                                                          11,667             1,727
60                                        3,902                                                           5,526             6,396
61                 5,000                  1,638                                    7,100                  4,928
62                                        1,596                                    7,500                  9,117             1,687
63                                          954                                                           4,836               319
64                                          337                                                             854             1,012
65                30,000                    536                                    2,500                  3,440               746
66                                          730                                                           3,296             1,786
67                                          634                                                           2,715               435
68                                        2,121                                    2,500                  3,489             1,082
69                                          900                                    3,667                  5,216             1,014
70                                        1,846                                    4,167                 13,005             1,265
71                                        1,125                                      772                    589               158
72                                           94                                    1,065                  3,144               222
73                                        2,333                                                           4,262             2,026
74                                          929                                    4,167                  3,013               750
75                                          553                                                           3,883             1,488
76                                          694                                                           3,153               532
77                                        1,616                                                           3,318               592
78                                        3,000                                                           6,954               826
79                                          950                                                           2,664
80                                          147                                                           5,186               384
81                                        1,713                                                           4,363             2,860
82                 1,250                  2,083                                                           2,846             1,398
83                                          215                                    4,097                  6,572               360
84                                          303                                      750                    543               263
85                81,455                  1,083                                                             804               644
86                                          860                                                           1,041             1,012
87                                        1,333                                                           2,958               967
88                                          179                                    3,497                  2,350               365
89                                           83                                      542                  1,279               101
90                                          715                                                           3,708               952
91                                          405                                    2,022                  1,691               206
92                                        2,333                                                           5,184             1,260
93                                          317                                                             637               250
94                                        2,360                                                           1,410             1,290
95                                        2,100                                                           4,695               875
96                56,950                                                                                  1,736             1,401
97                                          350                                                           1,002
98                                        1,604                                                           3,167             1,197
99                                          347                                                           2,644               583
100                                       2,133                                                           1,520               542
101                                       1,350                                                           5,823             1,742
102                                       1,000                                                           2,262               753
103                                         903                                    2,350                  3,562               880
104                                                                                1,386                  3,151               181
105                                       1,723                                                             753             1,987
106                                         154                                                           1,290               167
107                                         225                                                             840               299
108                                         125                                                             605
109                                         312                                    1,049                    813               371
110                                         604                                                           2,368               513
111                                         100                                      970                     22               281
112                                         662                                                           1,275               518
113                                          83                                      961                    727               419
114                                         150                                      925                    918
115                                         240                                                           1,001               243
116                                         175                                      900                  1,257               216
117                                         850                                                           2,072               623
118                                         100                                                           1,462               280
119                                         242                                                           1,011               207
120                                         490                                                           1,759               316
121                                         232                                      928                  1,307               590
122                                         129                                                           1,741               178
123                                         402                                      900                  1,379               199
124                                       1,303                                                             592             1,470
125                                         302                                                           1,067               129
126                                         646                                                             192               179


                  MONTHLY ESCROW                                       LARGEST TENANT
                  --------------
                  MONTHLY OTHER     SINGLE                                                                       LEASE
LOAN #             RESERVE ($)      TENANT    LARGEST TENANT                                        UNIT SIZE  EXPIRATION
------             -----------      ------    --------------                                        ---------  ----------
1                                     No      Dillards                                                192,182   01/31/24
2                       7,116         No      Sears, Roebuck & Co.                                    289,215   01/31/23
3
4
4.1                                   No      Integral Systems                                         46,700   05/31/09
4.2                                   No      Highland Technologies                                    30,200   04/30/05
4.3                                   No      Final Analysis                                           32,823   11/30/05
4.4                                   No      RJO Enterprises, Inc.                                    20,700   08/31/04
4.5                                   No      Integral Systems                                         24,224   05/31/09
4.6                                   No      FPIA, Inc.                                               15,294   12/01/03
4.7                                   No      Technical Specialists                                    20,312   04/30/02
4.8                                   No      Decaro, Doran, Sicilano, et al                           16,180   07/31/03
4.9                                   No      The Lunch Basket                                          2,550   12/31/01
5
6                                     No      Kevin Berg & Associates Inc.                             52,936   12/31/08
7
8                                     No      Wal-Mart                                                191,721   04/30/19
9                                     No      Atty Gen                                                 54,280   05/31/05
10
11                                    No      Smith's Food & Drug Centers                              60,268   01/31/18
12                                    No      Huntington Outpatient Imaging                            10,658   12/31/13
13                                   Yes      E.I. DuPont de Nemours and Company                       98,500   09/30/08
14                                   Yes      C & S Wholesale Grocers, Inc.                           370,545   10/03/11
15                                   Yes      Celestica Corporation                                   204,736   04/30/16
16                                   Yes      Computer Sciences Corporation                           107,822   12/31/10
17                                   Yes      PRC, Inc. (Northrup Grumman IT)                         109,506   12/31/05
18                      1,225         No      The Stop & Shop Supermarket                              65,120   11/30/13
19                      1,226
20                                    No      TJ Maxx #233                                             32,420   04/30/05
21                                    No      Fitch/AAD, Inc.                                          18,004   12/31/06
22                                    No      Ciba Specialty Chemicals                                 11,557   03/31/03
23                                    No      Pier One Imports, Inc.                                   10,666   04/30/08
24                                    No      Hughes Market, Inc. (Ralphs)                             36,300   05/01/16
25
26
27                                    No      AAI Corporation                                         292,144   10/31/03
28
28.1                                  No      Commonwealth of Pennsylvania                             33,261   09/30/03
28.2                                  No      Assessment & Treat Alternatives                          19,650   07/31/06
28.3                                  No      The Spaghetti Warehouse                                  16,156   01/31/06
29                                   Yes      Big Geyser, Inc.                                        124,500   01/31/22
30                                    No      T.J. Maxx                                                30,000   03/31/06
31                                    No      IMT (Interactive Marketing Technologies)                113,700   11/30/05
32                                    No      Americo Life, Inc.                                       33,642   05/31/02
33                                    No      Design Trade Services                                    25,200   12/31/03
34                                    No      Food Lion                                                54,489   02/28/16
35
36
37                                   Yes      Affinity Group Inc.                                      74,176   11/30/26
38                                    No      Dynamic Circuits Inc.                                    32,025   07/31/02
39                                    No      Kash N' Karry                                            43,578   12/31/20
40
40.1
40.2
40.3
41                      1,782
42                                    No      Chad Wilson                                              17,056   07/31/06
43                                   Yes      Internal Revenue Service                                 82,000   01/12/09
44                                    No      Marshall's                                               25,770   01/31/05
45                                   Yes      Winn-Dixie Stores, Inc.                                  63,289   04/30/17
46                                   Yes      Winn-Dixie Stores, Inc.                                  59,531   06/10/18
47                                    No      Regions Bank                                             26,537   10/31/06
48                                    No      Circuit City Stores                                      25,175   01/31/03
49
50
51                                    No      The Neurology Center                                      6,365   08/31/04
52
53                                    No      Statewide Merchandising Inc.                             50,827   06/30/08
54                                    No      Staples                                                  24,491   10/01/11
55
56                         95
57                                    No      The Shark Club                                           10,920   08/31/03
58                                   Yes      Affinity Group Inc.                                      33,479   11/30/26
59                      2,363
60
61                      5,000         No      Arrivederci Restaurant                                   10,021   05/01/07
62                                    No      Storman Productions                                      11,209   03/31/05
63                                    No      Capital Rentals, Inc.                                    16,000   03/31/08
64                                   Yes      Board of Education of the City School District
                                                of the City of New York                                26,925   08/19/16
65                                    No      Ross/Lugo MD's                                            2,965   06/30/08
66                                   Yes      Affinity Group Inc.                                      58,382   11/30/26
67
68                                    No      Hamilton Ltd.                                             5,640   07/31/02
69                                    No      Ambulatory Surgical Associates                           16,312   08/31/04
70                                    No      Eagle Food Centers                                       45,779   05/31/06
71                                    No      Wal-Mart                                                 71,159   01/01/11
72                                    No      Kinko's Inc. - Corporate Office                           5,542   12/31/10
73
74                                    No      UNR Asbestos Trust                                       23,093   05/31/04
75                                   Yes      Affinity Group Inc.                                      44,248   11/30/26
76
77                                    No      Chesapeake Wallcoverings                                 23,354   12/31/02
78
79
80                                    No      Physicians Healthcare Associates                         18,490   12/31/17
81
82
83                                    No      Franklin Bank                                             4,726   06/30/04
84                                    No      French Country Living, Inc.                               9,197   06/30/11
85                     12,000
86                                   Yes      Affinity Group Inc.                                      31,278   11/30/26
87
88                                    No      FDIC                                                      8,660   10/31/05
89                                    No      Kinko's                                                   5,958   08/30/10
90                                   Yes      Affinity Group Inc.                                      85,757   11/30/26
91                                    No      GBI-CJCC                                                 11,244   06/30/06
92
93
94
95
96                                    No      The MaCauley Companies                                    2,500   12/31/02
97
98
99
100
101
102
103                                   No      Tile Outlet, Inc.                                        40,500   01/31/09
104                                   No      AAA Moving (including mezz)                              16,575   03/31/14
105
106
107
108                                  Yes      CVS Corporation                                          11,726   01/31/23
109                                   No      CSK Auto, Inc. (Kragen)                                   7,286   11/30/09
110
111                                   No      Sunberg-Ferar, Inc.                                      10,175   07/31/07
112
113                                   No      Law Office of Garry Hayes                                 3,053   04/01/03
114                                   No      Acclaim Engineering                                       5,500   07/01/03
115
116                                   No      Mid-Atlantic Gear                                         9,000   06/30/05
117
118
119                                  Yes      Nation's Capital Archives & Storage Systems, Inc.        17,000   09/30/16
120
121                                   No      Family Dollar Store                                       7,857   12/31/05
122                                   No      ADT Security Services, Inc.                               4,800   01/31/05
123                                   No      Hi Q Bakery                                               3,477   10/31/04
124
125
126                                  Yes      Affinity Group Inc.                                      32,282   11/30/26

                             2ND LARGEST TENANT                                              3RD LARGEST TENANT

                                                              LEASE                                                        LEASE
LOAN #   2ND LARGEST TENANT                     UNIT SIZE  EXPIRATION    3RD LARGEST TENANT                   UNIT SIZE  EXPIRATION
------   ------------------                     ---------  ----------    ------------------                   ---------  ----------
1        Franklin Park Mall Theater                29,000   09/30/05     Abercrombie & Fitch                     11,105   01/31/08
2        Century Theatres                          32,382   01/31/06     The Gap                                 22,175   01/31/13
3
4
4.1      GSA Indian River                          27,000   04/30/02     Timebridge Technologies                 10,871   05/31/06
4.2      Allstate Insurance                        15,533   03/31/04     Action Business Systems                  7,828   03/31/06
4.3      Fujitec                                   11,456   01/31/09     Advanced Research                       10,618   03/31/02
4.4      McCarthy, Bacon & Costello                13,656   12/31/01     Geo Centers, Inc.                        7,300   12/31/06
4.5      Digital Systems International             12,000   04/30/07     Viron/Pepco Services, Inc.               8,171   10/31/05
4.6      Diversified International                 13,200   02/01/03     National Business                        9,000   08/01/06
4.7      Minolta Business Solutions                18,812   09/30/02     New Vision Baptist                       9,191   11/30/10
4.8      MILVETS Systems                           11,698   04/30/05     Total Service Solutions                  4,134   12/31/04
4.9      Dr. George Haujar Jr.                      1,876   05/31/11
5
6        ABT Associates Inc.                       34,756   12/31/02     Gino's East Corporation                 14,743   04/30/06
7
8        Arcadia Ice Rink                          31,679   09/30/11     Staples                                 23,942   03/31/16
9        Feeley Driscoll                           23,167   06/30/11     Galway, Inc.                            11,868   10/31/02
10
11       T.J. Maxx                                 28,000   05/31/08     Downeast Outfitter                      16,749   07/31/04
12       Foothill Cardiology                        7,096   11/30/10     City of Hope Medical Group               6,152   01/31/10
13
14
15
16
17
18       Fabri-Centers of America                  20,520   01/31/09     Dollar Tree Stores                      10,700   11/05/04
19
20       Dunham's Discount Sports                  23,052   01/31/04     Epic Systems Corp.                      22,634   01/31/06
21       Kroy                                      10,106   12/31/04     Cachet Capital, Inc.                     7,024   07/31/05
22       Albiez Insurance Agency, Inc.             10,900   05/31/06     Jobel Management Corporation            10,847   09/30/05
23       Chuck E. Cheese                           10,533   04/30/08     Petco Animal Supplies, Inc.              8,900   04/30/05
24       San Bernadino County                       8,442   05/01/04     Hobby Shack, Inc.                        4,800   10/01/11
25
26
27       Equipment Supply Co., Inc.                57,117   01/31/14
28
28.1     Torypete Management Company               25,919   04/30/06     Just Children                           12,500   11/30/03
28.2     Resources for Human Development            6,550   08/31/02     Fraternal Order of Police                5,956   03/31/02
28.3     Crime Prevention Association               9,200   11/02/05     Quaker State Minit-Lube, Inc.            1,936   10/14/08
29
30       Barnes & Noble                            25,167   05/31/11     Staples                                 20,000   02/28/11
31       Performance Analytical Services, LLC       2,830   07/30/05
32       J&J Maintenance                           16,018   12/31/03     American Light                           3,979   04/30/03
33       Universal Packaging Inc.                  25,000   08/31/03     Midwest Wholesale Hardware              20,000   10/31/04
34       Consignment City                          29,000   01/31/04     Dollar General                          10,950   08/01/08
35
36
37
38       Photronics, Inc.                          14,025   03/31/06
39       Jai P. Tandon                             26,691   10/31/09     Family Dollar                           10,069   12/31/06
40
40.1
40.2
40.3
41
42       Troll Book Fairs                          15,845   02/28/02     Comfort Pedic Int.                      15,128   08/31/03
43
44       Office Depot                              21,344   04/30/06     Joann Fabrics                           17,500   04/30/04
45
46
47       Carty & Company                           14,230   09/30/07     Rentenbach Construction                  4,779   12/31/01
48       PMA Insurance Co.                         12,571   09/30/04     Clifton Gunderson, PLLC                 11,445   05/31/06
49
50
51       Boys and Girls Club                        5,899   01/31/05     NCSS                                     5,492   07/31/11
52
53       Refron                                    50,000   08/31/16
54       Goody's                                   20,020   10/01/08     Books A Million                         12,500   10/01/04
55
56
57       UB Serve, Inc.                             7,427   04/30/02     Airborne Express                         6,534     MTM
58
59
60
61       Santeler Marketing                         7,396   01/01/03     R.E. Snader Associates                   5,479   02/01/05
62       General Nutrition Center                   4,774   10/31/04     Health South                             4,509  8/31/2004
63       Montgomery County, MD                     15,944   02/09/10     Potomac Foods Company                   10,533   06/30/04
64
65       National City Trust                        2,725   08/31/02     Scott Smith, MD                          2,714   10/31/01
66
67
68       DF Distribution, Inc.                      4,500   02/28/05     Paul Campanella's                        4,320   02/28/02
69       Conference Call Services                  10,807   04/30/07     Charlie Brown's Inc.                     5,633   08/31/04
70       GE Capital                                10,392   09/30/05     Super $1 Store                           6,900   12/31/03
71       CATO's                                     4,500   01/01/04     A.J. Fashions                            4,500   12/01/04
72       DentFirst, P.C.                            3,960   04/30/11     DRMF, Inc.                               3,069   10/31/05
73
74       Medical Staffing Network                  16,385   05/31/05     Northwestern Mutual Life Insurance       4,758   11/30/05
75
76
77       Benedict Metal Works                      17,110   12/31/05     TruGreen Chemlawn                       17,000   10/31/04
78
79
80       El Paso Center for Orthodontics            3,350   07/31/04     Physician's Heathcare Management         3,200   12/31/17
81
82
83       Fisher & Newsom, PC                        3,750   09/30/06     Mary Bird Bowman                         2,876   06/30/02
84       Randall L. Doerman, MD                     2,345   06/29/11     Landmark Realty Corporation              2,112   07/31/06
85
86
87
88       Waddell & Reed                             4,156   05/31/06     Dominion Medical                         4,112   12/31/04
89       Willy's Mexicana Grill, Inc.               1,795   06/30/06     Lenny's Subs                             1,782   07/31/06
90
91       Logisticare, Inc.                          7,731   11/30/03     Better Business Bureau                   6,800   06/30/05
92
93
94
95
96       Norman R. Zimmerman & Ruth A.
           Zimmerman d/b/a The Veranda House        2,302   03/31/03     Moe's and Joe's, Inc.                    1,850   02/28/02
97
98
99
100
101
102
103      Transamerica Convention Services, Inc.    31,500   10/31/03     Wholesale Furniture of Houston          30,000   11/30/04
104      Old Pueblo                                13,440   01/31/16     Cons. Mail                               7,005   04/30/02
105
106
107
108
109      ICX Electronics.com                        3,500   10/31/02     Los Golondrino's Mexican Restaurant      1,800   11/29/06
110
111      Spin Design                                1,456   10/31/05
112
113      Endoscopy Institute of Nevada LLC          2,880   07/01/06     Eastern Podiatry                         2,254   03/01/06
114      So. NV Petroleum                           5,000   12/31/05     Bentar Development                       3,500   12/31/14
115
116      Mann Paper, Inc.                           6,600   03/31/10     Earth Care Auto                          3,000   10/31/05
117
118
119
120
121      CVS                                        6,700   02/29/04     Lee Lin Chinese Restaurant               2,400   03/31/04
122      The Crop Shop, LLC                         4,800   03/31/04     New South Federal Savings Bank           2,400   10/31/02
123      Against the Grain                          3,477   07/30/04     Progressive Pet Supply                   3,477   02/24/04
124
125
126

                              FOOTNOTES TO ANNEX A

(1) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's Original Principal Balance is allocated to the respective Mortgage Properties based on the Mortgage Loan documentation or the Seller's determination of the appropriate allocation.

(3)   Each letter identifies a group of cross-collateralized, cross-defaulted
      Loans.

(4)   Each number identifies a group of related Borrowers.

(5) For each Mortgage Loan, the Current Mortgage Interest Rate less the Admin Fee Rate (which is comprised of the trustee fee, master servicing fee and primary servicing fee).

(6) Loan Numbers 3, 10 and 85 are interest only for the first 12, 24 and 12 months, respectively; as of the Cut-Off Date Loan Number 3 has 9 months remaining in the interest-only period; Loan Number 10 has 23 months remaining in the interest-only period; Loan Number 85 has 5 months remaining in the interest-only period; Annual Debt Service was calculated based upon the monthly payments after the expiration of the interest-only period.

(7)   For ARD Loans, the related Anticipated Repayment Date.

(8)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

(9)   Calculated as the ratio of UW Cash Flow to the Annual Debt Service.

(10) Original LTV, Maturity LTV and UW DSCR are calculated based on the aggregate of the Cut-off Balance of Note A1 and Note A2. Please refer to Annex B for the amortization schedule of Note A2.

                                                                         ANNEX B

         KINGS PLAZA A-2 COMPONENT NOTE PRINCIPAL AND INTEREST SCHEDULE
                                    NOTE A-2

     DATE         BEGINNING BALANCE ($)     INTEREST ($)          PRINCIPAL ($)           ENDING BALANCE ($)
--------------------------------------------------------------------------------------------------------------
   12/10/01          50,000,000.00           310,916.67             78,635.79                49,921,364.21
    1/10/02          49,921,364.21           320,775.27             62,750.35                49,858,613.86
    2/10/02          49,858,613.86           320,372.06             63,153.56                49,795,460.29
    3/10/02          49,795,460.29           289,001.79            112,604.33                49,682,855.96
    4/10/02          49,682,855.96           319,242.71             64,282.92                49,618,573.05
    5/10/02          49,618,573.05           308,544.83             81,007.63                49,537,565.42
    6/10/02          49,537,565.42           318,309.13             65,216.50                49,472,348.92
    7/10/02          49,472,348.92           307,635.56             81,916.90                49,390,432.02
    8/10/02          49,390,432.02           317,363.71             66,161.92                49,324,270.10
    9/10/02          49,324,270.10           316,938.58             66,587.05                49,257,683.06
   10/10/02          49,257,683.06           306,300.69             83,251.76                49,174,431.29
   11/10/02          49,174,431.29           315,975.77             67,549.85                49,106,881.44
   12/10/02          49,106,881.44           305,362.96             84,189.50                49,022,691.94
    1/10/03          49,022,691.94           315,000.75             68,524.87                48,954,167.07
    2/10/03          48,954,167.07           314,560.44             68,965.19                48,885,201.88
    3/10/03          48,885,201.88           283,718.85            117,887.27                48,767,314.61
    4/10/03          48,767,314.61           313,359.80             70,165.83                48,697,148.78
    5/10/03          48,697,148.78           302,815.10             86,737.35                48,610,411.43
    6/10/03          48,610,411.43           312,351.60             71,174.03                48,539,237.40
    7/10/03          48,539,237.40           301,833.16             87,719.30                48,451,518.11
    8/10/03          48,451,518.11           311,330.61             72,195.01                48,379,323.09
    9/10/03          48,379,323.09           310,866.72             72,658.91                48,306,664.18
   10/10/03          48,306,664.18           300,386.94             89,165.52                48,217,498.67
   11/10/03          48,217,498.67           309,826.90             73,698.73                48,143,799.93
   12/10/03          48,143,799.93           299,374.20             90,178.26                48,053,621.67
    1/10/04          48,053,621.67           308,773.89             74,751.74                47,978,869.93
    2/10/04          47,978,869.93           308,293.56             75,232.07                47,903,637.87
    3/10/04          47,903,637.87           287,951.43            107,627.86                47,796,010.01
    4/10/04          47,796,010.01           307,118.57             76,407.05                47,719,602.95
    5/10/04          47,719,602.95           296,736.40             92,816.06                47,626,786.90
    6/10/04          47,626,786.90           306,031.21             77,494.42                47,549,292.48
    7/10/04          47,549,292.48           295,677.35             93,875.11                47,455,417.37
    8/10/04          47,455,417.37           304,930.06             78,595.57                47,376,821.81
    9/10/04          47,376,821.81           304,425.03             79,100.59                47,297,721.21
   10/10/04          47,297,721.21           294,113.00             95,439.46                47,202,281.75
   11/10/04          47,202,281.75           303,303.51             80,222.12                47,122,059.63
   12/10/04          47,122,059.63           293,020.67             96,531.78                47,025,527.85
    1/10/05          47,025,527.85           302,167.75             81,357.87                46,944,169.98
    2/10/05          46,944,169.98           301,644.98             81,880.65                46,862,289.33
    3/10/05          46,862,289.33           271,978.31            129,627.80                46,732,661.53
    4/10/05          46,732,661.53           300,285.91             83,239.72                46,649,421.81
    5/10/05          46,649,421.81           290,081.65             99,470.80                46,549,951.01
    6/10/05          46,549,951.01           299,111.88             84,413.74                46,465,537.26
    7/10/05          46,465,537.26           288,938.20            100,614.26                46,364,923.01
    8/10/05          46,364,923.01           297,922.96             85,602.66                46,279,320.34
    9/10/05          46,279,320.34           297,372.92             86,152.71                46,193,167.63
   10/10/05          46,193,167.63           287,244.51            102,307.94                46,090,859.69
   11/10/05          46,090,859.69           296,161.94             87,363.69                46,003,496.00
   12/10/05          46,003,496.00           286,065.07            103,487.38                45,900,008.62
    1/10/06          45,900,008.62           294,935.61             88,590.02                45,811,418.60
    2/10/06          45,811,418.60           294,366.36             89,159.27                45,722,259.33
    3/10/06          45,722,259.33           265,361.83            136,244.28                45,586,015.05
    4/10/06          45,586,015.05           292,918.00             90,607.62                45,495,407.43
    5/10/06          45,495,407.43           282,905.61            106,646.85                45,388,760.58
    6/10/06          45,388,760.58           291,650.52             91,875.10                45,296,885.48
    7/10/06          45,296,885.48           281,671.13            107,881.32                45,189,004.15
    8/10/06          45,189,004.15           290,366.97             93,158.66                45,095,845.50
    9/10/06          45,095,845.50           289,768.37             93,757.26                45,002,088.24
   10/10/06          45,002,088.24           279,837.99            109,714.47                44,892,373.76
   11/10/06          44,892,373.76           288,460.94             95,064.69                44,797,309.07

                                                                         ANNEX B

         KINGS PLAZA A-2 COMPONENT NOTE PRINCIPAL AND INTEREST SCHEDULE
                                    NOTE A-2

     DATE         BEGINNING BALANCE ($)     INTEREST ($)          PRINCIPAL ($)           ENDING BALANCE ($)
--------------------------------------------------------------------------------------------------------------
   12/10/06          44,797,309.07           278,564.60            110,987.86                44,686,321.22
    1/10/07          44,686,321.22           287,136.92             96,388.70                44,589,932.51
    2/10/07          44,589,932.51           286,517.57             97,008.06                44,492,924.45
    3/10/07          44,492,924.45           258,227.05            143,379.07                44,349,545.38
    4/10/07          44,349,545.38           284,972.93             98,552.69                44,250,992.69
    5/10/07          44,250,992.69           275,167.42            114,385.03                44,136,607.65
    6/10/07          44,136,607.65           283,604.68             99,920.95                44,036,686.70
    7/10/07          44,036,686.70           273,834.80            115,717.66                43,920,969.04
    8/10/07          43,920,969.04           282,219.07            101,306.56                43,819,662.48
    9/10/07          43,819,662.48           281,568.11            101,957.52                43,717,704.97
   10/10/07          43,717,704.97           271,851.26            117,701.19                43,600,003.77
   11/10/07          43,600,003.77           280,156.67            103,368.96                43,496,634.82
   12/10/07          43,496,634.82           270,476.57            119,075.88                43,377,558.93
    1/10/08          43,377,558.93           278,727.32            104,798.30                43,272,760.63
    2/10/08          43,272,760.63           278,053.93            105,471.69                43,167,288.94
    3/10/08          43,167,288.94           259,480.97            136,098.31                43,031,190.62
    4/10/08          43,031,190.62           276,501.70            107,023.93                42,924,166.69
    5/10/08          42,924,166.69           266,916.78            122,635.68                42,801,531.01
    6/10/08          42,801,531.01           275,025.99            108,499.63                42,693,031.38
    7/10/08          42,693,031.38           265,479.50            124,072.96                42,568,958.42
    8/10/08          42,568,958.42           273,531.57            109,994.05                42,458,964.37
    9/10/08          42,458,964.37           272,824.79            110,700.83                42,348,263.54
   10/10/08          42,348,263.54           263,335.62            126,216.84                42,222,046.70
   11/10/08          42,222,046.70           271,302.45            112,223.17                42,109,823.52
   12/10/08          42,109,823.52           261,852.92            127,699.54                41,982,123.99
    1/10/09          41,982,123.99           269,760.80            113,764.82                41,868,359.16
    2/10/09          41,868,359.16           269,029.79            114,495.83                41,753,863.33
    3/10/09          41,753,863.33           242,330.14            159,275.97                41,594,587.36
    4/10/09          41,594,587.36           267,270.64            116,254.98                41,478,332.37
    5/10/09          41,478,332.37           257,926.10            131,626.36                41,346,706.01
    6/10/09          41,346,706.01           265,677.85            117,847.77                41,228,858.24
    7/10/09          41,228,858.24           256,374.78            133,177.67                41,095,680.57
    8/10/09          41,095,680.57           264,064.86            119,460.76                40,976,219.80
    9/10/09          40,976,219.80           263,297.25            120,228.37                40,855,991.43
   10/10/09          40,855,991.43           254,056.17            135,496.28                40,720,495.15
   11/10/09          40,720,495.15           261,654.07            121,871.56                40,598,623.59
   12/10/09          40,598,623.59           252,455.77            137,096.68                40,461,526.91
    1/10/10          40,461,526.91           259,990.04            123,535.59                40,337,991.32
    2/10/10          40,337,991.32           259,196.25            124,329.38                40,213,661.93
    3/10/10          40,213,661.93           233,391.16            168,214.96                40,045,446.98
    4/10/10          40,045,446.98           257,316.47            126,209.16                39,919,237.82
    5/10/10          39,919,237.82           248,231.13            141,321.33                39,777,916.49
    6/10/10          39,777,916.49           255,597.42            127,928.20                39,649,988.28
    7/10/10          39,649,988.28           246,556.84            142,995.61                39,506,992.67
    8/10/10          39,506,992.67           253,856.57            129,669.06                39,377,323.62
    9/10/10          39,377,323.62           253,023.37            130,502.26                39,246,821.36
   10/10/10          39,246,821.36           244,049.82            145,502.64                39,101,318.72
   11/10/10          39,101,318.72           251,249.87            132,275.76                38,969,042.96
   12/10/10          38,969,042.96           242,322.50            147,229.96                38,821,813.00
    1/10/11          38,821,813.00           249,453.87            134,071.75                38,687,741.25
    2/10/11          38,687,741.25           248,592.38            134,933.25                38,552,808.00
    3/10/11          38,552,808.00           223,751.93            177,854.19                38,374,953.82
    4/10/11          38,374,953.82           246,582.53            136,943.10                38,238,010.72
    5/10/11          38,238,010.72           237,776.70            151,775.76                38,086,234.96
    6/10/11          38,086,234.96           244,727.33            138,798.29                37,947,436.67

                                                                         ANNEX C

  ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU
   BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED
    IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND
     PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL-PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.

                      STRUCTURAL AND COLLATERAL TERM SHEET

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

                                  $872,376,459
                       (Approximate Initial Pool Balance)

                   ------------------------------------------

                               JPMORGAN CHASE BANK
                                    CIBC INC.
                              Mortgage Loan Sellers

                            FIRST UNION NATIONAL BANK
                                 Master Servicer

                            FIRST UNION NATIONAL BANK
                                Special Servicer

                   ------------------------------------------

                        FOR FURTHER INFORMATION CONTACT:

                           J.P. MORGAN SECURITIES INC.
       Brian Baker                  Glenn Riis                Andy Taylor
      (212) 834-3813              (212) 834-3813            (212) 834-3813

                             CIBC WORLD MARKETS CORP.
     Richard Turnbull               Mimi Cheng                Kevin Cull
      (212) 667-5631              (212) 667-5605            (212) 667-5607

JPMORGAN                                                CIBC WORLD MARKETS CORP.
MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY

The analyses in this report are based upon information provided by JPMorgan Chase Bank and CIBC Inc., (the "Sellers"). J.P. Morgan Securities Inc., CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Salomon Smith Barney Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement and any other information. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.
--------------------------------------------------------------------------------

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

APPROXIMATE SECURITIES STRUCTURE
--------------------------------

                        APPROX.                EXPECTED
                        FACE/         CREDIT   WEIGHTED    EXPECTED
                        NOTIONAL     SUPPORT     AVG.       PAYMENT
         RATINGS BY     AMOUNT       (% OF       LIFE       WINDOW
CLASS    FITCH/S&P        ($)       BALANCE)  (YEARS)(A) (MONTHS) (A)
----------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
A-1       AAA / AAA      51,429,000     21.250%   2.50    1/02 - 6/06
A-2       AAA / AAA     175,139,000     21.250%   6.50   6/06 - 12/10
A-3       AAA / AAA     435,428,000     21.250%   9.65  12/10 - 12/11
A-3F      AAA / AAA      25,000,000     21.250%   9.65  12/10 - 12/11
B          AA / AA       37,076,000     17.000%   9.98  12/11 - 12/11
C         AA- / AA-      13,086,000     15.500%   9.98  12/11 - 12/11
PRIVATELY OFFERED CLASSES
----------------------------------------------------------------------
X1         AAA / AAA         TBD (b)         NA     NA        NA
X2         AAA / AAA         TBD (b)         NA     NA        NA
D           A / A        23,990,000     12.750%     NA        NA
E          A- / A-        9,815,000     11.625%     NA        NA
F          BBB / BBB     27,261,000      8.500%     NA        NA
G         BBB- / BBB-    10,905,000      7.250%     NA        NA
H          BB+ / BB+     17,448,000      5.250%     NA        NA
J           BB / BB       6,543,000      4.500%     NA        NA
K          BB- / BB-      6,542,000      3.750%     NA        NA
L           B+ / B+       7,634,000      2.875%     NA        NA
M            B / B        4,362,000      2.375%     NA        NA
N           B- / B-       4,361,000      1.875%     NA        NA
NR            NR         16,357,458          NA     NA        NA
----------------------------------------------------------------------

Note: (a) Calculated at 0% CPR, no balloon extensions, ARD loans pay in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults
      (b) Based on the Notional amount

KEY FEATURES
------------
Lead Managers:              J.P. Morgan Securities Inc. (Bookrunner)
                            CIBC World Markets Corp.

Co-Managers:                Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
                            Salomon Smith Barney Inc.

Mortgage Loan Sellers:      JPMorgan Chase Bank (57%)
                            CIBC Inc. (43%)

Master Servicer:            First Union National Bank
Special Servicer:           First Union National Bank
Trustee:                    Wells Fargo Bank Minnesota, N.A.
Rating Agencies:            Fitch, Inc.
                            Standard & Poor's Ratings Services

Pricing:                    On or about December 14, 2001
Delivery Date:              On or about December 21, 2001
Cut-off Date:               December 10, 2001
Distribution Date:          15th of each month, or following
                            business day
Payment Delay:              14 days (0 days for Class A-3F)
ERISA Eligible:             A-1, A-2, A-3, A3-F, B and C
Structure:                  Sequential pay
Day Count:                  30/360 (Actual/360 for Class A-3F)
Tax Treatment:              REMIC
Rated Final Distribution    Distribution Date in May, 2033
Date:
Clean-up Call:              1%
Minimum Denomination:       $10,000 (among the publicly offered
                            classes)
Delivery:                   DTC, Euroclear and Cedel

--------------------------------------------------------------------------------

COLLATERAL FACTS
----------------
Initial Pool Balance:                               $872,376,459
Number of Mortgage Loans:                                    126
Number of Mortgaged Properties:                              138
Average Cut-off Date Balance per Loan:                $6,923,623
Average Cut-off Date Balance per Property:            $6,321,569
Weighted Average Current Mortgage Rate:                   7.340%
Weighted Average UW DSCR:                                  1.42x
Weighted Average Cut-off Date LTV Ratio:                   68.3%
Weighted Average Remaining Term to Maturity                  114
(months):
Weighted Average Remaining Amortization Term                 336
(months):
Weighted Average Seasoning (months):                           3
10 Largest Loans or Cross Collateralized Groups            41.5%
as % of IPB:

TEN LARGEST LOANS OR CROSS COLLATERALIZED GROUPS
------------------------------------------------

                                   %
                              BAL  BY
LOAN                         (MM)  BAL.      DSCR   LTV   PROPERTY TYPE
--------------------------------------------------------------------------------
Franklin Park Mall          $89.7   10.3%  1.63x   57.1%  Regional Mall
Kings Plaza                  49.9   5.7    2.16x   41.8%  Regional Mall
Olentangy Commons            42.4   4.9    1.32x   79.1%  Multifamily
Apartments
Washington Bus. Park         40.0   4.6    1.26x   74.3%  Office/Industrial
Portfolio                                                 Flex
Marriott-Keystone            31.6   3.6    1.35x   65.9%  Full Service
                                                          Hotel
640 North LaSalle Street     25.0   2.9    1.56x   69.4%  CBD Office
Saddlebrook Farms            23.8   2.7    1.24x   76.0%  Manufact. Housing
Desert Palms                 21.4   2.5    1.29x   79.3%  Anchored Retail
Affinity Group, Inc.         21.4   2.4    1.32x   67.1%  Office/Indus./Retail
Portfolio
Bulfinch Triangle            17.2   2.0    1.29x   71.6%  CBD Office
--------------------------------------------------------------------------------
TOTAL/WTD. AVG.            $362.4   41.5%  1.52x   64.9%







GEOGRAPHIC DISTRIBUTION
-----------------------
                                       CUT-OFF DATE BALANCE
                               --------------------------------------
                    NO. OF                                     WA UW
STATE              PROPERTIES      (MM)  % OF UPB   WA LTV      DSCR
---------------------------------------------------------------------
Ohio                        4   $143.8        16.5%    65.4%   1.51x
New York                   10     74.2         8.5     51.8    1.88
California                 16     73.5         8.4     67.7    1.39
     Northern               4     11.9         1.4     60.3    1.60
     Southern              12     61.6         7.1     69.1    1.35
Illinois                    4     60.9         7.0     72.6    1.37
Maryland                   13     60.1         6.9     72.7    1.31
Other States               91    459.8        52.7     70.7    1.35
---------------------------------------------------------------------
TOTAL/WTD. AVG.           138   $872.4       100.0%    68.3%   1.42x

PROPERTY TYPE DISTRIBUTION
--------------------------
                                       CUT-OFF DATE BALANCE
                               --------------------------------------
                   NO. OF                                      WA UW
PROPERTY TYPE      PROPERTIES      (MM)  % OF UPB  WA LTV       DSCR
---------------------------------------------------------------------
Retail                     28    $289.5     33.2%   62.8%       1.56x
      Regional              2     139.6     16.0    51.6        1.82
     Mall
      Anchored             19     130.0     14.9    74.1        1.31
     Unanchored             7      19.8      2.3    67.3        1.41
Office                     32     207.6     23.8    68.4        1.38
     CBD                    4      50.8      5.8    70.0        1.42
     Suburban              28     156.8     18.0    67.9        1.36
Multifamily                36     168.5     19.3    76.4        1.30
Industrial                 25     114.5     13.1    69.5        1.36
Manufactured Housing        8      37.3      4.3    74.5        1.26
Full Service Hotel          1      31.6      3.6    65.9        1.35
Self-Storage                4       9.2      1.1    62.8        1.45
Mixed Use                   3       9.1      1.0    71.8        1.35
Nursing Home                1       5.0      0.6    51.1        2.19
---------------------------------------------------------------------
TOTAL/WTD. AVG.           138    $872.4    100.0%   68.3%      1.42x

                                   Page 2 of 16
--------------------------------------------------------------------------------

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                    % OF PRINCIPAL                     WA
PRINCIPAL BALANCE($)                    NO. OF LOANS      PRINCIPAL BALANCE ($)         BALANCE       WA UW DSCR       LTV
-----------------------------------------------------------------------------------------------------------------------------
$385,000 - $1,000,000                        11                      $8,796,139            1.0%          1.35x        66.4%
$1,000,001 - $2,000,000                      31                      46,606,435             5.3          1.30x        70.2%
$2,000,001 - $5,000,000                      37                     134,649,072            15.4          1.36x        68.9%
$5,000,001 - $10,000,000                     25                     176,303,549            20.2          1.37x        71.8%
$10,000,001 - $20,000,000                    14                     182,180,986            20.9          1.34x        70.9%
$20,000,001 - $50,000,000                    7                      234,112,595            26.8          1.51x        67.2%
$50,000,001 - $89,727,681                    1                       89,727,681            10.3          1.63x        57.1%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      126                    $872,376,459          100.0%          1.42x        68.3%
-----------------------------------------------------------------------------------------------------------------------------

AVERAGE PER LOAN:       $6,923,623
AVERAGE PER PROPERTY:   $6,321,569

                             MORTGAGE INTEREST RATES

                                                                                     %  PRINCIPAL                       WA
MORTGAGE INTEREST RATE (%)              NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE     WA UW DSCR       LTV
-----------------------------------------------------------------------------------------------------------------------------
6.700% - 7.000%                              17                     $210,658,685             24.1        1.47x        67.1%
7.001% - 7.250%                              31                      214,233,928             24.6        1.34x        73.0%
7.251% - 7.500%                              25                      205,235,018             23.5        1.52x        64.5%
7.501% - 8.000%                              40                      179,300,356             20.6        1.37x        69.4%
8.001% - 8.460%                              13                       62,948,472              7.2        1.40x        65.3%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       126                    $872,376,459          100.0%         1.42x        68.3%
-----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE MORTGAGE INTEREST RATE: 7.340%

                                     UW DSCR

                                                                                            % OF
                                                                                       PRINCIPAL                        WA
UW DSCR (X)                             NO. OF LOANS       PRINCIPAL BALANCE ($)         BALANCE     WA UW DSCR        LTV
-----------------------------------------------------------------------------------------------------------------------------
1.20x - 1.25x                                18                      $72,703,496            8.3%        1.23x         73.5%
1.26x - 1.30x                                35                      226,427,165            26.0        1.28x         73.1%
1.31x - 1.40x                                51                      315,117,776            36.1        1.34x         72.6%
1.41x - 1.50x                                12                       60,211,475             6.9        1.46x         64.5%
1.51x - 1.60x                                 4                       32,484,242             3.7        1.55x         67.9%
1.61x - 1.70x                                 3                      104,474,625            12.0        1.63x         56.6%
1.91x - 2.00x                                 1                        6,081,607             0.7        1.92x         71.3%
2.01x - 2.19x                                 2                       54,876,074             6.3        2.16x         42.6%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       126                    $872,376,459          100.0%        1.42x         68.3%
-----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 1.42x

                                   Page 3 of 16
--------------------------------------------------------------------------------

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                   % OF PRINCIPAL                      WA
LTV (%)                                 NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE   WA UW DSCR         LTV
----------------------------------------------------------------------------------------------------------------------------
36.2% - 45.0%                                 3                      $54,662,424             6.3%        2.08x        42.0%
50.1% - 55.0%                                 3                       18,073,133              2.1        1.78x        52.4%
55.1% - 60.0%                                 7                      113,138,612             13.0        1.59x        57.0%
60.1% - 65.0%                                13                       55,047,571              6.3        1.39x        62.8%
65.1% - 70.0%                                30                      178,391,559             20.4        1.36x        68.1%
70.1% - 75.0%                                43                      231,770,061             26.6        1.32x        72.9%
75.1% - 80.0%                                27                      221,293,099             25.4        1.30x        78.5%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       126                    $872,376,459           100.0%        1.42x        68.3%
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 68.3%

                RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

REMAINING TERM TO                                                                  % OF PRINCIPAL                      WA
MATURITY/ARD (MONTHS)                   NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE   WA UW DSCR         LTV
----------------------------------------------------------------------------------------------------------------------------
53.0 - 100.0                                 13                     $93,098,257             10.7%        1.37x        71.8%
101.0 - 110.0                                 3                      44,795,290               5.1        1.38x        66.0%
111.0 - 120.0                                101                    704,067,623              80.7        1.44x        68.1%
151.0 - 200.0                                 6                      19,641,093               2.3        1.27x        61.9%
201.0 - 239.0                                 3                      10,774,196               1.2        1.23x        73.3%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       126                   $872,376,459            100.0%        1.42x        68.3%
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 114 MONTHS

                               AMORTIZATION TYPES

                                                                                   % OF PRINCIPAL                      WA
TYPE OF AMOTIZATION                     NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE   WA UW DSCR         LTV
----------------------------------------------------------------------------------------------------------------------------
ARD Loans                                    35                    $426,219,128             48.9%        1.41x        68.4%
Balloon Loans (1)                            80                     355,438,777              40.7        1.47x        66.6%
Partial Interest-only Loans (2)               3                      61,275,000               7.0        1.32x        78.3%
Fully Amortizing Loans                        8                      29,443,554               3.4        1.26x        65.8%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       126                   $872,376,459            100.0%        1.42x        68.3%
----------------------------------------------------------------------------------------------------------------------------

(1)  Includes the mortgage loans with anticipated repayment dates.

(2) These mortgage loans provide for monthly payments of interest-only for a period ranging from 12 months to 24 months of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

                                   Page 4 of 16
--------------------------------------------------------------------------------

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A-1, A-2, A-3, X-1, and X-2 Certificates and the Class A-3F regular interest, and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates.

o The pass-through rate for the Class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. The pass-through rate for the Class A-3F Certificates will be equal to Libor + bps. If the swap counterparty defaults or the swap contract is terminated, the pass-through rate on the Class A-3F Certificates will be a fixed rate equal to %. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o All Classes offered (except for the Class A-3F Certificates) will accrue interest on a 30/360 basis. The Class A-3F Certificates will accrue interest on an Actual/360 basis; except if the swap counteryparty defaults or the swap contract is terminated and the pass-through rate on the Class A-3F Certificates converts to a fixed rate, in which case the Class A-3F Certificates will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, (A-3 and A-3F pro-rata), B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, A-2, A-3 and A-3F Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1, A-2, A-3 and A-3F Certificates, principal distributions will be allocated pro-rata to the Class A-1, A-2, A-3 and A-3F Certificates.

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates, according to a specified formula, with any remaining amount payable to the Class X-1 and X-2 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                                                   (Pass-Through Rate on Class
                       Principal Paid to Class          - Discount Rate)
Prepayment Premium  x  -----------------------  x  ---------------------------
                        Total Principal Paid         (Mortgage Rate on Loan
                                                        - Discount Rate)

o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X-1 and X-2 Certificates.

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Under certain circumstances, the special servicer obtains a new appraisal and to the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

                                   Page 5 of 16
--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                             TOP 10 MORTGAGE LOANS

                                                                            % OF                 CUT-OFF
                                                         AGGREGATE       INITIAL                    DATE
LOAN NAME                                                  CUT-OFF          POOL                     LTV
(LOCATION)                                                 BALANCE       BALANCE   UW DSCR         RATIO               PROPERTY TYPE
----------------------------------------------- ------------------ ------------- --------- ------------- ---------------------------
FRANKLIN PARK MALL                                     $89,727,681         10.3%     1.63X        57.1%                REGIONAL MALL
(TOLEDO, OHIO)

KINGS PLAZA                                             49,921,364           5.7     2.16X      41.8%                  REGIONAL MALL
(BROOKLYN, NEW YORK)

OLENTANGY COMMONS APARTMENTS                            42,400,000           4.9     1.32X      79.1%                    MULTIFAMILY
(COLUMBUS, OHIO)

WASHINGTON BUSINESS PARK PORTFOLIO                      40,000,000           4.6     1.26X      74.3%       OFFICE / INDUSTRIAL FLEX
(LANHAM, MARYLAND)

MARRIOTT-KEYSTONE AT RIVER CROSSING                     31,611,722           3.6     1.35X      65.9%             FULL SERVICE HOTEL
(INDIANAPOLIS, INDIANA)

640 NORTH LASALLE STREET                                25,000,000           2.9     1.56X      69.4%                     CBD OFFICE
(CHICAGO, ILLINOIS)

SADDLEBROOK FARMS                                       23,799,509           2.7     1.24X      76.0%           MANUFACTURED HOUSING
(ROUND LAKE PARK, ILLINOIS)

DESERT PALMS                                            21,400,000           2.5     1.29X      79.3%                ANCHORED RETAIL
(PHOENIX, ARIZONA)

AFFINITY GROUP, INC. PORTFOLIO                          21,360,000           2.4     1.32X      67.1%           OFFICE/INDUS./RETAIL
(VARIOUS)

BULFINCH TRIANGLE                                       17,182,206           2.0     1.29X      71.6%                     CBD OFFICE
(BOSTON, MASSACHUSETTS)

------------------------------------------------ ------------------ ------------- --------- ------------- --------------------------

TOTAL/WEIGHTED AVERAGE                                $362,382,482         41.5%     1.52X         64.9%
------------------------------------------------ ------------------ ------------- --------- ------------- --------------------------


                                 Page 6 of 16
------------------------------------------------------------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                               FRANKLIN PARK MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                            ORIGINAL            CUT-OFF DATE
                            --------            ------------
PRINCIPAL BALANCE:          $90,000,000         $89,727,681

% OF POOL BY IPB:           10.3%

SELLER:                     JPM

LOAN DATE:                  7/12/01

INTEREST RATE:              6.8440%

MAT/ARD Date:               8/10/11

REMAINING AMORTIZATION:     356 months

SPONSOR:
Jointly owned by The Rouse Company (50%) and Rodamco North America,
N.V. (50%). Rouse is one of the largest publicly held real estate companies in the U.S., owning and/or operating 47 regional malls and 14 community centers as of November 2001. Rodamco North America, N.V. is the third largest mall owner in the U.S., with interests in 35 regional malls across the country as of November 2001.

REM. CALL PROTECTION:       Lo(24)/Def(88)/O(4)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAXES                                        $121,901             $50,271
REPLACEMENT RESERVES                                -               8,292
                                             --------             -------
TOTAL                                        $121,901             $58,563


CUT-OFF DATE LOAN/SF:       $175

CUT-OFF DATE LTV:           57.1%

MATURITY/ARD LTV:           49.7%

UW DSCR:                    1.63x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Regional Mall

SQUARE FEET:                512,397

LOCATION:                   Toledo, Ohio

YEAR BUILT/YEAR RENOVATED:  1971/2001

COLLATERAL:
The subject property is an enclosed regional shopping mall located in Toledo, Ohio. Anchors include: Dillard's (192,182 sf), Marshall Field's (186,621 sf), Jacobson's (110,718 sf) and JC Penney (265,378 sf); Dillard's is the only anchor included in the collateral, with sales of $234/sf. Dillard's is the only anchor owned by the Borrower; the remainingv anchors own their respective land and improvements. The Franklin Park Mall Theater, operated by National Amusements, Inc. (with 6 screens) had sales for the 12 months ending September 2001 of $180,614 per screen. Occupancy costs for the in-line tenants averaged approximately 11.5% for the 12 months ending July 2001.

IN-LINE SALES & OCCUPANCY HISTORY:

                             SALES PSF          OCC. %
                             ---------          ------
                 1998             $432           100%
                 1999             $418            97%
                 2000             $436            93%
           Sept. 2001             $439            99%

MAJOR IN-LINE TENANTS:

                                                          TTM 9/01        LEASE
TENANT                           SF     $SF    RENT PSF      SALES     EXP. YR.
------                           --     ---    --------      -----     --------
Abercrombie & Fitch           11,105    2.2%    $27.00       $612        2008
Express (BAA1/BBB+)            8,983    1.8%    $20.00       $459        2007
Lerner New York (Baa1/BBB+)    8,241    1.6%    $23.00       $352        2006
Structure (Baa1/BBB+)          7,646    1.5%    $28.00       $296        2006
Eddie Bauer                    7,240    1.4%    $38.73       $391        2010
Banana Republic (Baa2/BBB+)    7,133    1.4%    $30.35       $435        2006


CURRENT OCCUPANCY:          99.0% (as of 10/31/01)

HISTORICAL NOI:
 TTM (8/31/01):             $11,150,917
       FY 2000:             $11,276,763

UW NOI:                     $12,013,241

UW NET CASH FLOW:           $11,504,235

APPRAISED VALUE:            $157,100,000

APPRAISAL DATE:             5/1/01

--------------------------------------------------------------------------------



                      [FRANKLIN PARK MALL PICTURES OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                                   KINGS PLAZA
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------


                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
PRINCIPAL BALANCE:           $50,000,000            $49,921,364

% OF POOL BY IPB:            5.7%

SELLER:                      JPM

LOAN DATE:                   5/31/01

INTEREST RATE:               7.4620%

MAT/ARD DATE:                6/10/11

REMAINING AMORTIZATION:      318 months

SPONSOR:
Alexander's Inc. is a real estate investment trust engaged developing and redeveloping properties. Alexander's activities are conducted through its manager Vornado Realty Trust. Vornado Realty Trust is a fully integrated REIT which owns and manages approximately 66 million square feet of real estate.

REM. CALL PROTECTION:        Lo(24)/Def(86)/0(4)

CROSS-COLLATERALIZATION:     No

ADDITIONAL FINANCING:        None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
ENVIRONMENTAL                             $ 4,314,500                   -
TAX                                         3,326,141            $493,069
INSURANCE                                     157,410              24,689
REPLACEMENT RESERVES                          411,125              15,417
TI/LC*                                      3,450,000              30,000
OTHER                                       4,014,231               7,116
                                          -----------            --------
TOTAL                                     $15,673,407            $570,290

*TI/LC Monthly Reserve capped at $360,000

                            A2 NOTE                WHOLE LOAN
                            -------                ----------
CUT-OFF DATE BALANCE:       $49,921,364           $221,830,968

CUT-OFF DATE LOAN/SF:       $187(1)               $297

CUT-OFF DATE LTV:           41.8%(1)              66.2%

MATURITY/ARD LTV:           31.8%(1)              56.2%

UW DSCR:                    2.16X(1)              1.36x

(1) Includes the Note A1 and A2 in the aggregate


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Regional Mall

SF:                          748,051

LOCATION:                    Brooklyn, New York

YEAR BUILT/YEAR RENOVATED:   1970/2000

COLLATERAL:
The subject property is a two-story enclosed regional shopping mall. Anchor stores include Macy's (300,000 sf) and Sears (289,215 sf); Sears is the only anchor store included in the collateral. Loews Cineplex Entertainment, with 6 screens, had sales in 2000 of $517,038 per screen. Occupancy costs for the in-line tenants averaged approximately 15.8% for the TTM through Sept 2001.

MALL SALES & OCCUPANCY HISTORY:

                             SALES PSF          OCC. %
                             ---------          ------
                 1998             $508            90%
                 1999             $546            92%
                 2000             $585            92%
           Sept. 2001             $576            98%


MAJOR IN-LINE TENANTS:

TENANT:                     SF     % SF    RENT PSF      SALES/SF     EXP. YR.
-------                     --     ----    --------      --------     --------
Old Navy (Baa2/BBB+)     28,147    3.8%    $43.33          $620         2009
H&M*                     24,146    3.2%    $48.00          $600         2011
The Gap (Baa2/BBB+)      22,175    3.0%    $53.30          $548         2013
Modell's                 16,880    2.3%    $45.00            NA         2014
Limited (Baa1/BBB+)      11,136    1.5%    $50.00          $331         2009
Express (Baa1/BBB+)      10,365    1.4%    $50.00          $517         2007

----------
*Sales PSF were estimated. Rent PSF equals 8% of sales


CURRENT OCCUPANCY:           98.6% (as of 10/10/01)

HISTORICAL NOI:
 TTM (9/30/01):              $23,965,000
       FY 2000:              $22,208,991

UW NOI:                      $27,141,884

UW NET CASH FLOW:            $26,203,607

APPRAISED VALUE:             $335,000,000

APPRAISAL DATE:              9/30/01


--------------------------------------------------------------------------------



                         [KINGS PLAZA PICTURES OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                          OLENTANGY COMMONS APARTMENTS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
PRINCIPAL BALANCE:           $42,400,000            $42,400,000

% OF POOL BY IPB:            4.9%

SELLER:                      CIBC

LOAN DATE:                   8/9/01

INTEREST RATE:               7.1900%

MAT/ARD DATE:                9/1/11

REMAINING AMORTIZATION:      360 months

SPONSOR:
John E. Haley is the chairman of Dial Equities, a full service real estate firm that currently owns and operates a real estate portfolio valued in excess of $100 million. Mr. Haley has been a real estate Investor for more than 30 years, investing in multifamily properties located throughout the United States. Dial Equities currently owns 18 properties with approximately 3,381 apartment units in three states.


REM. CALL PROTECTION:        Lo(24)/Def(89)/O(4)

CROSS-COLLATERALIZATION:     No

ADDITIONAL FINANCING:        None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAXES                                        $195,162             $48,576
INSURANCE                                      40,687              13,562
REPLACEMENT RESERVES                                -              15,507
                                             --------             -------
TOTAL                                        $235,848             $77,645

CUT-OFF DATE LOAN/UNIT:      $51,270

CUT-OFF DATE LTV:            79.1%

MATURITY/ARD LTV:            70.7%

UW DSCR:                     1.32x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Multifamily

UNITS:                       827

LOCATION:                    Columbus, Ohio

YEAR BUILT/YEAR RENOVATED:   1971/1990

COLLATERAL:
The subject property is a garden apartment community consisting of 93 two-story buildings in Columbus, Ohio. The property was built in phases between 1971-1981 and is situated on 70 acres. On- site amenities include a clubhouse, swimming pool, fitness center, tennis and volleyball courts, playground and a laundry room.

                               NUMBER     AVG.RENT         MKT. RENT
                               ------     --------         ---------
One Bedroom                      129        $602          $515 - $680
Two Bedrooms                     475        $797          $560 - $755
Three Bedrooms                   223      $1,060      $1,175 - $1,275
                                 ---      ------
Total/Weighted Average           827        $838

----------
Average market vacancy is 4.6% as stated in the appraisal.

CURRENT OCCUPANCY:           97.5% (as of 9/30/01)

HISTORICAL NOI:
 TTM (7/31/01):              $5,171,628
       FY 2000:              $4,918,968

UW NOI:                      $4,766,275

UW NET CASH FLOW:            $4,551,255

APPRAISED VALUE:             $53,600,000

APPRAISAL DATE:              6/12/01


--------------------------------------------------------------------------------



                 [OLENTANGY COMMONS APARTMENTS PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                       WASHINGTON BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
PRINCIPAL BALANCE:          $40,000,000              $40,000,000

% OF POOL BY IPB:           4.6%

SELLER:                     CIBC

LOAN DATE:                  11/26/01

INTEREST RATE:              7.3800%

MAT/ARD DATE:               12/1/11

REMAINING AMORTIZATION:     360 months

Sponsor:
Ronald J. Cohen has been a real estate investor and developer in the Washington D.C. area for more than 30 years, investing in a wide variety of office, hotel and retail properties located throughout the US. Mr. Cohen controls over 3.5 million square feet of real estate through his own companies and in partnerships with members of his immediate family.

Bresler & Reiner Inc. has been developing and investing in real estate in the Washington, D.C. area for more than 35 years, and investing in a wide variety of office, hotel, multifamily and retail properties located throughout the United States. Bresler & Reiner Inc.'s real estate portfolio consists of approximately 2 million square feet.


REM. CALL PROTECTION:       Lo(24)/Def(92)/O(4)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAXES                                         $45,871             $45,871
INSURANCE                                     186,334              14,333
REPLACEMENT RESERVES                           10,086              10,086
TI/LC*                                        140,000              40,000
                                             --------             -------
TOTAL                                        $382,291            $110,290

*TI/LC Monthly Reserve capped at $2,000,000


CUT-OFF DATE LOAN/SF:       $70

CUT-OFF DATE LTV:           74.3%

MATURITY/ARD LTV:           65.5%

UW DSCR:                    1.26x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Office/Industrial Flex

SF:                         570,442

LOCATION:                   Lanham, Maryland

YEAR BUILT/YEAR RENOVATED:  Various

COLLATERAL:
The subject is comprised of nine class B office and industrial flex buildings, with 105,780 square feet leased as office space and 464,662 square feet leased as industrial flex space. The subject properties are 91.8% occupied with approximately 51 tenants representing varied industries. The properties are located within the Washington Business Park situated on approximately 48 acres of land, ten miles northeast of Washington, D.C. The market vacancy for office is 6.4% and for industrial flex space is 9.7%.

MAJOR TENANTS:

                                                                      LEASE
TENANT:                           SF       % SF      RENT PSF      EXP. YR.
-------                           --       ----      --------      --------
Integral Systems               70,924      12.4%      $10.72         2009
GSA Indian River               27,000       4.7%      $10.83         2002
Highland Technologies          30,200       5.3%      $10.38         2005

----------
Market average office rates are $17.50/sf - $23.00/sf
Market average industrial flex rental rates are $8.35/sf - $15.50/sf

CURRENT OCCUPANCY:          91.8% (as of 8/1/01)

HISTORICAL NOI:
 TTM (7/31/01):             $4,959,658
       FY 2000:             $4,433,553

UW NOI:                     $4,738,785

UW NET CASH FLOW:           $4,193,551

APPRAISED VALUE:            $53,800,000

APPRAISAL DATE:             8/9/01


--------------------------------------------------------------------------------



                   [WASHINGTON BUSINESS PARK PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                       MARRIOTT-KEYSTONE AT RIVER CROSSING
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
PRINCIPAL BALANCE:          $32,000,000             $31,611,722

% OF POOL BY IPB:           3.6%

SELLER:                     JPM

LOAN DATE:                  10/03/00

INTEREST RATE:              8.4100%

MAT/ARD DATE:               11/1/10

REMAINING AMORTIZATION:     287 months

SPONSOR:
Columbia Sussex Corporation currently owns and operates 43 hotels comprising 11,988 rooms either directly or through a partnership interest. Columbia Sussex is the nation's largest full- service Marriott franchisee.


REM. CALL PROTECTION:       Lo(24)/Def(79)/O(4)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAXES                                         $55,470             $33,653
INSURANCE                                      11,195                   -
FF&E                                                -              48,526
                                              -------             -------
TOTAL                                         $66,665             $82,179



CUT-OFF DATE LOAN/ROOM:     $100,355

CUT-OFF DATE LTV:           65.9%

MATURITY/ARD LTV:           55.6%

UW DSCR:                    1.35x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Full Service Hotel

ROOMS:                      315

LOCATION:                   Indianapolis, Indiana

YEAR BUILT/YEAR RENOVATED:  1998

COLLATERAL:
The subject is an eleven-story, full service hotel located in the River Crossing development in north Indianapolis. Amenities include an indoor pool, whirlpool, fitness center, lounge and patio overlooking a lake. The subject is located on the north and west sides of a 26-acre lake, within the River Crossing development in Indianapolis. Indianapolis was recognized by Fortune Magazine as one of the best cities for business in North America.

OPERATING HISTORY:
                                                         YTD
                              1999        2000      (10/2001)        UW
                              ----        ----      ---------        --
Avg. Occupancy                61.5%       68.3%        59.5%        60.0%
ADR                            $110        $125         $127         $113
RevPAR                          $68         $85          $76          $68


                           SEPT. 2000   SEPT. 2001   OCT. 2000   OCT. 2001
                           ----------   ----------   ---------   ---------
Avg. Occupancy                77.8%       59.0%        73.1%        67.4%
ADR                            $160        $152         $118         $113
RevPAR                         $125         $90          $86          $76


CURRENT OCCUPANCY:          67.4% (as of 10/31/01)

HISTORICAL NOI:
 TTM (8/31/01):             $6,667,023
       FY 2000:             $6,415,595

UW NOI:                     $4,694,361

UW NET CASH FLOW:           $4,135,133

APPRAISED VALUE:            $48,000,000

APPRAISAL DATE:             8/03/00


--------------------------------------------------------------------------------



                       [MARRIOTT-KEYSTONE PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                            640 NORTH LASALLE STREET
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
PRINCIPAL BALANCE:          $25,000,000              $25,000,000

% OF POOL BY IPB:           2.9%

SELLER:                     JPM

LOAN DATE:                  12/5/01

INTEREST RATE:              6.7000%

MAT/ARD DATE:               1/1/12

REMAINING AMORTIZATION:     360 months

SPONSOR:
Michael Cahan is the sole shareholder of MAC Management Co., the Property's leasing and management company. Mr. Cahan, has owned and operated the property since 1979.


REM. CALL PROTECTION:       Lo(23)/Def(93)/O(4)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
REPLACEMENT RESERVES                                -              $2,650
TI/LC*                                              -               8,333
                                             --------             -------
TOTAL                                              $0             $10,983

*TI/LC Monthly Reserve capped at $500,000


CUT-OFF DATE LOAN/SF:       $86

CUT-OFF DATE LTV:           69.4%

MATURITY/ARD LTV:           60.2%

UW DSCR:                    1.56x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              CBD Office

SQUARE FEET:                291,831

LOCATION:                   Chicago, Illinois

YEAR BUILT/YEAR RENOVATED:  1969/1998

COLLATERAL:
The subject property is a six-story class B office building with ground floor retail and restaurants located in the heart of the River North submarket, approximately 6 blocks north of Chicago's Loop. The property is 91.8% occupied to approximately 36 tenants. LaSalle Street is a primary North-South artery, the Magnificent Mile shopping district and many of the City's top restaurants are within walking distance.


MAJOR TENANTS:

                                                                       LEASE
TENANT                                    SF       % SF    RENT PSF   EXP. YR.
------                                    --       ----    --------   --------
Kevin Berg and Associates, Inc.         52,936    18.1%     $19.40     2008
ABT Associates, Inc.                    34,756    11.9%     $18.89     2002
Gino's East Corporation                 14,743     5.1%     $18.01     2006

----------
Market average office rental rates are $18.00/sf - $20.00/sf
Market average retail rental rates are $30.00/sf - $35.00/sf


CURRENT OCCUPANCY:          91.8% (as of 9/13/01)

HISTORICAL NOI:
       FY 2000:             $3,542,902
       FY 1999:             $3,454,726

UW NOI:                     $3,461,420

UW NET CASH FLOW:           $3,022,641

APPRAISED VALUE:            $36,000,000

APPRAISAL DATE:             9/18/01


--------------------------------------------------------------------------------



                   [640 NORTH LASALLE STREET PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                                SADDLEBROOK FARMS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
Principal Balance:          $23,800,000               $23,779,509

% OF POOL BY IPB:           2.7%

SELLER:                     JPM

LOAN DATE:                  10/29/01

INTEREST RATE:              6.7500%

MAT/ARD DATE:               11/1/06

REMAINING AMORTIZATION:     359 months

SPONSOR:
Charles Fanaro has extensive experience in the ownership and management of manufactured housing communities. Mr. Fanaro began the construction of Saddlebrook Farm in 1989.


REM. CALL PROTECTION:       Lo(24)/Def(33)/O(2)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAXES                                        $175,112             $43,778
INSURANCE                                      11,000                   -
REPLACEMENT RESERVES                                -               3,042
                                             --------             -------
TOTAL                                        $186,112             $46,820



CUT-OFF DATE LOAN/PAD:      $32,575

CUT-OFF DATE LTV:           76.0%

MATURITY/ARD LTV:           71.8%

UW DSCR:                    1.24x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Manufactured Housing Community

PADS:                       730

LOCATION:                   Round Lake Park, Illinois

YEAR BUILT/YEAR RENOVATED:  1989/2000

COLLATERAL:
The subject property is a five-star manufactured housing lakeside community for active adults 55 years of age and over. The property was built in 1989 on 326 acres, approximately 50 miles north of Chicago. Amenities include a lake lodge, picnic areas, walking trails, paddleboats and a victory garden.


CURRENT OCCUPANCY:          95.3% (as of 9/1/01)

HISTORICAL NOI:
 TTM (7/30/01):             $2,263,871
       FY 2000:             $2,081,614

UW NOI:                     $2,330,941

UW NET CASH FLOW:           $2,294,441

APPRAISED VALUE:            $31,300,000

APPRAISAL DATE:             7/31/01

--------------------------------------------------------------------------------



                       [SADDLEBROOK FARMS PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                                  DESERT PALMS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL               CUT-OFF DATE
                             --------               ------------

PRINCIPAL BALANCE:          $21,400,000             $21,400,000

% OF POOL BY IPB:           2.5%

SELLER:                     CIBC

LOAN DATE:                  11/29/01

INTEREST RATE:              7.5500%

MAT/ARD DATE:               12/1/11

REMAINING AMORTIZATION:     360 months

SPONSOR:
Scott Cole, a principal of the Cole Companies, owns more than 33 commercial properties. The retail ownership is comprised of 17 properties ranging from 27,000 square feet to 245,000 square feet. Cole Companies, Inc. has a commercial real estate portfolio valued in excess of $100 million.


REM. CALL PROTECTION:       Lo(24)/Def(92)/O(4)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAX                                          $176,667             $35,333
INSURANCE                                      37,843               3,154
TI/LC*                                          5,833               5,833
REPLACEMENT RESERVES                            1,741               1,741
OTHER                                         401,741                   -
                                             --------             -------
TOTAL                                        $623,825             $46,061


CUT-OFF DATE LOAN/SF:       $65

CUT-OFF DATE LTV:           79.3%

MATURITY/ARD LTV:           70.1%

UW DSCR:                    1.29x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Anchored Retail

SQUARE FEET:                330,976

LOCATION:                   Phoenix, Arizona

YEAR BUILT/YEAR RENOVATED:  2000

COLLATERAL:
The subject is an anchored retail center located in Phoenix, Arizona. It is currently 97.2% occupied by 21 tenants and 3 anchors. The center is also shadow anchored by a Home Depot and Walgreens, which are not included in the collateral.


MAJOR TENANTS:

                                                                       LEASE
TENANT                                    SF       % SF    RENT PSF   EXP. YR.
------                                    --       ----    --------   --------
Wal-Mart (Aa2/AA)                      191,721    57.9%      $3.88     2019
Arcadia Ice Rink                        31,679     9.6%         NA     2011
Staples (Baa2/BBB-)                     23,942     7.2%     $14.51     2016


CURRENT OCCUPANCY:          97.2% (as of 9/29/01)

HISTORICAL NOI:
 TTM (9/30/01):             $2,163,346
       FY 2000:             $1,697,504

UW NOI:                     $2,421,871

UW NET CASH FLOW:           $2,327,825

APPRAISED VALUE:            $27,000,000

APPRAISAL DATE:             10/18/01


--------------------------------------------------------------------------------



                           [WAL-MART PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                         AFFINITY GROUP, INC. PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------


                             ORIGINAL               CUT-OFF DATE
                             --------               ------------
PRINCIPAL BALANCE:          $21,360,000             $21,360,000
% OF POOL BY IPB:           2.4%

SELLER:                     CIBC

LOAN DATE:                  12/5/01

INTEREST RATE:              8.4500%

MAT/ARD DATE:               1/1/12

REMAINING AMORTIZATION:     300/330 months

SPONSOR:
AGI Real Estate Holding, Inc., a wholly-owned subsidiary of AGHI was formed to own and operate the property. AGHI is a wholly owned subsidiary and the sole asset owned by AGI Holding Corp.

REM. CALL PROTECTION:       Lo(23)/Def(93)/O(4)

CROSS-COLLATERALIZATION:    Yes

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAX                                           $97,117             $20,223
INSURANCE                                      53,569              10,714
REPLACEMENT RESERVES                            5,096               5,096
TI/LC                                         900,000                   -
                                           ----------             -------
TOTAL                                      $1,055,782             $36,033


CUT-OFF DATE LOAN/SF:       $59

CUT-OFF DATE LTV:           67.1%

MATURITY/ARD LTV:           57.0%

UW DSCR:                    1.32x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Portfolio


PROPERTY TYPE:              Office/Industrial/Retail

SF:                         359,602

LOCATION:                   Michigan, California, Florida & Kentucky

YEAR BUILT/YEAR RENOVATED:  1973-1989/1995

COLLATERAL:
The subjects are cross-collateralized and cross-defaulted loans in various markets across the US. The portfolio consists of four retail properties, two office buildings and a distribution facility, all of which are 100% occupied by Affinity Group, Inc. AGI is a member-based direct marketing company primarily engaged in selling club memberships, publication products and services to selected recreational affinity groups.


                        PROPERTY                 BASE
PROPERTY                    TYPE         SF   RENT/SF      LOAN AMT     LOAN/SF
--------                    ----         --   -------      --------     -------
Bowling Green, KY         Office     31,278    $9.90     $1,975,000      $63.14
Ventura, CA               Office     74,176   $13.20     $6,450,000      $86.96
Bakersfield, CA       Industrial     85,757    $3.12     $1,850,000      $21.57
Bowling Green, KY         Retail     32,282    $2.35       $385,000      $11.93
Kissimmee, FL             Retail     58,382    $9.00     $3,625,000      $62.09
La Mirada, CA             Retail     33,479   $17.40     $4,135,000     $123.51
Belleville, MI            Retail     44,248   $11.00     $2,940,000      $66.44


CURRENT OCCUPANCY:          100.0% (as of 11/1/01)

UW NOI:                     $2,884,910

UW NET CASH FLOW:           $2,692,627

APPRAISED VALUE:            $31,830,000

APPRAISAL DATE:             Various


--------------------------------------------------------------------------------



                     [AFFINITY GROUP, INC. PICTURE OMITTED]



--------------------------------------------------------------------------------

 THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                      CONTACT YOUR SALES REPRESENTATIVE.


                                BULFINCH TRIANGLE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL               CUT-OFF DATE
                             --------               ------------

PRINCIPAL BALANCE:          $17,225,000               $17,182,206

% OF POOL BY IPB:           2.0%

SELLER:                     CIBC

LOAN DATE:                  7/16/01

INTEREST RATE:              7.6400%

MAT/ARD DATE:               8/1/11

REMAINING AMORTIZATION:     356 months

SPONSOR:
Labe Twersky has been an active investor in the U.S. real estate market for more than fifteen years, and serves as President of Daejan Holdings (U.S.) Inc.
Mr. Twersky and a number of associates founded Residential Management, Inc. which currently manages over 4,500 residential apartments, 145,000 square feet of retail space, and 635,000 square feet of office space in Boston, Philadelphia, and the Washington D.C. corridor.

REM. CALL PROTECTION:       Lo(24)/Def(88)/O(4)

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                                          UPFRONT ESCROW      MONTHLY BALANCE
                                          --------------      ---------------
TAX                                           $52,315             $26,157
INSURANCE                                      26,052               2,368
REPLACEMENT RESERVES                            1,261               1,261
TI/LC*                                         16,667              16,667
OTHER                                         367,505                   -
                                             --------             -------
TOTAL                                        $463,800             $46,453

*TI/LC Monthly Reserve capped at $800,000

CUT-OFF DATE LOAN/SF:       $170

CUT-OFF DATE LTV:           71.6%

MATURITY/ARD LTV            63.6%

UW DSCR:                    1.29x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              CBD Office

SF:                         100,868

LOCATION:                   Boston, MA

YEAR BUILT/YEAR RENOVATED:  1889/1985

COLLATERAL:
The subject property is a Class B office building located in Boston, MA. Traditional office space is found throughout the six-story building except for its first floor bank branch, first floor restaurant, and basement storage space. The subject was originally constructed as two separate buildings in 1889, but underwent an extensive renovation between 1984-1985 to combine the two buildings into one and convert it to its current office/retail format.

MAJOR TENANTS:

                                                                       LEASE
TENANT                                    SF       % SF    RENT PSF   EXP. YR.
------                                    --       ----    --------   --------
MA Attorney General                     54,280    53.8%     $38.54     2005
Feeley & Driscoll, P.C.                 23,167    23.0%     $42.00     2011
Galway, Inc.                            11,868    11.8%     $11.50     2012


CURRENT OCCUPANCY:          100.0% (as of 8/31/01)

HISTORICAL NOI:
 TTM (8/31/01):             $2,076,317
       FY 2000:             $1,283,839

UW NOI:                     $2,094,213

UW NET CASH FLOW:           $1,883,066

APPRAISED VALUE:            $24,000,000

APPRAISAL DATE:             5/23/01


--------------------------------------------------------------------------------



                       [BULFINCH TRIANGLE PICTURE OMITTED]



--------------------------------------------------------------------------------

                                    ANNEX D
                                    -------

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

                                 TRUSTEE REPORT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14- 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================

                                    DEPOSITOR
================================================================================

     J.P Morgan Chase Commercial Mortgage Securities Corp.
     270 Park Avenue, 10th Floor
     New York, NY 10017

     Contact:       Brian Baker
     Phone Number:  (212) 834-3813
================================================================================

                                 MASTER SERVICER
================================================================================

     First Union National Bank
     Charlotte Plaza, Floor 23 NC-1075
     201 South College Street
     Charlotte, NC 28288

     Contact:          Timothy S. Ryan
     Phone Number:     (704) 593-7878

================================================================================

                                SPECIAL SERVICER
================================================================================

     First Union National Bank
     Charlotte Plaza, Floor 23 NC-1075
     201 South College Street
     Charlotte, NC 28288

     Contact:          TBD
     Phone Number:

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
                Through  Original  Beginning   Principal      Interest    Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution  Penalties   Expenses  Distribution  Balance    Level
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-3F          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    NR           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    LR           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Penalties  Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class                  Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
              CUSIP      Balance   Distribution  Distribution    Penalties   Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3F                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    NR                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    LR                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution   Penalties      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

          MASTER SERVICING FEE BREAKDOWNS

Current Period Accrued Master Servicing Fees                     0.00
Less Delinquent Master Servicing Fees                            0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

--------------------------------------------------------------------------------------------------------------
            Interest     Net Aggregate        Previously      Optimal Interest                   Remaining
Class        Accrual       Prepayment       Unpaid Interest     Distribution        Interest  Interest Shortfall
             Amount     Interest Shortfall  Shortfall Amount        Amount        Distribution     Amount
--------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00
 A-3F          0.00             0.00               0.00                0.00             0.00         0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00
--------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00
==============================================================================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                 0.00

Net Prepayment Interest Shortfall Amount          0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Master Servicing Fee          0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Liquidation Fees              0.00
Aggregate Amount of Trustee Fee                   0.00

Specially Serviced Loans not Delinquent              0
     Number of Outstanding Loans                  0.00
     Aggregate Unpaid Principal Balance           0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Date Appraisal
  Loan         Reduction       ASER          Reduction
 Number        Effected       Amount          Effected
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

(1) The Available Distribution Amount includes any Prepayment Premiums.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-3F
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:   01/16/2002
Record Date:    12/31/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES



                          DEBT SERVICE COVERAGE RATIO(1)
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------




                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                  GROSS MARGINS
--------------------------------------------------------------------------------
                                           % of
         Gross         # of   Scheduled   Agg.     WAM               Weighted
       Margins         Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------




                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.
--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------
                                                                                  Anticipated
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date
--------------------------------------------------------------------------------------------------------












--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
 Neg.      Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
Amort      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
(Y/N)       Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Amortization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-------------------------------------------------------------------------------------------------------
                                                  Principal Prepayment Amount
                Offering Document    ------------------------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount          Prepayment Premiums
-------------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------------
  Totals
-------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance
-------------------------------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Modifications       Curtailments        Payoff         Next Weighted Avg.
#  Balance          #   Amount        #   Amount        Coupon      Remit      WAM
------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure    Principal      Servicing    Bankruptcy    REO
Loan Number        Date         Balance       Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less                  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Balloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

**   Outstanding P&I Advances include the current period advance.
--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property           Interest  Actual   Operating
 Number  Cross-Reference    Date    Code (1)      Balance     Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                    Remaining
Loan     DSCR              Note      Maturity     Amortization
Number   Date     DSCR     Date       Date          Term
------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

 ------------------------------------------
 For Additional Information, please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 ------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

-------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
             Offering        Resolution      Site
 Loan        Document        Strategy      Inspection                Appraisal  Appraisal      Other REO
 Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC3

------------------------------------------
For Additional Information, please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:      01/16/2002
Record Date:       12/31/2001

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number    Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
-----------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)



[GRAPHIC OMITTED]



     J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                              ------------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                November 16, 2001

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT ......................................   ii
SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates may be
      Limited Because of Their Characteristics          9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........   10
   Prepayments of the Mortgage Assets will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   15
   Assignment of Leases and Rents May Be
      Limited By State Law .........................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management
      May Adversely Affect the Performance
      of the Related Mortgaged Property ............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   17
   Rights Against Tenants may be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...............................   17
   Inspections of the Mortgaged Properties
      will be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act may result in Additional
      Losses .......................................   18
   Litigation Concerns .............................   18

   Some Certificates May Not be
      Appropriate for ERISA Plans ..................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   20
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .........   20
DESCRIPTION OF THE TRUST FUNDS .....................   21
   General .........................................   21
   Mortgage Loans ..................................   21
   MBS .............................................   25
   Certificate Accounts ............................   26
   Credit Support ..................................   26
   Cash Flow Agreements ............................   26
YIELD AND MATURITY CONSIDERATIONS ..................   27
   General .........................................   27
   Pass-Through Rate ...............................   27
   Payment Delays ..................................   27
   Certain Shortfalls in Collections of
      Interest .....................................   27
   Yield and Prepayment Considerations .............   28
   Weighted Average Life and Maturity ..............   30
   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ....................   31
THE DEPOSITOR ......................................   34
USE OF PROCEEDS ....................................   34
DESCRIPTION OF THE CERTIFICATES ....................   35
   General .........................................   35
   Distributions ...................................   35
   Distributions of Interest on the
      Certificates .................................   36
   Distributions of Principal on the
      Certificates .................................   37
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in
      Respect of Equity Participations .............   38
   Allocation of Losses and Shortfalls .............   38
   Advances in Respect of Delinquencies ............   38

   Reports to Certificateholders ................    39
   Voting Rights ................................    40
   Termination ..................................    41
   Book-Entry Registration and Definitive
      Certificates ..............................    41
DESCRIPTION OF THE POOLING
 AGREEMENTS .....................................    43
   General ......................................    43
   Assignment of Mortgage Loans;
      Repurchases ...............................    43
   Representations and Warranties;
      Repurchases ...............................    44
   Collection and Other Servicing
      Procedures ................................    45
   Sub-Servicers ................................    46
   Special Servicers ............................    46
   Certificate Account ..........................    46
   Modifications, Waivers and Amendments
      of Mortgage Loans .........................    49
   Realization Upon Defaulted Mortgage
      Loans .....................................    50
   Hazard Insurance Policies ....................    50
   Due-on-Sale and Due-on-Encumbrance
      Provisions ................................    51
   Servicing Compensation and Payment of
      Expenses ..................................    51
   Evidence as to Compliance ....................    52
   Certain Matters Regarding the Master
      Servicer and the Depositor ................    52
   Events of Default ............................    52
   Amendment ....................................    53
   List of Certificateholders ...................    53
   The Trustee ..................................    54
   Duties of the Trustee ........................    54
   Certain Matters Regarding the Trustee ........    54
   Resignation and Removal of the Trustee........    54
DESCRIPTION OF CREDIT SUPPORT ...................    56
   General ......................................    56
   Subordinate Certificates .....................    56
   Cross-Support Provisions .....................    57
   Insurance or Guarantees with Respect to
      Mortgage Loans ............................    57
   Letter of Credit .............................    57
   Certificate Insurance and Surety Bonds .......    57
   Reserve Funds ................................    57
   Credit Support with Respect to MBS ...........    58
CERTAIN LEGAL ASPECTS OF MORTGAGE
 LOANS ..........................................    58
   General ......................................    58

   Types of Mortgage Instruments ................    59
   Leases and Rents .............................    59
   Personalty ...................................    59
   Foreclosure ..................................    59
   Bankruptcy Laws ..............................    63
   Environmental Risks ..........................    66
   Due-on-Sale and Due-on-Encumbrance ...........    67
   Subordinate Financing ........................    68
   Default Interest and Limitations on
      Prepayments ...............................    68
   Applicability of Usury Laws ..................    68
   Soldiers' and Sailors' Civil Relief Act of
      1940 ......................................    69
   Type of Mortgaged Property ...................    69
   Americans with Disabilities Act ..............    69
   Forfeitures In Drug and RICO
      Proceedings ...............................    70
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES .................................    71
   Federal Income Tax Consequences for
      REMIC Certificates ........................    71
      General ...................................    71
      Status of REMIC Certificates ..............    71
      Qualification as a REMIC ..................    72
      Taxation of Regular Certificates ..........    74
      Taxation of Residual Certificates .........    82
      Taxes That May Be Imposed on the
         REMIC Pool .............................    90
      Liquidation of the REMIC Pool .............    91
      Administrative Matters ....................    91
      Limitations on Deduction of Certain
         Expenses ...............................    91
      Taxation of Certain Foreign Investors .....    92
      Backup Withholding ........................    93
      Reporting Requirements ....................    93
   Federal Income Tax Consequences for
      Certificates as to Which No REMIC
      Election Is Made ..........................    95
      Standard Certificates .....................    95
      Stripped Certificates .....................    98
      Reporting Requirements and Backup
         Withholding ............................   101
      Taxation of Certain Foreign Investors .....   101
   STATE AND OTHER TAX
      CONSIDERATIONS ............................   102
   CERTAIN ERISA CONSIDERATIONS .................   102
      General ...................................   102
      Plan Asset Regulations ....................   103
      Administrative Exemptions .................   103

      Insurance Company General Accounts .........   103
      Unrelated Business Taxable Income;
         Residual Certificates ...................   104
   LEGAL INVESTMENT ..............................   104
   METHOD OF DISTRIBUTION ........................   106

   INCORPORATION OF CERTAIN
      INFORMATION BY REFERENCE ...................   107
   LEGAL MATTERS .................................   108
   FINANCIAL INFORMATION .........................   108
   RATING ........................................   108

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.


Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.


Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.


Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.


Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.


The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:


A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                               o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                               o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                               o  may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                               o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                               o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                               o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.


C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.


D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                               o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;


                               o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                               o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                               o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                               o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o  provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                               o provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates...............   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; Variability in Average Life of Offered Certificates; Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.

Distributions of Principal of
 the Certificates...........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.


Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.


Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.


Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
   CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
   PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of their stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability

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

to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.


     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and


     (b) the greater the cushion provided to the lender against loss on liquidation following a default.


     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

   Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

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

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.


     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:


     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

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

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a

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

planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

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

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of

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

credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of The JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.


     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

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

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

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

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

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     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017,
Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan

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

documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.


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

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;


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

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

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

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

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     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and

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reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

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

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that

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certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its

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

best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the

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

method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be

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covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in

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one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans

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current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

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     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents

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and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the

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lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an

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automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the

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courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within

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certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

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     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping

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centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute, also known as "RICO," can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement, and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in

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the same proportion that the assets of the REMIC Pool would be treated as
"loans...secured by an interest in real property which is...residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in

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effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

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(1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General.

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in

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accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

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     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily

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portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or


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    (d)   a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or

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adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

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     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular

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Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss

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with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES


Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest

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and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible

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acceleration of the income of Residual Certificateholders described under
"--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated


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above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

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     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of

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          directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
          Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that

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the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a third requirement has been added that must be satisfied in one of two alternative ways. First, proposed Treasury regulations (the "Proposed Regulations") would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii)the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);
(ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective February 4, 2000 unless and until changed by final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at

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or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to

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customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.


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Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $132,950 for 2001 ($66,475 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of

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itemized deductions otherwise allowable for that year. In the case of a REMIC
Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS


Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued final regulations (the "New Regulations") which provide new methods of satisfying the beneficial ownership certification requirement described above. The New Regulations became effective January 1, 2001. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through

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rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt

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holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $132,950 for 2001 ($66,475 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property which is...residential real property" within the meaning

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          of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--

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Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be

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capital gain or loss if the Standard Certificate was held as a capital asset.
However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates-- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects

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at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into

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account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of


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     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount

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

recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to a Plan.

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

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions

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

of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

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

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by

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

reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                   PAGE

                                                 -------
1998 Policy Statement ........................      106
401(c) Regulations ...........................      104
Accrual Certificates .........................       36
Accrued Certificate Interest .................       36
ADA ..........................................       69
Amendments ...................................      103
ARM Loans ....................................       24
Available Distribution Amount ................       36
Bankruptcy Code ..............................       61
Book-Entry Certificates ......................       35
Cash Flow Agreement ..........................       27
Certificate Owner ............................       42
certificateholder ............................       71
Code .........................................       40
Cooperatives .................................       21
CPR ..........................................       30
Debt Service Coverage Ratio ..................       22
defective obligation .........................       73
Definitive Certificates ......................       35
Depositor ....................................       21
Determination Date ...........................   27, 36
Direct Participants ..........................       41
Disqualified Organization ....................       86
Distribution Date Statement ..................       39
DOL ..........................................      103
DTC ..........................................       35
Due Dates ....................................       24
Due Period ...................................       27
EDGAR ........................................      108
electing large partnership ...................       87
Equity Participation .........................       24
excess inclusion .............................       85
excess servicing .............................       97
Exemptions ...................................      103
FAMC .........................................       25
FHLMC ........................................       25
FNMA .........................................       25
foreclosure ..................................       63
Garn Act .....................................       67
GNMA .........................................       25
holder .......................................       71
Indirect Participants ........................       41
Insurance and Condemnation Proceeds ..........       47
L/C Bank .....................................       57
Liquidation Proceeds .........................       47
Lock-out Date ................................       24
Lock-out Period ..............................       24
market discount ..............................       79


                                           PAGE

                                          -----
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
mortgages .............................     58
NCUA ..................................    105
Net Leases ............................     23
Net Operating Income ..................     22
New Regulations .......................     92
Non-SMMEA Certificates ................    104
Non-U.S. Person .......................     92
Nonrecoverable Advance ................     38
OCC ...................................    105
OID Regulations .......................     75
OTS ...................................    106
Participants ..........................     41
Parties in Interest ...................    102
Pass-Through Entity ...................     87
Permitted Investments .................     46
Plans .................................    102
Pooling Agreement .....................     43
prepayment ............................     30
Prepayment Assumption .................     76
prepayment collar .....................     30
Prepayment Interest Shortfall .........     28
Prepayment Premium ....................     24
Proposed Regulations ..................     88
Random Lot Certificates ...............     75
Record Date ...........................     36
Reform Act ............................     74
Registration Statement ................    108
Regular Certificateholder .............     74
Related Proceeds ......................     38
Relief Act ............................     69
REMIC .................................      7
REMIC Certificates ....................     71
REMIC Pool ............................     71
REMIC Regulations .....................     71
REO Property ..........................     46
Residual Certificateholders ...........     82
Residual Certificates .................     36
Revenue Procedure .....................     88
RICO ..................................     70
SBJPA of 1996 .........................     72
Securities Act ........................    107


                                      PAGE

                                       -----
Senior Certificates ................     35
Servicing Standard .................     45
SMMEA ..............................    104
SPA ................................     30
Standard Certificateholder .........     95
Standard Certificates ..............     95
Startup Day ........................     72
Stripped Certificateholder .........    100
Stripped Certificates ..............     98
Sub-Servicing Agreement ............     46
Subordinate Certificates ...........     35
thrift institutions ................     85
Title V ............................     68
Treasury ...........................     71
U.S. Person ........................     88
Value ..............................     23
Warranting Party ...................     44

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       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                      -----------------------------------

                               TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Certificates .............................................      S-6
Summary of Terms ....................................................      S-7
Risk Factors ........................................................     S-25
Description of the Mortgage Pool ....................................     S-48
Description of the Certificates .....................................     S-87
Servicing of the Mortgage Loans .....................................    S-115
Description of the Swap Contract ....................................    S-133
Yield and Maturity Considerations ...................................    S-136
Certain Federal Income Tax Consequences .............................    S-142
Method of Distribution ..............................................    S-146
Legal Matters .......................................................    S-147
Ratings .............................................................    S-147
Legal Investment ....................................................    S-147
ERISA Considerations ................................................    S-148
Index of Principal Definitions ......................................    S-151

                                   PROSPECTUS

Summary of Prospectus ...............................................     6
Risk Factors ........................................................    13
Description of the Trust Funds ......................................    23
Yield and Maturity Considerations ...................................    29
The Depositor .......................................................    35
Use of Proceeds .....................................................    35
Description of the Certificates .....................................    36
Description of the Pooling Agreements ...............................    44
Description of Credit Support .......................................    58
Certain Legal Aspects of Mortgage Loans .............................    61
Certain Federal Income Tax Consequences .............................    72
State and Other Tax Considerations ..................................    99
Certain ERISA Considerations ........................................   100
Legal Investment ....................................................   102
Method of Distribution ..............................................   104
Incorporation of Certain Information By Reference ...................   105
Legal Matters .......................................................   106
Financial Information ...............................................   106
Rating ..............................................................   106
Index of Principal Definitions ......................................   107

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
MARCH   , 2002.

                                  $737,158,000
                                  (APPROXIMATE)

                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.
                                   (DEPOSITOR)

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2001-CIBC3

                    Class A-1 Certificates      $ 51,429,000
                    Class A-2 Certificates      $175,139,000
                    Class A-3 Certficiates      $435,428,000
                    Class A-3F Certificates     $ 25,000,000
                    Class B Certificates        $ 37,076,000
                    Class C Certificates        $ 13,086,000

             -----------------------------------------------------
                    P R O S P E C T U S  S U P P L E M E N T
             -----------------------------------------------------
                                   JPMORGAN
                            CIBC WORLD MARKETS CORP.
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY

                               DECEMBER   , 2001

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